UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.        )

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☒    Definitive Proxy Statement

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☐    Soliciting Material under §240.14a-12

BLACKROCK, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒ No fee required ☐ Fee paid previously with preliminary materials ☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2022 Proxy Statement

Notice of Annual Meeting
May 25, 2022

BlackRock.

Delivering Value to Our

Stakeholders to Generate

Durable Returns For

Shareholders

BlackRock, Inc. (“BlackRock” or the “Company”) is a global asset manager with approximately 18,400 employees in more than 30 countries. Our purpose is to help more and more people experience financial well-being, and we do this by helping millions of people invest to build savings, making investing easier and more affordable, advancing sustainable investing and contributing to a more resilient economy that benefits more people. By operating with a strong sense of purpose each and every day, we position ourselves to deliver better outcomes for clients no matter the market environment, create opportunities for and deepen our connections with employees, support communities and generate more consistent financial results for shareholders.

We have continuously invested in our business to build the world’s most comprehensive, scaled investment platform across active and index funds, with solutions ranging from illiquid alternatives to cash management strategies. Our diverse investment platform is supported by our technology and risk management system, Aladdin®, which helps us better identify risks and opportunities and make portfolios more resilient for our clients. The stability of BlackRock’s globally integrated asset management and technology platform drives strong, long-term performance and consistent financial results, which allows us to continuously and deliberately invest in our business and enhances BlackRock’s ability to:

Generate	Leverage our scale	Return capital to

differentiated	for the benefit of our	shareholders on

organic growth	stakeholders	a consistent and

predictable basis

Over the long term, BlackRock has delivered on each of these pillars. We have generated differentiated organic growth and delivered operating margin expansion. We have prioritized investment in our business to first drive growth and then return excess cash flow to shareholders. Our capital return strategy has been balanced between dividends, where we target a 40-50% payout ratio, and a consistent share repurchase program.

Our framework for generating long-term shareholder value was developed in close collaboration with our Board of Directors (the “Board”), and the Board actively oversees our broader strategy and our ability to successfully execute it.

In 2022, we will continue to focus on the long-term and strategically and efficiently invest in BlackRock to optimize future growth to benefit our stakeholders. We will accelerate investments in areas we believe have high growth potential such as ETFs, illiquid alternatives and technology; keep active management at the heart of BlackRock; lead as a whole portfolio advisor across asset classes; and further integrate sustainability across our business.

BlackRock, Inc. 55 East 52nd Street New York, New York, 10055

April 14, 2022

To Our Shareholders:

Just as BlackRock is a fiduciary to our clients, helping them invest for the future, I recognize many of you are investing in BlackRock to achieve your own investment goals, and I want to thank you for your continued support and confidence in our company. On behalf of BlackRock and our Board of Directors, we hope that you and your loved ones are healthy and safe.

We welcome you to join us virtually on May 25, 2022 at 8:00 a.m. EDT for BlackRock’s Annual Meeting of Shareholders at www.virtualshareholdermeeting.com/BLK2022. You may vote your shares via the Internet and submit questions during the meeting. As we do each year, we will address the voting items in this year’s Proxy Statement and take your questions. Regardless of whether you plan to join the meeting, your vote is important, and we encourage you to review the enclosed materials and submit your proxy.

BlackRock is committed to living our purpose of helping more and more people experience financial well-being. Throughout our history, that has meant relentlessly focusing on helping our clients meet their investment goals and innovating to solve their most complex challenges. As a result of our consistent investments to build a comprehensive global investment and technology platform, more clients are coming to us than ever before, valuing our insights, breadth of solutions and global footprint. BlackRock is building deeper partnerships with more clients across their whole portfolio.

Our record 2021 results are a testament to the trust our clients place in us to help them navigate uncertain markets and achieve their desired financial outcomes.

BlackRock delivered the strongest organic growth in our history last year, even as our assets under management reached new highs. We generated $540 billion of net inflows in 2021, representing a record 11% organic base fee growth. Importantly, our growth is more diversified than ever before. In 2021, our active platform, including alternatives, contributed $267 billion in inflows, representing nearly half of total net inflows. ETFs remained a significant growth driver with record flows of $306 billion. And our technology services revenue grew by 12%, reaching $1.3 billion. We have conviction in our ability to continue generating differentiated organic growth over the long-term because we have built our platform with the goal of helping clients meet their objectives in all market environments. And we continue to invest in our platform and embrace new market opportunities to stay ahead of their evolving needs.

We have conviction in our ability to continue generating differentiated organic growth over the long-term because we have built our platform with the goal of helping clients meet their objectives in all market environments. And we continue to invest in our platform and embrace new market opportunities to stay ahead of their evolving needs.

Strong momentum across our entire business drove record financial results in 2021 as we executed on our shareholder value framework. BlackRock delivered 20% revenue growth, 19% operating income growth(1) and 16% EPS growth(1), and we expanded our operating margin year-over-year. After investing back in our business to serve all our stakeholders, we returned approximately $3.7 billion of cash to shareholders through a combination of dividends and share repurchases.

The Russian invasion of Ukraine is transforming the world, and while it’s impossible to predict precisely what path this war will take, there is no doubt that the implications of these events will be with us for years to come. As I wrote in my Chairman’s Letter to Shareholders, this will be a turning point in the world order that redefines geopolitics, macro-economic trends and capital markets. BlackRock remains guided by our clients’ needs, and we are focused on understanding the implications for our clients and their investment objectives.

BlackRock is fortunate to be guided by our diverse and engaged Board. BlackRock’s Board plays an integral role in our governance, strategy, growth and success. It has always been important that our Board functions as a key strategic governing body that both challenges and advises our leadership team and guides BlackRock into the future. It is also critical that we have a robust corporate governance framework to ensure we are executing on our strategy, fulfilling our fiduciary responsibilities to clients and serving all of our stakeholders over the long-term.

Just as we take a long-term approach to investing on behalf of our clients, we manage BlackRock for the long-term. And we will continue to invest in our business to serve clients, inspire our employees and support our communities, so we can continue delivering durable profits for you, our shareholders, and make a positive impact on society today and over the long-term.

Thank you again for your continued commitment to BlackRock.

Sincerely, Laurence D. Fink
Chairman and Chief Executive Officer

(1)

Operating income growth and EPS growth are shown on an “as adjusted” basis. For a reconciliation with GAAP, please see Annex A. See footnote 1 on page 7 for additional information on updates to certain non-GAAP definitions beginning in the first quarter of 2022.

BLACKROCK, INC. 2022 PROXY STATEMENT

  Notice of 2022

  Annual Meeting of

  Shareholders

Annual Meeting of Shareholders

Date & Time	Location	Record Date

Wednesday, May 25, 2022	www.virtualshareholdermeeting.com/	Monday, March 28, 2022

8:00 a.m. EDT	BLK2022

Voting Matters

At or before the 2022 Annual Meeting of Shareholders (“Annual Meeting”), we ask that you vote on the following items:

Proposal	Board Recommendation	Page Reference

Item 1 Election of Directors	Vote FOR each director nominee	11

Item 2 Approval, in a Non-Binding Advisory Vote, of the Compensation for Named Executive Officers	Vote FOR	54

Item 3 Ratification of the Appointment of the Independent Registered Public Accounting Firm	Vote FOR	93

Item 4 Shareholder Proposal – Adopt Stewardship Policies Designed to Curtail Corporate Activities that Externalize Social and Environmental Costs	Vote AGAINST	96

BLACKROCK, INC. 2022 PROXY STATEMENT

Your vote is important — How to vote:

Internet	Mail
Visit the website listed on your proxy card. You will need the control number that appears on your proxy card when you access the web page.	Complete and sign the proxy card and return it in the enclosed postage pre-paid envelope.

Telephone	During the Meeting

If your shares are held in the name of a broker, bank or other nominee: Follow the telephone voting instructions, if any, provided on your voting instruction card. If your shares are registered in your name: Call 1-800-690-6903 and follow the telephone voting instructions. You will need the control number that appears on your proxy card.

This year’s meeting will be virtual. For details on voting your shares during the Annual Meeting, see “Questions and Answers About the Annual Meeting and Voting.”

Please note that we are furnishing proxy materials and access to our Proxy Statement to our shareholders via our website instead of mailing printed copies to each of our shareholders. By doing so, we save costs and reduce our impact on the environment.

Beginning on April 14, 2022, we will mail or otherwise make available to each of our shareholders a Notice of Internet Availability of Proxy Materials, which contains instructions on how to access our proxy materials and vote online. If you attend the Annual Meeting virtually, you may withdraw your proxy and vote online during the Annual Meeting if you so choose.

Your vote is important, and we encourage you to vote promptly, whether or not you plan to attend the Annual Meeting.

List of Shareholders Entitled to Vote at the Annual Meeting:

For information regarding how to access the names of registered shareholders entitled to vote at the Annual Meeting, see “Who is entitled to vote?” under “Questions and Answers About the Annual Meeting and Voting” in this Proxy Statement.

By Order of the Board of Directors,

R. Andrew Dickson III Corporate Secretary April 14, 2022	BlackRock, Inc. 55 East 52nd Street, New York, New York 10055

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting to be held on Wednesday, May 25, 2022: our Proxy

Statement and 2021 Annual Report are available free of charge on our website at http://ir.blackrock.com/

BLACKROCK, INC. 2022 PROXY STATEMENT

[THIS PAGE INTENTIONALLY LEFT BLANK]

Index of Frequently Requested Information

BlackRock’s Impact on its People	41

Board and Committee Oversight of ESG	37-38

Sustainability at BlackRock	39

Board Skills and Experience Matrix	15

Board Diversity	14

Board and Committee Oversight of Cybersecurity	37

CEO Pay Ratio	91

Clawback Policy	83

Hedging and Pledging Policy	83

Peer Group	67

Public Policy Engagement	44

Stock Ownership Guidelines for Directors	46

Stock Ownership Guidelines for NEOs	83

BLACKROCK, INC. 2022 PROXY STATEMENT    i

Helpful Resources

Where You Can Find

More Information

Annual Meeting

Proxy Statement:

http://ir.blackrock.com/financials/annual-reports-and-proxy

Annual Report:

http://ir.blackrock.com/financials/annual-reports-and-proxy

Voting Your Proxy via the Internet Before the

Annual Meeting:

www.proxyvote.com

Board of Directors

http://ir.blackrock.com/board-of-directors

Communications with the Board

http://ir.blackrock.com/governance-overview under the heading

“Contact Our Board of Directors”

Governance Documents

http://ir.blackrock.com/governance-overview

•	Categorical Standards of Director Independence

•	Corporate Governance Guidelines

•	Committee Charters

•	Code of Business Conduct and Ethics

•	Code of Ethics for Chief Executive and Senior Financial Officers

•	Lead Independent Director Guidelines

Investor Relations

http://ir.blackrock.com

Sustainability

www.blackrock.com/corporate/sustainability

Other

Public Policy “Insights”:

www.blackrock.com/corporate/insights/public-policy

Lobbying Disclosure Act:

www.senate.gov/legislative/lobbyingdisc.htm

Federal Election Commission:

www.fec.gov/data/reports/pac-party

Definition of Certain Terms

or Abbreviations

AUM	Assets under Management

CEO	Chief Executive Officer

CFO	Chief Financial Officer

Committees	The Audit, Management Development & Compensation, Nominating, Governance & Sustainability, Risk and Executive Committees

COO	Chief Operating Officer

DEI	Diversity, equity and inclusion

Deloitte	Deloitte & Touche LLP

ESG	Environmental, social and governance

GAAP	Generally Accepted Accounting Principles in the United States

GEC	Global Executive Committee

MDCC	Management Development & Compensation Committee

NEO	Named Executive Officer

NGSC	Nominating, Governance & Sustainability Committee

NTM	Next Twelve Months

NYSE	New York Stock Exchange

PAC	Political Action Committee

RSU	Restricted Stock Unit

SASB	Sustainability Accounting Standards Board

SEC	Securities and Exchange Commission

TCFD	Task Force for Climate-Related Financial Disclosures

Traditional Peers	Traditional Peers refers to public company asset managers: Alliance Bernstein, Affiliated Managers Group, Franklin Resources, Invesco and T. Rowe Price

ii     BLACKROCK, INC. 2022 PROXY STATEMENT

Proxy Summary

This summary provides an overview of selected information in this year’s Proxy Statement. We encourage you to read the entire Proxy Statement before voting.

Annual Meeting of Shareholders

Date & Time	Location	Record Date

Wednesday, May 25, 2022	www.virtualshareholdermeeting.com/	Monday, March 28, 2022
8:00 a.m. EDT	BLK2022

Voting Matters

Shareholders will be asked to vote on the following matters at the Annual Meeting:

Proposal	Board Recommendation	Page Reference

Item 1. Election of Directors The Board believes that each of the director nominees has the knowledge, experience, skills and background necessary to contribute to an effective and well-functioning Board.	Vote FOR each director nominee	11

Item 2. Approval, in a Non-Binding Advisory Vote, of the Compensation for Named Executive Officers BlackRock seeks a non-binding advisory vote from its shareholders to approve the compensation of the NEOs as disclosed in this Proxy Statement. The Board values the opinions of our shareholders and will take into consideration the outcome of the advisory vote when considering future executive compensation decisions.	Vote FOR	54

Item 3. Ratification of the Appointment of the Independent Registered Public Accounting Firm The Audit Committee has appointed Deloitte to serve as BlackRock’s independent registered public accounting firm for the 2022 calendar year and this appointment is being submitted to our shareholders for ratification. The Audit Committee and the Board believe that the continued retention of Deloitte to serve as BlackRock’s independent auditor is in the best interests of the Company and its shareholders.	Vote FOR	93

Item 4. Shareholder Proposal – Adopt Stewardship Policies Designed to Curtail Corporate Activities that Externalize Social and Environmental Costs The Board believes that the actions requested by the proponent are unnecessary and not in the best interest of our shareholders.	Vote AGAINST	96

BLACKROCK, INC. 2022 PROXY STATEMENT	1

Proxy Summary  |  Governance Highlights

What’s New?

We continually review our approach to corporate governance, sustainability and compensation to make certain that BlackRock is in a position to consistently deliver on its commitment to sustaining a culture of high performance, collaboration, innovation and fiduciary responsibility. We believe providing a broader understanding of our perspectives on certain items will be beneficial to you as you consider this year’s voting matters. This year’s new or updated items include:

• Presentation of Board skills and experience, as well as diversity and demographics, in a matrix format – see “Board Skills and Experience Matrix” on page 15	• Disclosures of Board oversight of BlackRock’s Future of Work – see “Board Oversight of Culture and the Future of Work” on page 27

• Enhanced disclosures of Board oversight of culture – see “Our Board is deeply engaged in understanding the culture at BlackRock” on page 27	• Enhanced disclosures of Board and Committee oversight of ESG – see “Board and Committee Oversight of ESG” on pages 37-38

Governance Highlights

Board Composition

(17 director nominees)

The Board believes that its size, albeit larger than the average public company board, helps to achieve the diversity of thought, experience and geographical expertise necessary to oversee our large and complex global business. The range of insights and experience of our Board supports BlackRock’s business and strategic growth areas, which include our diverse platform of alpha-seeking active, index and cash management investment strategies across asset classes, as well as technology services and advisory services and solutions.

The NGSC regularly reviews the overall composition of the Board and its Committees to assess whether it reflects the appropriate mix of skills, experience, backgrounds and qualifications that are relevant to BlackRock’s current and future global business and strategy.

Board Tenure

The Board considers length of tenure when reviewing nominees in order to maintain an overall balance of experience, continuity and fresh perspective.

Board Refreshment

Thoughtful consideration is continuously given to the composition of our Board in order to maintain an appropriate mix of experience and qualifications, introduce new perspectives and broaden and diversify the views and experience represented on the Board.

Board Independence and Leadership

Each year the Board reviews and evaluates our Board leadership structure. The Board has appointed Laurence D. Fink as its Chairman and Murry S. Gerber as its Lead Independent Director.

2	BLACKROCK, INC. 2022 PROXY STATEMENT

Proxy Summary  |  Governance Highlights

Board Profile and Diversity

BlackRock and its Board believe diversity in the boardroom is critical to the success of the Company and its ability to create long-term value for our shareholders. The diverse backgrounds of our individual directors help the Board better oversee BlackRock’s management and operations and assess risk and opportunities for the Company from a variety of perspectives.

The Board has and will continue to make diversity in gender, race/ethnicity, age, career experience and nationality – as well as diversity of mind – a priority when considering director candidates.

Director self-identification of race/ethnicity: • 1 Black / African American • 1 Hispanic / Latin American • 1 Middle Eastern / North African

Core Director Qualifications and Experience

The NGSC and the Board take into consideration a number of factors and criteria when reviewing candidates for nomination to the Board. Core qualifications and areas of expertise represented by our director nominees include the following. For full descriptions of the qualification and experience categories, see “Board Skills and Experience Matrix” on page 15.

Oversight of ESG by BlackRock’s Board and Committees

BlackRock’s governance of ESG-related matters reflects our commitment to strong leadership and oversight of ESG at the senior management and Board levels. At BlackRock, ESG issues are integrated into and regularly part of Board-level discussions of firm and business line strategy, and responsibility for ESG oversight is shared across the full Board and its Committees.

Topics such as the following were reviewed by the Board and its Committees in the past year:

•	Integration of ESG factors into investment processes

•	Development of sustainable investment strategies

•	Investment stewardship priorities

•	Corporate sustainability strategy and disclosures

•	Human capital management strategies, including DEI

•	Legal and regulatory developments relating to sustainable investing strategies and products

•	Public policy priorities and activities

•	BlackRock’s philanthropic program and strategy

BLACKROCK, INC. 2022 PROXY STATEMENT	3

Proxy Summary  |  Governance Highlights

Our Director Nominees

	Age at Record Date			Committee Memberships (effective following the Annual Meeting)
Nominee		Primary Occupation	Director since	Audit	MDCC	NGSC	Risk	Executive

Bader M. Alsaad	64	Chairman of the Board and Director General of the Arab Fund for Economic & Social Development	2019			●	●

Pamela Daley	69	Former Senior Vice President of Corporate Business Development, General Electric Company	2014	●			●	●

Laurence D. Fink	69	Chairman and CEO of BlackRock	1999					●

Beth Ford	58	President and CEO of Land O’Lakes, Inc.	2021		●		●

William E. Ford	60	Chairman and CEO of General Atlantic	2018		●	●		●

Fabrizio Freda	64	President and CEO of Estée Lauder Companies Inc.	2012			●

Murry S. Gerber Lead Independent Director	69	Former Chairman and CEO of EQT Corporation	2000			●		●

Margaret “Peggy” L. Johnson	60	CEO of Magic Leap, Inc.	2018	●	●

Robert S. Kapito	65	President of BlackRock	2006

Cheryl D. Mills	57	Founder and CEO of BlackIvy Group	2013		●	●

Gordon M. Nixon	65	Former President and CEO of Royal Bank of Canada	2015		●	●		●

Kristin C. Peck	50	CEO of Zoetis, Inc.	2021	●

Charles H. Robbins	56	Chairman and CEO of Cisco Systems, Inc.	2017				●

Marco Antonio Slim Domit	53	Chairman of Grupo Financiero Inbursa, S.A.B. de C.V.	2011	●	●

Hans E. Vestberg	56	Chairman and CEO of Verizon Communications, Inc.	2021	●

Susan L. Wagner	60	Former Vice Chairman of BlackRock	2012	●			●	●

Mark Wilson	55	Co-Chairman and CEO of Abacai	2018	●			●

● Chairperson

4	BLACKROCK, INC. 2022 PROXY STATEMENT

Proxy Summary  |  Governance Highlights

Governance Practices

We are vocal advocates for the adoption of sound corporate governance policies that include strong Board leadership and strategic deliberation, prudent management practices and transparency.

Highlights of our governance practices include:

•	Annual election of directors

•	Majority voting for directors in uncontested elections

•	Lead Independent Director may call special meetings of directors without management present

•	Executive sessions of independent directors

•	Annual Board and Committee evaluations

•	Risk oversight by Board and Committees

•	Strong investor outreach program

•	Meaningful stock ownership requirements for directors and GEC members

•	Annual advisory vote on executive compensation
•	Proxy access for shareholders

•	Shareholder right to call special meetings

•	Annual review of Committee charters and Corporate Governance Guidelines

•	Human capital management oversight by the Board and its Committees

•	NGSC oversight of corporate and investment stewardship-related policies and programs relating to social, environmental and other sustainability matters; BlackRock’s philanthropy program and strategy; and corporate political activities

Stock Ownership Guidelines

Our stock ownership guidelines require the Company’s GEC members to own shares with a target value of:

•	$10 million for the CEO;

•	$5 million for the President; and

•	$2 million for all other GEC members.

As of December 31, 2021, all NEOs exceeded our stock ownership guidelines.

Shareholder Engagement and Outreach

Our Shareholder Engagement Process

We conduct shareholder outreach throughout the year to engage with shareholders on issues that are important to them. We report back to our Board on this engagement as well as specific issues to be addressed.

In the fall of 2021, we reached out to stewardship officers at our 50 largest shareholders, representing nearly 70% of our outstanding shares, to discuss corporate governance, executive compensation and sustainability topics outside of the proxy season. Eight shareholders requested and held meetings with members of our Investor Relations, Corporate Secretary, Executive Compensation and Corporate Sustainability teams.

BLACKROCK, INC. 2022 PROXY STATEMENT	5

Proxy Summary  |  Compensation Discussion and Analysis Highlights

Compensation Discussion and

Analysis Highlights

Compensation Policies and Practices

Our commitment to designing an executive compensation program that is consistent with responsible financial and risk management is reflected in the following policies and practices:

What We Do

  Review pay and performance alignment;

  Balance short- and long-term incentives, cash and equity, and fixed and variable pay elements;

  Maintain a clawback policy that allows for the recoupment of annual and long-term performance-based compensation in the event that financial results require a significant restatement due to the actions of an employee;

  Provide for the forfeiture of equity awards upon certain restrictive covenant breaches and other actions constituting cause for termination;

  Require one-year minimum vesting for awards granted under the BlackRock, Inc. Second Amended and Restated 1999 Stock Award and Incentive Plan (the “Stock Plan”);

  Maintain meaningful stock ownership and retention guidelines;

  Prohibit hedging, pledging or short selling of BlackRock securities by Section 16 officers and directors;

  Limit perquisites;

  Assess and mitigate compensation risk;

  Solicit an annual advisory vote on executive compensation; and

  Annually review the independence of the compensation consultant retained by the MDCC.

What We Don’t Do

  No ongoing employment agreements or guaranteed compensation arrangements for NEOs;

  No automatic single trigger vesting of equity awards or transaction bonus payments upon a change-in-control;

  No dividends or dividend equivalents on unearned RSUs, stock options or stock appreciation rights;

  No repricing of stock options;

  No cash buyouts of underwater stock options;

  No tax reimbursements for perquisites;

  No tax gross-ups for excise taxes;

  No supplemental retirement benefits for NEOs; and

  No supplemental severance benefits for NEOs beyond standard severance benefits under BlackRock’s Severance Pay Plan (the “Severance Plan’’).

Incentive Program – Pay-for-Performance Highlights

Our total annual compensation structure embodies our commitment to align pay with performance, as highlighted in the following Compensation Discussion and Analysis sections:

What to Look for	Where to Find it

Compensation program objectives	“Our Compensation Program” beginning on page 62

NEO pay determinations based on performance assessments that use weighted, pre-set objectives	“How We Determine Total Incentive Amounts for NEOs” on page 8

Financial performance as the highest weighted input for assessments, including relative performance	“2021 Financial Performance” on page 58 “2021 NEO Compensation and Performance Summaries” beginning on page 69

Total incentive outcomes tied to formulaic percentage ranges	“Pay and Performance Alignment for NEOs – Total Incentive Award Determination” on page 59 “NEO Total Annual Compensation Summary” on page 60

Disclosure of actual performance of historical incentive awards and pre-set financial goals for newly granted awards	“2021 BPIP Award Determination Matrix” on page 64 “2018 BPIP Award: Actual Performance and Payout” on page 65

6	BLACKROCK, INC. 2022 PROXY STATEMENT

Proxy Summary  |  Compensation Discussion and Analysis Highlights

2021 Financial Performance(1)

BlackRock’s 2021 results demonstrated the broad-based strength of our business. We generated a record $540 billion of total net inflows for the full year, representing 6% organic asset growth and 11% organic base fee growth. Strong growth across our entire business drove record financial results. BlackRock grew revenue by 20%, operating income, as adjusted, by 19% and EPS, as adjusted, by 16% year-over-year, and expanded our margin and returned approximately $3.7 billion to shareholders. Long-term investment performance results across our alpha-seeking and index strategies as of December 31, 2021 remain strong and are detailed in Part I, Item 1 – Business of our 2021 Form 10-K. BlackRock will continue to invest in our business for the long-term, and seek to deliver value for our stakeholders, including strong outcomes for clients and durable returns for shareholders.

Differentiated Organic Growth	Operating Leverage

BlackRock generated 6% organic asset growth and 11% organic base fee growth in 2021	BlackRock improved its Operating Margin, as adjusted, by 30 bps to 45.2% in 2021

Consistent Capital Return	Earnings Per Share

BlackRock returned $3.7 billion to shareholders in 2021	BlackRock grew diluted earnings per share, as adjusted, by 16% to $39.18 in 2021

(1)

Amounts in this section, where noted, are shown on an “as adjusted” basis. For a reconciliation with GAAP, please see Annex A. Beginning in the first quarter of 2022, BlackRock updated the definitions of operating income, as adjusted, operating margin, as adjusted, and net income attributable to BlackRock, Inc., as adjusted, to include adjustments related to amortization of intangible assets, other acquisition-related costs, including compensation costs for non-recurring retention-related deferred compensation awards, and contingent consideration fair value adjustments incurred in connection with certain acquisitions. The presentation of such updated measures, and their reconciliation to operating income, GAAP basis, operating margin, GAAP basis, and net income attributable to BlackRock, Inc., GAAP basis for the years ended December 31, 2020 and 2021 has been included in BlackRock’s earnings release for the three months ended March 31, 2022, which was furnished with BlackRock’s current report on Form 8-K on April 13, 2022. Unless otherwise indicated, references to operating income, as adjusted, operating margin, as adjusted, and net income attributable to BlackRock, Inc., as adjusted, in this Proxy Statement refer to the definitions in use prior to the first quarter of 2022 and not the updated definitions.

(2)	Traditional Peers refers to public company asset managers: Alliance Bernstein, Affiliated Managers Group, Franklin Resources, Invesco and T. Rowe Price.

BLACKROCK, INC. 2022 PROXY STATEMENT	7

Proxy Summary  |  Compensation Discussion and Analysis Highlights

How We Pay NEOs

Each of BlackRock’s NEOs, through their various roles and responsibilities, contributes to the firmwide objectives summarized below. Under the NEO total incentive award determination framework, the MDCC assesses each NEO’s performance individually, based on three categories, with 50% of the award opportunity dependent on BlackRock’s achievement of financial performance goals, 25% dependent on BlackRock’s progress towards meeting our strategic objectives as measured by our business strength, and 25% dependent on BlackRock’s progress towards meeting its ESG and organizational priorities. The MDCC’s performance assessment is directly related to each NEO’s total incentive outcome, which includes all variable pay.

For each NEO’s performance assessment, please refer to the section “2021 NEO Compensation and Performance Summaries” on page 69.

How We Determine Total Incentive Amounts for NEOs

BlackRock Performance % of Award Opportunity	Measures	Indicative BlackRock Performance Metrics

		2020	2021

Financial Performance	Net New Business ($ billion)	$391	$540
	Net New Base Fee Growth	7%	11%
	Operating Income, as adjusted(1) ($ million)	$6,284	$7,478
	Year-over-year change	+13%	+19%
	Operating Margin, as adjusted(1)	44.9%	45.2%
	Year-over-year change	+ 120bps	+ 30bps
	Diluted Earnings Per Share, as adjusted(1)	$33.82	$39.18
	Year-over-year change	+ 19%	+ 16%

Share Price Data	BLK	Traditional Peers(2)	S&P 500

NTM P/E Multiple(3)	21.9x	10.4x	21.7x

Total Shareholder Return(4) (1-year)	+ 29.4%	+ 45.5%	+ 28.7%

Total Shareholder Return(4) (3-year)	+ 35.9%	+ 22.0%	+ 26.1%

Total Shareholder Return(4) (5-year)	+ 22.1%	+ 11.1%	+ 18.5%

Business Strength

Deliver on commitments to clients

•   Successfully executed BlackRock’s growth strategy, delivering record total net inflows of $540 billion, representing 11% organic base fee growth, with AUM surpassing $10 trillion by the end of 2021.

•   Kept alpha at the heart of BlackRock with over 75% of active fixed income and active equity AUM outperforming their respective benchmarks or peer medians for the trailing 5-year period.

•   Greater than 97% of Index Equity and 85% of Index Fixed Income assets within index tracking targets across 1, 3 and 5-year horizons.

Grow with our clients’ needs and evolve how we serve clients

•   Generated a record $1.3 billion in technology services revenue and continued to invest in technology to scale our operations and support future growth, innovation and operating leverage.

•   Raised a record $42 billion of client capital for BlackRock’s alternative strategies platform across infrastructure, private credit, real estate and private equity strategies.

•   Expanded client reach with successful launches of BlackRock’s wholly owned Fund Management Company and Wealth Management Company joint venture in China.

Lead in a changing world

•   Pioneered proxy voting choice for $2 trillion of index equity assets, enabling clients to have a voice in how shares held in segregated mandates or certain pooled funds are voted.

•   Set and delivered on “net zero” commitments that demonstrated leadership spanning investment management, stewardship, corporate initiatives, and measurement and transparency.

8	BLACKROCK, INC. 2022 PROXY STATEMENT

Proxy Summary  |  Compensation Discussion and Analysis Highlights

ESG and Organizational Strength

Deliver sustainable solutions for clients

•   Grew sustainable AUM to over $500 billion, more than doubling from a year earlier, and ahead of pace to meet the firm’s $1 trillion sustainable AUM commitment by 2030.

•   Expanded access to ESG metrics in core Aladdin tools by more than 6x to more than 8,000 metrics at the end of 2021.

Corporate sustainability

•   Made significant enhancements to the breadth and transparency of our corporate sustainability disclosures, including publishing expanded SASB, U.S. EEO-1 and TCFD-aligned reporting.

Talent and succession

•   Advanced leadership succession discussions with the Board, supported by 360° assessments of our GEC members.

•   Supported business growth by strengthening our talent base through record hiring and maintaining attrition at pre-pandemic levels.

Diversity, Equity and Inclusion

•   Increased the representation of global female Managing Directors and Directors from 29.7% to 31.2%; of U.S. Black employees by 1.3 percentage points (to 6.9%); and of U.S. Latinx employees by 0.6 percentage points (to 6.8%).

•   Established BlackRock’s Global DEI Steering Committee to oversee and accelerate progress against the firm’s multi-year DEI strategy.

Purpose and culture

•   Maintained high employee engagement (85% of employees felt engaged despite the pandemic), with 91% of employees proud to work at BlackRock, and 88% understanding how their work contributes to our Purpose, per our Employee Opinion Survey.

•   Launched the BlackRock Citizen Academy in October to help ensure all employees have foundational knowledge and emotional ownership of our culture, with more than 75% of employees completing the coursework on our history, principles and purpose in the four months after the launch.

•   Prioritized the health and safety of employees and their families by providing free COVID-19 vaccine access and testing, ongoing expansion of mental health support, expanded childcare and family support, and telemedicine, where available.

(1)	Amounts are shown on an “as adjusted” basis. For a reconciliation with GAAP, please see Annex A.

(2)	Traditional Peers refers to public company asset managers: Alliance Bernstein, Affiliated Managers Group, Franklin Resources, Invesco and T. Rowe Price.

(3)	NTM P/E multiple refers to the Company’s share price as of December 31, 2021, divided by the consensus estimate of the Company’s expected earnings over the next 12 months. Sourced from FactSet.

(4)	Total Shareholder Return is defined as the change in share price plus reinvested dividends, measured through December 31, 2021, then annualized.

NEO Total Annual Compensation Summary

Following a review of full-year business and individual NEO performance, the MDCC determined 2021 total annual compensation outcomes for each NEO, as outlined in the table below.

		2021 Total Incentive Award

Name	Base Salary	Cash	Deferred Equity	Long-Term Incentive Award (BPIP)	Total Annual Compensation (“TAC”)	% change in TAC vs. 2020

Laurence D. Fink	$1,500,000	$11,250,000	$4,850,000	$18,400,000	$36,000,000	21%

Robert S. Kapito	$1,250,000	$9,700,000	$4,650,000	$13,150,000	$28,750,000	17%

Robert L. Goldstein	$500,000	$3,875,000	$3,375,000	$5,750,000	$13,500,000	15%

J. Richard Kushel	$500,000	$4,015,000	$3,585,000	$3,650,000	$11,750,000	18%

Gary S. Shedlin	$500,000	$3,335,000	$2,565,000	$3,350,000	$9,750,000	15%

The amounts listed above as “2021 Total Incentive Award: Deferred Equity” and “2021 Total Incentive Award: Long-Term Incentive Award (BPIP)” were granted in January 2022 in the form of equity and are in addition to the cash award amounts listed above as “2021 Total Incentive Award: Cash.” In accordance with SEC requirements, the “2021 Summary Compensation Table” on page 85 reports equity in the year granted but cash in the year earned.

BLACKROCK, INC. 2022 PROXY STATEMENT	9

Proxy Summary  |  Compensation Discussion and Analysis Highlights

Pay-for-Performance Compensation Structure for NEOs

Our total annual compensation structure embodies our commitment to align pay with performance. More than 95% of our regular annual executive compensation is performance based and “at risk.” Compensation mix percentages shown below are based on 2021 year-end compensation decisions for individual NEOs by the MDCC.

(1)

All grants of BlackRock equity, including the portion of the annual incentive awards granted in RSUs and the portion granted under the BlackRock Performance Incentive Plan (“BPIP Awards”), our long-term incentive plan, are approved for each NEO by the MDCC under the Stock Plan, which has been previously approved by shareholders. The Stock Plan allows for multiple types of awards to be granted.

(2)

The value of the 2021 BPIP Awards and the value of the annual incentive deferred equity awards were converted into RSUs by dividing the award value by $832.07, which represented the average of the high and low prices per share of common stock of BlackRock on January 18, 2022.

(3)	For NEOs other than the CEO and President, higher annual incentive awards are subject to higher deferral percentages, in accordance with the Company’s deferral policy, as detailed on page 62.

10	BLACKROCK, INC. 2022 PROXY STATEMENT

Item 1:

Election of

Directors

“BlackRock’sBoard plays an integral role in our governance, strategy, growth and success. It has always been important that our Board functions as a key strategic governing body that both challenges and advises our leadership team and guides BlackRock into the future.”

Laurence D. Fink

Chairman and Chief Executive Officer

Director Nominees

Our Board has nominated 17 directors for election at this year’s Annual Meeting on the recommendation of our NGSC. Each director will serve until our next annual meeting and until his or her successor has been duly elected, or until his or her earlier death, resignation or retirement.

We expect each director nominee to be able to serve if elected. If a nominee is unable to serve, proxies will be voted in favor of the remainder of those directors nominated and may be voted for substitute nominees, unless the Board decides to reduce its total size.

If all 17 director nominees are elected, our Board will consist of 17 directors, 15 of whom, representing approximately 88% of the Board, will be “independent” as defined in the NYSE listing standards.

Majority Vote Standard for Election of Directors

Directors are elected by receiving a majority of the votes cast in uncontested elections, which means the number of shares voted “for” a director nominee must exceed the number of shares voted “against” that director nominee. In a contested election, directors are elected by receiving a plurality of the shares represented in person or by proxy at any meeting and entitled to vote on the election of directors. A contested election is a situation in which the number of nominees exceeds the number of directors to be elected. Whether an election is contested is determined seven days in advance of when we file our definitive Proxy Statement with the SEC.

Director Resignation Policy

Any incumbent director who fails to receive a majority of votes cast in an uncontested election must tender his or her resignation to the Board. The NGSC will then make a recommendation to the Board about whether to accept or reject the resignation or take other action. The Board will act on the NGSC’s recommendation and publicly disclose its decision and rationale within 90 days from the date the election results are certified. The director who tenders his or her resignation under the Director Resignation Policy will not participate in the Board’s decision.

BLACKROCK, INC. 2022 PROXY STATEMENT	11

ITEM 1:  Election of Directors  |  Director Nominees

Director Nomination Process

The NGSC oversees the director nomination process. The NGSC leads the Board’s annual review of Board performance and reviews and recommends to the Board enhancements to BlackRock’s Corporate Governance Guidelines, which include the minimum criteria for Board membership. The NGSC also assists the Board in identifying individuals qualified to become Board members and recommends to the Board a slate of candidates, which may include both incumbent and new director nominees, to nominate for election at each annual meeting of shareholders. The NGSC also may recommend that the Board elect new members to the Board to serve until the next annual meeting of shareholders.

Identifying and Evaluating Candidates for Director

The NGSC seeks advice from current directors when identifying and evaluating new candidates for director. The NGSC also may engage third-party firms that specialize in identifying director candidates to assist with its search. Shareholders can recommend a candidate for election to the Board by submitting director recommendations to the NGSC. For information on the requirements for shareholder nominations for the election of directors, please see “Deadlines for Submission of Proxy Proposals, Nomination of Directors and Other Business of Shareholders” on page 102.

The NGSC reviews publicly available information regarding each potential director candidate to assess whether the candidate should be considered further. If the NGSC determines that the candidate warrants further consideration, then the Chairperson (or a person designated by the NGSC) will contact the candidate. If the candidate expresses a willingness to be considered and capacity to serve on the Board, then the NGSC typically requests information from the candidate and reviews the candidate’s accomplishments and qualifications against the criteria described below.

The NGSC’s evaluation process does not vary based on whether a candidate is recommended by a shareholder, although the NGSC may consider the number of shares held by the recommending shareholder and the length of time that such shares have been held.

Director Candidate Search

In order to maintain a Board with an appropriate mix of experience and qualifications, the NGSC, with the help of management and an outside consultant, engages in a year-round process to identify and evaluate new director candidates in conjunction with its recurring review of Board and Committee composition. Consistent with our long-term strategic goals and the qualifications and attributes described in this Item 1, search criteria include significant leadership experience, expertise in financial services, the technology sector and sustainability, and international experience. Particular emphasis is also placed on diverse candidates currently serving in leadership positions.

In September 2021, the NGSC identified Beth Ford and Kristin C. Peck as candidates with significant leadership experience and recommended each of them to the Board for consideration. Mses. Ford and Peck were recommended for consideration to the NGSC by a third-party search firm, Heidrick & Struggles. On September 29, 2021, the Board appointed Mses. Ford and Peck to the Board.

12	BLACKROCK, INC. 2022 PROXY STATEMENT

ITEM 1:  Election of Directors  |  Criteria for Board Membership

Criteria for Board Membership

Director Independence

Each year, the Board determines the independence of directors in accordance with NYSE listing standards. No director is considered independent unless the Board has determined that he or she has no material relationship with BlackRock.

The Board has adopted Categorical Standards of Director Independence (the “Categorical Standards”) to help determine whether certain relationships between the members of the Board and BlackRock or its affiliates and subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with BlackRock) are material relationships for purposes of NYSE listing standards. The Categorical Standards provide that the following relationships are not material for such purposes:

•

Relationships arising in the ordinary course of business, such as asset management, acting as trustee, lending, deposit, banking or other financial service relationships or other relationships involving the provision of products or services, so long as the products and services are being provided in the ordinary course of business and on substantially the same terms and conditions, including price, as would be available to similarly situated customers;

•

Relationships with companies of which a director is a shareholder or partnerships of which a director is a partner, provided the director is not a principal shareholder of the company or a principal partner of the partnership;

•

Contributions made or pledged to charitable organizations of which a director or an immediate family member of the director is an executive officer, director or trustee if (i) within the preceding three years, the aggregate amount of such contributions during any single fiscal year of the charitable organization did not exceed the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues for that fiscal year and (ii) the charitable organization is not a family foundation created by the director or an immediate family member of the director; and

•	Relationships involving a director’s relative unless the relative is an immediate family member of the director.

As part of its determination, the Board also considers the relationships described under “Certain Relationships and Related Transactions” on page 52.

In March 2022, the NGSC made a recommendation to the Board regarding the independence of our director nominees based on its annual review. In making its independence determinations, the NGSC and the Board considered various transactions and relationships between BlackRock and the director nominees as well as between BlackRock and entities affiliated with a director nominee, including the relationships described under “Certain Relationships and Related Transactions” on page 52. The NGSC also considered that Messrs. Robbins and Vestberg are employed by organizations that do business with BlackRock, where each of such transactional relationships was for the purchase or sale of goods and services in the ordinary course of BlackRock’s business, and the amount received by BlackRock or such company in each of the previous three years did not exceed the greater of $1 million or 2% of either BlackRock’s or such organization’s consolidated gross revenues. As a result of this review, the Board determined that Mses. Daley, Ford, Johnson, Mills, Peck and Wagner and Messrs. Alsaad, Ford, Freda, Gerber, Nixon, Robbins, Slim, Vestberg and Wilson are “independent” as defined in the NYSE listing standards and that none of the relationships between these director nominees and BlackRock are material under the NYSE listing standards. In addition, the Board had previously determined that Mathis Cabiallavetta, who retired from the Board effective May 26, 2021, and Jessica Einhorn, who was a director for all of 2021 and is not standing for re-election at the Annual Meeting, were “independent” as defined in the NYSE listing standards.

Following the Annual Meeting, assuming all of the nominated directors are elected, BlackRock’s Board is expected to consist of 17 directors, 15 of whom, representing approximately 88% of the Board, will be “independent” as defined in the NYSE listing standards.

BLACKROCK, INC. 2022 PROXY STATEMENT	13

ITEM 1:  Election of Directors  |  Criteria for Board Membership

Director Qualifications and Attributes

The NGSC and the Board take into consideration a number of factors and criteria when reviewing candidates for nomination to the Board. The Board believes that, at a minimum, a director nominee must demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of BlackRock. Equally important, a director nominee must have an impeccable record and reputation for honest and ethical conduct in his or her professional and personal activities.

Nominees for director are selected on the basis of experience, diversity, knowledge, skills, expertise, ability to make independent analytical inquiries, understanding of BlackRock’s business environment and a willingness to devote adequate time and effort to the responsibilities of the Board. In addition, in anticipation of its recommendation to the Board of each year’s nominees for election as director, the NGSC reviews directors’ independence, attendance at Board and Committee meetings and membership on other public company boards.

Board Diversity

BlackRock and its Board believe diversity in the boardroom is critical to the success of the Company and its ability to create long-term value for our shareholders. The Board has and will continue to make diversity in gender, race/ethnicity, age, career experience and nationality – as well as diversity of mind – a priority when considering director candidates. The diverse backgrounds of our individual directors help the Board better oversee BlackRock’s management and operations and assess risk and opportunities for the Company’s business model from a variety of perspectives. BlackRock’s commitment to Board diversity enhances the Board’s involvement in our Company’s multifaceted long-term strategy and inspires deeper engagement with management, employees and clients around the world.

Our Board has nominated 17 candidates for election, 15 of whom are independent. The slate of director nominees includes six women and six non-U.S. or dual citizens. Several of our nominees live and work overseas in countries and regions that are key areas of growth and investment for BlackRock, including Canada, Mexico, the Middle East and Continental Europe.

Additionally, we ask each director nominee to self-identify as to his or her racial/ethnic diversity and other diversity characteristics. Based on the responses, three of our 15 independent director nominees self-identified as racially/ethnically diverse, with one as Black/African American, one as Hispanic/Latin American and one as Middle Eastern/North African. In addition, one director self-identified as LGBTQ+.

14	BLACKROCK, INC. 2022 PROXY STATEMENT

ITEM 1:  Election of Directors  |  Criteria for Board Membership

As BlackRock’s business has evolved, so has our Board. Our slate of director nominees consists of senior leaders, including 14 current or former company CEOs, with substantial experience in financial services, consumer products, manufacturing, technology, agribusiness, pharmaceuticals, banking and energy, and several individuals who have held senior policy or government positions.

(1)

Information as of March 28, 2022. A “●“ in the chart indicates a specific area of focus or expertise that is particularly relevant to a director’s service on BlackRock’s Board. The lack of a “●” does not mean that a director does not also possess meaningful experience or skill in that area.

BLACKROCK, INC. 2022 PROXY STATEMENT	15

ITEM 1:  Election of Directors  |  Criteria for Board Membership

Board Tenure, Retirement Age and Size

Board Tenure. To ensure the Board has an appropriate balance of experience, continuity and fresh perspective, the Board considers, among other factors, length of tenure when reviewing nominees. The average tenure of BlackRock’s director nominees is approximately eight years and the average tenure of independent director nominees is approximately six years.

Following the Annual Meeting, assuming all of the nominated directors are elected, there will be eight directors, comprising 47% of the Board, who have joined the Board within the past five years and bring fresh perspective to Board deliberations. Five directors, comprising 29% of the Board, have served between five and 10 years. Four directors (including our CEO and President), comprising 24% of the Board, have served more than 10 years and bring a wealth of experience and knowledge concerning BlackRock. The Board believes it is important to balance refreshment with the need to retain directors who have developed, over time, significant insight into the Company and its operations and who continue to make valuable contributions to the Company that benefit our shareholders.

Retirement Age. The Board has established a retirement age policy of 75 years for directors, as reflected in our Corporate Governance Guidelines. The Board believes that it is important to monitor its composition, skills and needs in the context of the Company’s long-term strategic goals, and, therefore, may elect to waive the policy as it deems appropriate.

Board Size. The Board has not adopted a policy that sets a target for Board size and believes the current size and diverse composition of the Board is best suited to evaluate management’s performance and oversee BlackRock’s global strategy, complex operations and risk management. The range of insights and experience of our Board supports BlackRock’s business and strategic growth areas, which include our diverse platform of alpha-seeking active, index and cash management investment strategies across asset classes, as well as technology services and advisory services and solutions.

The NGSC and the Board evaluate Board and Committee performance and effectiveness on at least an annual basis and, as part of that process, ask each director to consider whether the size and composition of the Board and its standing Committees are appropriate. In response to the 2021 Board and Committee evaluations, directors praised the open, collaborative and highly engaged Board culture and agreed that the Board has the appropriate mix of members, representing diversity of thought, skills, experience and other characteristics to be effective. Directors also commented that the diversity of experiences and views contributes to the Board’s strong dynamic.

Compliance with Regulatory and Independence Requirements

The NGSC takes into consideration regulatory requirements, including competitive restrictions and independence requirements under the NYSE listing standards and our Corporate Governance Guidelines in its review of director candidates for the Board and its Committees. The NGSC also considers a director candidate’s current and past positions held, including past and present board and committee memberships, as part of its evaluation.

Service on Other Public Company Boards

Each of our directors must have the time and ability to make a constructive contribution to the Board as well as a clear commitment to fulfilling the fiduciary duties required of directors and serving the interests of the Company’s shareholders. Neither BlackRock’s CEO nor President currently serves on the board of directors of any other public company, and none of our current directors serve on more than four public company boards, including BlackRock’s Board (and for directors who are public company executive officers, no more than two public company boards, including BlackRock’s Board).

Board Recommendation

For this year’s election, the Board has nominated 17 director candidates. The Board believes these director nominees provide BlackRock with the combined depth and breadth of skills, experience and qualities required to contribute to an effective and well-functioning Board.

The following biographical information about each director nominee highlights the particular experience, qualifications, attributes and skills possessed by such director nominee that led the Board to determine that he or she should serve as director. All director nominee biographical information is as of March 28, 2022.

The Board of Directors recommends shareholders vote “FOR” the election of each of the following 17 director nominees.

16	BLACKROCK, INC. 2022 PROXY STATEMENT

ITEM 1:  Election of Directors  |  Director Nominee Biographies

Director Nominee Biographies

Bader M. Alsaad

Mr. Alsaad has served as Chairman of the Board and Director General of the Arab Fund for Economic & Social Development (Arab Fund) since September 2020. As Director General, Mr. Alsaad serves as the chief executive officer of the Arab Fund. He served as a member of the board of directors of the Kuwait Investment Authority (KIA) from 2003 to 2021 and as Managing Director of the KIA from December 2003 until April 2017. Prior to his appointment at KIA, Mr. Alsaad served as the Chief Executive Officer of one of the leading investment companies in Kuwait, The Kuwait Financial Center. Mr. Alsaad is currently a member of the Global Advisory Council of Bank of America and a member of the supervisory board of Mercedes-Benz Group AG (formerly Daimler AG). He also served as the Chairman and Deputy Chairman of the International Forum of Sovereign Wealth Funds from its inception in 2009 until October 2015.

Qualifications

Mr. AIsaad’s extensive experience in the strategically important Middle East region and over 35 years of experience in investments and the financial sector provides the Board with an experienced outlook on international business strategy and global capital markets.

Other Public Company Directorships (within the past 5 years)

•  Mercedes-Benz Group AG (formerly Daimler AG) (2017 – present)

Age 64	Tenure 2 Years

Committees

•  NGSC

•  Risk

Qualifications

•  Senior Executive & Corporate Governance

•  Financial Services

•  Public Company & Financial Reporting

•  Public Policy & Government/ Regulatory Affairs

•  Risk Management & Compliance

Pamela Daley

Ms. Daley retired from General Electric Company (GE) in January 2014, having most recently served as a Senior Advisor to its Chairman from April 2013 to January 2014. Prior to this role, Ms. Daley served as GE’s Senior Vice President of Corporate Business Development from 2004 to 2013 and as Vice President and Senior Counsel for Transactions from 1991 to 2004. As Senior Vice President, Ms. Daley was responsible for GE’s mergers, acquisitions and divestiture activities worldwide. Previously, Ms. Daley was a Partner of Morgan, Lewis & Bockius, a large U.S. law firm, where she specialized in domestic and cross-border tax-oriented financings and commercial transactions.

Qualifications

With over 35 years of transactional experience and more than 20 years as an executive at GE, one of the world’s leading multinational corporations, Ms. Daley brings significant experience and strategic insight to the Board in the areas of leadership development, international operations, transactions, business development and strategy.

Other Public Company Directorships (within the past 5 years)

•  BP p.l.c. (2018 – present)

•  SecureWorks Corp. (2016 – present)

Age 69	Tenure 8 Years
Committees • Audit (Chair) • Executive • Risk Qualifications • Senior Executive & Corporate Governance • Global Business • Public Company & Financial Reporting • Sustainability

BLACKROCK, INC. 2022 PROXY STATEMENT	17

ITEM 1:  Election of Directors  |  Director Nominee Biographies

Laurence D. Fink

Mr. Fink is founder, Chairman and Chief Executive Officer of BlackRock. He also leads the firm’s Global Executive Committee. He is responsible for senior leadership development and succession planning, defining and reinforcing BlackRock’s vision and culture, and engaging relationships with key strategic clients, industry leaders, regulators and policy makers. Mr. Fink co-founded BlackRock in 1988, and under his leadership, the firm has grown into a global leader in investment management, risk management and advisory services for institutional and retail clients.

Qualifications

As one of the founding principals and Chief Executive Officer of BlackRock since 1988, Mr. Fink brings exceptional leadership skills and in-depth understanding of BlackRock’s businesses, operations and strategy. His extensive and specific knowledge of BlackRock and its business enables him to keep the Board apprised of the most significant developments impacting the Company and to guide the Board’s discussion and review of the Company’s strategy.

Other Public Company Directorships (within the past 5 years)

•  None

Age 69	Tenure 22 Years

Committees

•  Executive (Chair)

Qualifications

•  Senior Executive & Corporate Governance

•  Financial Services

•  Global Business

•  Public Company & Financial Reporting

•  Public Policy & Government/Regulatory Affairs

•  Risk Management & Compliance

Beth Ford

Ms. Ford has served as President and Chief Executive Officer of Land O’Lakes, Inc., a member-owned agricultural production and dairy cooperative, since 2018. She previously served as Executive Vice President and Chief Operating Officer of Land O’Lakes business units from 2017 to 2018, and as Executive Vice President and Chief Supply Chain and Operations Officer from 2012 to 2015. Prior to joining Land O’Lakes, Ms. Ford served as Executive Vice President and Head of Supply Chain at International Flavor and Fragrances from 2008 to 2012. She is on the Dean’s Advisory Committee for the College of Business at Iowa State University and the Columbia University Business School – Deming Center Board of Advisors.

Qualifications

With over 35 years’ experience with global companies across multiple consumer-focused sectors, Ms. Ford brings significant experience and insight into the areas of strategy and operations. Her chief executive experience at Land O’Lakes, a nearly 100-year-old member-owned cooperative, also provides the Board with unique perspective on companies’ impact on stakeholders as well as sustainability.

Other Public Company Directorships (within the past 5 years)

•  PACCAR, Inc. (2015 - present)

•  Clearwater Paper Corporation (2013 – 2018)

Age 58	Tenure 0 Years
Committees • None Qualifications • Senior Executive & Corporate Governance • Branding & Marketing • Public Policy & Government/ Regulatory Affairs • Sustainability

18	BLACKROCK, INC. 2022 PROXY STATEMENT

ITEM 1:  Election of Directors  |  Director Nominee Biographies

William E. Ford

Mr. Ford has served as the Chief Executive Officer of General Atlantic since 2007 and is the firm’s Chairman. Mr. Ford is involved with a number of educational and not-for-profit organizations. He is a member of the CEO Action for Diversity and Inclusion’s Steering Committee, the Council on Foreign Relations and Tsinghua University’s School of Economics and Management’s Advisory Board. He also currently serves as a member of the Executive Committee for the Partnership for New York City and as a Trustee of the Center for Strategic & International Studies.

Qualifications

Mr. Ford brings to the Board extensive global investment management experience and financial expertise acquired over his 25 years at General Atlantic, one of the world’s leading growth equity investment firms.

Other Public Company Directorships (within the past 5 years)

•  Royalty Pharma plc (2020 – present)

•  IHS Markit Ltd. (2016 – 2022)

•  Axel Springer (2016 – 2018)

Age 60	Tenure 4 Years
Committees • MDCC (Chair) • NGSC • Executive Qualifications • Senior Executive & Corporate Governance • Financial Services • Global Business • Public Company & Financial Reporting

Fabrizio Freda

Mr. Freda has served as President, Chief Executive Officer and as a member of the board of directors of The Estée Lauder Companies Inc. (Estée Lauder) since 2009. Mr. Freda previously served as Estée Lauder’s President and Chief Operating Officer from March 2008 to July 2009. Estée Lauder is a global leader in beauty with more than 25 brands and over 40,000 employees worldwide. Prior to joining Estée Lauder, Mr. Freda held various senior positions at Procter & Gamble Company over the span of 20 years. From 1986 to 1988, Mr. Freda directed marketing and strategic planning for Gucci SpA. Mr. Freda serves on the Advisory Board of the Global Business Initiative at Georgetown University’s McDonough School of Business.

Qualifications

Mr. Freda’s extensive experience in product strategy, innovation and global branding brings valuable insights to the Board. His chief executive experience at Estée Lauder, an established multinational manufacturer and marketer of prestige brands, provides the Board with unique perspectives on the Company’s marketing, strategy and innovation initiatives.

Other Public Company Directorships (within the past 5 years)

•  The Estée Lauder Companies Inc. (2009 – present)

Age 64	Tenure 9 Years
Committees • NGSC Qualifications • Senior Executive & Corporate Governance • Branding & Marketing • Global Business • Sustainability • Technology

BLACKROCK, INC. 2022 PROXY STATEMENT	19

ITEM 1:  Election of Directors  |  Director Nominee Biographies

Murry S. Gerber

Mr. Gerber served as Executive Chairman of EQT Corporation, an integrated energy production company, from 2010 until May 2011, as its Chairman from 2000 to 2010, as its President from 1998 to 2007 and as its Chief Executive Officer from 1998 to 2000. Prior to joining EQT Corporation, Mr. Gerber served as the CEO of Coral Energy (now Shell Trading North America) from 1995 to 1998. He is also a member of the board of trustees of the Pittsburgh Cultural Trust. Mr. Gerber currently serves as BlackRock’s Lead Independent Director.

Qualifications

As a former leader of a large, publicly traded energy production company and as a current or former member of the board of directors of three large, publicly traded companies, Mr. Gerber brings to the Board extensive expertise and insight into corporate operations, management and governance matters, as well as expert knowledge of the energy sector.

Other Public Company Directorships (within the past 5 years)

•  Halliburton Company (2012 – present)

•  U.S. Steel Corporation (2012 – present)

Age 69	Tenure 22 Years

Lead Independent Director

Committees

•  Audit

•  Executive

•  NGSC

Qualifications

•  Senior Executive & Corporate Governance

•  Financial Services

•  Global Business

•  Public Company & Financial Reporting

•  Risk Management & Compliance

•  Technology

Margaret “Peggy” L. Johnson

Ms. Johnson has been the Chief Executive Officer of Magic Leap, Inc., an American augmented reality company, since August 2020. Previously, she was Executive Vice President of Business Development at Microsoft Corporation from September 2014 to July 2020 and was responsible for driving strategic business deals and partnerships across various industries. Ms. Johnson joined Microsoft from Qualcomm Incorporated, where she served in various leadership positions across engineering, sales, marketing and business development, including as Executive Vice President of Qualcomm Technologies, Inc. and President of Global Market Development. Ms. Johnson is an Advisor to Huntington’s Disease Society of America, San Diego Chapter.

Qualifications

Ms. Johnson brings to the Board substantive experience in the field of technology as well as business and strategic development expertise acquired over her 28 years at Microsoft and Qualcomm.

Other Public Company Directorships (within the past 5 years)

•  Live Nation Entertainment (2013 – 2018)

Age 60	Tenure 4 Years
Committees • Audit • MDCC Qualifications • Senior Executive & Corporate Governance • Global Business • Public Company & Financial Reporting • Technology

20	BLACKROCK, INC. 2022 PROXY STATEMENT

ITEM 1:  Election of Directors  |  Director Nominee Biographies

Robert S. Kapito

Mr. Kapito has been President of BlackRock since 2007 and is a member of BlackRock’s Global Executive Committee and Chairman of the Global Operating Committee. He also serves as a member of the board of directors of iShares, Inc. Mr. Kapito co-founded BlackRock in 1988. He is responsible for the day-to-day oversight of BlackRock’s key operating units including Investment Strategies, Client Businesses, Technology & Operations and Risk & Quantitative Analysis. Prior to 2007, Mr. Kapito served as Vice Chairman of BlackRock and Head of BlackRock’s Portfolio Management Group.

Qualifications

As one of our founding principals, Mr. Kapito has served as an executive leader of BlackRock since 1988. He brings to the Board industry and business acumen in addition to in-depth knowledge about BlackRock’s businesses, investment strategies and risk management, as well as extensive experience overseeing day-to-day operations.

Other Public Company Directorships (within the past 5 years)

•  None

Age 65	Tenure 15 Years
Committees • None Qualifications • Senior Executive & Corporate Governance • Branding & Marketing • Financial Services • Global Business • Risk Management & Compliance

Cheryl D. Mills

Ms. Mills is the Founder and Chief Executive Officer of the BlackIvy Group, a private holding company that grows and builds businesses in Sub-Saharan Africa. Previously, she served as Chief of Staff to former Secretary of State Hillary Clinton and Counselor to the U.S. Department of State from 2009 to 2013. Ms. Mills was with New York University from 2002 to 2009, where she served as Senior Vice President for Administration and Operations, General Counsel and as Secretary of the Board of Trustees. She also served as Deputy Counsel to President Clinton and as the White House Associate Counsel. Ms. Mills previously served on the boards of Cendant Corporation (now Avis Budget Group, Inc.), a consumer real estate and travel conglomerate, and Orion Power, an independent electric power generating company.

Qualifications

Ms. Mills brings to the Board a range of leadership experiences from private equity, government and academia, and through her prior service on the boards of corporations and non-profits, she provides expertise on issues concerning government relations, public policy, corporate administration and corporate governance.

Other Public Company Directorships (within the past 5 years)

•  iHeartMedia, Inc. (2020 – Present)

Age 57	Tenure 8 Years
Committees • MDCC • NGSC Qualifications • Senior Executive & Corporate Governance • Branding & Marketing • Public Policy & Government/ Regulatory Affairs • Sustainability

BLACKROCK, INC. 2022 PROXY STATEMENT	21

ITEM 1:  Election of Directors  |  Director Nominee Biographies

Gordon M. Nixon, C.M., O.Ont.

Mr. Nixon served as President, Chief Executive Officer and a member of the board of directors of Royal Bank of Canada (RBC) from 2001 to 2014. He first joined RBC Dominion Securities Inc. in 1979, where he held a number of operating positions and from December 1999 to April 2001 was Chief Executive Officer of RBC Capital Markets (the successor company to RBC Dominion Securities Inc.). Mr. Nixon has served on the board of directors of BCE Inc. since 2014 and as Chairman of the board since 2016. He is also on the advisory board of Kingsett Capital.

Qualifications

With 13 years of experience leading a global financial institution and one of Canada’s largest public companies, Mr. Nixon brings extensive expertise and perspective to the Board on global markets and an in-depth knowledge of the North American market. His experience growing a diversified, global financial services organization in a highly regulated environment also provides the Board with valuable insight into risk management, compensation and corporate governance matters.

Other Public Company Directorships (within the past 5 years)

•  BCE Inc. (2014 – present) (Chairman from 2016 – present)

•  George Weston Limited (2014 – present) (Lead Director from 2021 – present)

Age 65	Tenure 6 Years

Committees

•  Executive

•  MDCC

•  NGSC (Chair)

Qualifications

•  Senior Executive & Corporate Governance

•  Financial Services

•  Global Business

•  Public Policy & Government/Regulatory Affairs

•  Risk Management & Compliance

•  Sustainability

Kristin C. Peck

Ms. Peck has served as the Chief Executive Officer of Zoetis Inc., an animal health company, since 2020. Prior to that role, Ms. Peck served as Zoetis’ Executive Vice President and Group President, U.S. Operations, Business Development and Strategy from 2018 to 2020, Executive Vice President and President, U.S. Commercial Operations from 2015 to 2018, and Executive Vice President and Group President from 2012 to 2015. Mr. Peck joined Zoetis from Pfizer, Inc. where she served in various leadership positions across strategy and business development and most recently served as Executive Vice President, Worldwide Business Development and Innovation. She is a member of the Business Roundtable and serves on the Board of Catalyst, a global non-profit that creates opportunities for women and other underrepresented groups. She also is on the Advisory Board for the Deming Center for Quality, Productivity and Competitiveness at Columbia Business School.

Qualifications

Ms. Peck brings extensive experience and perspective on driving innovation and strategy from her role as CEO of Zoetis and senior leadership experience gained from her time at Pfizer. Her experience using technology and science to foster innovation provides a unique perspective for the Board on how the Company can continue to evolve to meet clients’ future needs.

Other Public Company Directorships (within the past 5 years)

•  Zoetis Inc. (2019 – present)

•  Thomson Reuters Corporation (2016 – 2020)

Age 50	Tenure 0 Years
Committees • None Qualifications • Senior Executive & Corporate Governance • Branding & Marketing • Global Business • Public Company & Financial Reporting

22	BLACKROCK, INC. 2022 PROXY STATEMENT

ITEM 1:  Election of Directors  |  Director Nominee Biographies

Charles H. Robbins

Mr. Robbins serves as the Chairman and Chief Executive Officer of Cisco Systems, Inc. (Cisco). Prior to assuming this role in July 2015, he was Senior Vice President of Cisco’s Worldwide Field Operations and led its Worldwide Sales and Partner Organization where he helped drive and execute many of Cisco’s investment areas and strategy shifts. He is Chairman Emeritus of the U.S.-Japan Business Council and serves as a member of the International Business Council for the World Economic Forum. Mr. Robbins is also on the board of directors of the Business Roundtable and is a Trustee of the Ford Foundation.

Qualifications

Mr. Robbins brings to the Board extensive experience in the fields of technology, global sales and operations acquired over his 20 years at Cisco, one of world’s leading information technology companies.

Other Public Company Directorships (within the past 5 years)

•  Cisco Systems, Inc. (2015 – present) (Chairman from 2017 – present)

Age 56	Tenure 4 Years

Committees

•  Risk

Qualifications

•  Senior Executive & Corporate Governance

•  Global Business

•  Public Company & Financial Reporting

•  Public Policy & Government/Regulatory Affairs

•  Risk Management & Compliance

•  Technology

Marco Antonio Slim Domit

Mr. Slim has been Chairman of the board of directors of Grupo Financiero Inbursa, S.A.B. de C.V. since 1997 and previously served as its Chief Executive Officer from 1997 until April 2012. Mr. Slim is also a member of the board of directors of Grupo Carso, S.A.B. de C.V. and Chairman of The Carlos Slim Health Institute and of Impulsora del Desarrollo y el Empleo en América Latina, S.A.B. de C.V. (IDEAL), an infrastructure company. Mr. Slim was a member of the board of directors of Teléfonos de México, S.A.B. de C.V. from 1995 until April 2014.

Qualifications

Mr. Slim’s experience at Grupo Financiero Inbursa provides the Board with knowledge and expertise in international finance, and particular insight into emerging and Latin American markets. In addition, as a member of the board of directors of several international companies that invest globally, Mr. Slim brings substantive expertise in developing new businesses in international markets, shareholder rights, business strategy and integration to the Board.

Other Public Company Directorships (within the past 5 years)

•  Grupo Carso, S.A.B. de C.V. (1991 – present)

•  Grupo Financiero Inbursa, S.A.B. de C.V. (Chairman from 1997 – present)

•  Impulsora del Desarrollo y el Empleo en América Latina, S.A.B. de C.V.
(Chairman from 2012 – present)

Age 53	Tenure 10 Years
Committees • Audit • MDCC Qualifications • Senior Executive & Corporate Governance • Financial Services • Global Business • Public Company & Financial Reporting • Sustainability • Technology

BLACKROCK, INC. 2022 PROXY STATEMENT	23

ITEM 1:  Election of Directors  |  Director Nominee Biographies

Hans E. Vestberg

Mr. Vestberg has served as the Chief Executive Officer of Verizon Communications Inc. (Verizon) since 2018 and as Chairman since March 2019. Prior to these roles, Mr. Vestberg served as Verizon’s Chief Technology Officer and President of Global Networks from 2017 to 2018. Before joining Verizon in 2017, Mr. Vestberg served for six years as President and CEO of Ericsson, a multinational networking and telecommunications equipment and services company headquartered in Sweden. Mr. Vestberg is a board member of the UN Foundation and the Whitaker Peace & Development Initiative. He also serves as Chairman of the World Economic Forum EDISON Alliance. Mr. Vestberg has lived and worked in China, Chile, Brazil and Mexico, in addition to the U.S. and Sweden.

Qualifications

As the CEO of Verizon and former leader of Ericsson, Mr. Vestberg brings executive experience from these large multinational companies as well as substantial expertise in the field of technology acquired through his experience as Verizon’s Chief Technology Officer and over his 25-year career at Ericsson.

Other Public Company Directorships (within the past 5 years)

•  Verizon Communications Inc. (2018 – present) (Chairman from 2019 – present)

•  Hexagon AB (2017 – 2018)

Age 56	Tenure 0 Years
Committees • Audit Qualifications • Senior Executive & Corporate Governance • Global Business • Public Company & Financial Reporting • Sustainability • Technology

Susan L. Wagner

Ms. Wagner retired as Vice Chairman of BlackRock after serving in that role from 2006 to 2012. Ms. Wagner also served as a member of BlackRock’s Global Executive Committee and Global Operating Committee. Ms. Wagner previously served as BlackRock’s Chief Operating Officer and as Head of Corporate Strategy. She serves as a member of the board of trustees of Wellesley College. Ms. Wagner also currently serves as a director of Color Health, a privately held health technology company.

Qualifications

As one of the founding principals of BlackRock, Ms. Wagner has over 25 years of experience across various positions. Accordingly, she is able to provide the Board with valuable insight and perspective on risk management, operations and strategy, as well as a broad and deep understanding of the asset management industry.

Other Public Company Directorships (within the past 5 years)

•  Apple Inc. (2014 – present)

•  Samsara Inc. (2020 – present)

•  Swiss Re Ltd. (2014 – present)

Age 60	Tenure 9 Years

Committees

•  Audit

•  Executive

•  Risk (Chair)

Qualifications

•  Senior Executive & Corporate Governance

•  Financial Services

•  Global Business

•  Public Company & Financial Reporting

•  Risk Management & Compliance

•  Sustainability

24	BLACKROCK, INC. 2022 PROXY STATEMENT

ITEM 1:  Election of Directors  |  Director Nominee Biographies

Mark Wilson

Mr. Wilson has served as Founder, Co-Chairman and Chief Executive Officer of Abacai, an insurance technology company since February 2021. Mr. Wilson previously served as the CEO of Aviva plc, a multinational insurance company headquartered in the U.K., from January 2013 to October 2018. Prior to joining Aviva, Mr. Wilson worked in Asia for 14 years, including as CEO of AIA Group Limited, a leading pan-Asian company. Mr. Wilson is recognized for his leadership on sustainability issues and is a member of the UN Business and Sustainable Development Commission.

Qualifications

As the former CEO of AIA and Aviva and Founder, Co-Chairman and CEO of Abacai, Mr. Wilson brings to the Board extensive experience in Europe and Asia and his operational and executive expertise in the insurance and pensions industry and in international finance provides the Board with an experienced outlook on international business strategy, development and sustainability.

Other Public Company Directorships (within the past 5 years)

•  Aviva plc (2013 – 2018)

Age 55	Tenure 4 Years
Committees • Audit • Risk Qualifications • Senior Executive & Corporate Governance • Financial Services • Global Business • Risk Management & Compliance • Sustainability • Technology

BLACKROCK, INC. 2022 PROXY STATEMENT	25

Corporate Governance

BlackRock’s corporate governance framework is a set of principles, guidelines and practices that support consistent financial performance and long-term value creation for our shareholders.

Our commitment to corporate governance is integral to our business and reflects not only regulatory requirements, NYSE listing standards and broadly recognized governance practices, but also effective leadership and oversight by our senior management team and Board.

We regularly meet with our shareholders to solicit feedback on our corporate governance framework. We strive to incorporate this feedback through enhanced policies, processes and disclosure.

Our Corporate Governance Framework

Our Board is committed to maintaining the highest standards of corporate governance at BlackRock. Our Board is guided by our Corporate Governance Guidelines, which provide a framework for the governance of the Company and the responsibilities of our Board. The Corporate Governance Guidelines address director qualifications, director orientation and continuing education, director access to management and independent advisors, and Board responsibilities, as well as the annual self-evaluation process of the Board and its standing Committees.

Because corporate governance practices evolve over time, our Board reviews our Corporate Governance Guidelines, Committee charters and other governance policies at least once a year and approves or updates them as necessary and appropriate. Additionally, both the Board and management recognize that creating long-term value for the Company’s shareholders requires consideration of the concerns of our other stakeholders, including clients, employees and the communities in which BlackRock operates, as covered in our Corporate Governance Guidelines.

The full versions of our Corporate Governance Guidelines, Committee Charters, Code of Business Conduct and Ethics and other corporate governance policies are available on our website at www.blackrock.com under the headings “Our Company and Sites / About BlackRock / Investor Relations / Governance / Governance Overview.”

Our Board and Culture

BlackRock’s culture is vital to our success

BlackRock’s culture is a key differentiator of our strategy and helps to drive our results and long-term growth. Our culture embraces our fiduciary commitment to serve clients and stay ahead of their needs and unifies the firm. Our approach to instilling, reinforcing and enhancing our culture is deliberate and intentional.

BlackRock’s culture is underpinned by five core principles that we refer to as the BlackRock Principles:

•	We are a fiduciary to our clients;

•	We are One BlackRock;

•	We are passionate about performance;

•	We take emotional ownership; and

•	We are committed to a better future.

We rely on the BlackRock Principles to guide how we interact with each other, our clients, the communities in which we operate and all of our other stakeholders. The BlackRock Principles represent our core values, our aspirations and our cultural language. To learn more, please visit our website www.blackrock.com.

26	BLACKROCK, INC. 2022 PROXY STATEMENT

Corporate Governance  |  Our Board and Culture

Our Board is deeply engaged in understanding the culture at BlackRock

We believe our Board should have a strong understanding of BlackRock’s culture, because it is the foundation for our Company’s strategic plans. We also believe that our Board should be deeply engaged, provide informed and honest guidance and feedback, and maintain an open dialogue with management based on a clear understanding of our strategic plans.

Oversight of Growth Strategy	Our Board plays an integral oversight role in our growth and success. At each Board meeting, we review components of our long-term strategy with our directors and engage in constructive dialogue, which our leadership team embraces. These discussions are not without disagreement – and those honest conversations push us to make the difficult decisions required to build a better BlackRock.

Role in Talent Development

Building a generation of future leaders is vital to BlackRock’s long-term success, and we are committed to DEI across every level of our firm. Our Board plays a critical part in our talent development and dedicates one meeting per year to reviewing BlackRock’s culture, talent development, retention and recruiting initiatives, DEI strategy, leadership and succession planning, and employee feedback. As part of its review, the Board evaluates whether we have the right people in the right places to execute our long-term strategy and provides oversight of management to ensure that we are developing people to fill key roles in the future. To facilitate its review, the Board is also provided with the results of employee opinion surveys and our progress on goals for advancing DEI.

For more information on our Board’s role in talent development, please refer to “BlackRock’s Impact on its People” on page 41.

Employee Engagement & Additional Resources	Our directors have full and free access to BlackRock management and employees at any time to address questions, comments or concerns. Our directors may arrange these meetings independently and without the presence of senior management. Additionally, the Board and its Committees have the power to hire independent legal, financial or other advisors without approval from, or consultation with, BlackRock management.

Embracing Best Practices

Our Board also takes an active role in ensuring we embrace “best practices” in corporate governance. Members of the NGSC are briefed on significant trends and developments in corporate governance and regulatory issues, including through briefings from the Investment Stewardship, Corporate Sustainability and Global Public Policy groups, as well as on feedback from shareholders. In recent years, we acted on feedback from our shareholders to enhance disclosure on how the Board approaches its composition and diversity, including by providing a matrix with our Board’s skills, experiences, and demographic information, in this Proxy Statement.

For more information, see “Board Diversity” and “Board Skills and Experience Matrix” on pages 14 and 15, respectively.

Board Oversight of Culture and the Future of Work

Despite the challenges of the COVID-19 pandemic, BlackRock has continued to execute on our business strategy over the past year. Fundamental to this success has been our culture and talent.

At the Board’s annual review of culture, talent development, retention and recruiting initiatives, DEI strategy, leadership and succession planning, and employee feedback, directors reviewed and discussed with management how BlackRock’s culture defines who we are as a firm and has helped enable emotional ownership and connectivity, keeping us together as One BlackRock during the pandemic.

The Board has also received regular updates from management on BlackRock’s return to office plans and how we are adapting how we engage and partner with each other and supporting increased flexibility for our people. For example, BlackRock has designed a Future of Work pilot, which provides employees with the flexibility to work from home up to two days per week where local conditions allow.

For more information on how BlackRock is supporting its employees through the COVID-19 pandemic, see “BlackRock’s Impact on its People” on page 41.

BLACKROCK, INC. 2022 PROXY STATEMENT	27

Corporate Governance  |  Our Board and Culture

Beyond the Boardroom

Director Engagement

Our Investment Stewardship team hosts an annual Director Dialogue Day, where employees, members of management and independent directors of other companies discuss topics such as the team’s engagement priorities, emerging trends in U.S. corporate governance and compensation, and public policy affecting long-term investments. BlackRock’s directors are invited to, and have attended, this event in the past.

All of our directors who were serving on the Board and nominated for re-election in 2021 attended the 2021 Annual Meeting of Shareholders. Additionally, our Lead Independent Director and Chairs of the NGSC and MDCC answered questions from shareholders and addressed topics such as the Board’s composition and size, as well as executive compensation.

Director Orientation

BlackRock provides each new director with an orientation program conducted over the course of the first three months of their tenure. The orientation program includes the opportunity to rotate through each of the Board’s standing Committees and participate in presentations by senior management to familiarize new directors with BlackRock’s:

• Financial position and strategic plans; • Significant financial, accounting and risk management policies;	• Compliance programs, Code of Business Conduct and Ethics and other key policies; and • Principal officers and internal and independent auditors.

Directors also have full and free access to all BlackRock officers and employees and are encouraged to meet with members of management to further enhance their familiarity with BlackRock’s business and strategy.

Continuing Education

All directors are encouraged to attend continuing educational programs offered by BlackRock or sponsored by universities, stock exchanges or other organizations related to fulfilling their duties as Board or Committee members and are reimbursed for any reasonable expenses in connection with such programs. For example, members of our Audit Committee have participated in conferences and symposiums hosted by our independent registered public accounting firm, Deloitte. Additionally, directors are periodically provided with a curated list of optional educational opportunities and events covering issues and trends that are relevant to their service on BlackRock’s Board.

Every week our directors receive summaries and copies of press coverage, analyst reports and current events relating to our business.

Individual Discussions and Mentoring Management

Outside of regularly scheduled Board and Committee meetings, our directors may have discussions with each other and our CEO at their discretion. Directors have access to management at any time and are encouraged to have small group or individual meetings, as necessary.

All directors are encouraged to meet with management outside of Board and Committee meetings, and several directors have established informal mentoring relationships with key members of senior management.

28	BLACKROCK, INC. 2022 PROXY STATEMENT

Corporate Governance  |  Our Board Leadership Structure

Our Board Leadership Structure

Why our Board leadership structure is right for BlackRock

Our Board and NGSC review and evaluate the Board’s leadership structure on at least an annual basis. Mr. Fink serves as both BlackRock’s CEO and Chairman of the Board, which the Board has determined is the most appropriate and effective leadership structure for the Board and the Company at this time. Mr. Fink has served in this capacity since founding BlackRock in 1988 and, as such, brings over 30 years of strategic leadership experience and an unparalleled knowledge of BlackRock’s business, operations and risks to his role as Chairman of the Board.

The Board does not have a policy on whether the roles of the Chairman and CEO should be separated but believes the current combination of the two roles provides BlackRock with a clear and effective leadership structure to communicate the Company’s business and long-term strategy to its clients, shareholders and the public. The Board also believes this structure allows for robust and frequent communication between the Board’s independent directors and management, enabling the Board to gain a deeper understanding of the Company and work with management to enhance shareholder value.

Under our Lead Independent Director Guidelines, when the positions of Chief Executive Officer and Chairman of the Board are combined or the Chairman is not independent, the independent directors will appoint a Lead Independent Director. The Lead Independent Director will then be appointed annually by BlackRock’s independent directors and serve until a successor is duly appointed and qualified, his or her removal or resignation, or he or she is no longer an independent member of the Board. Although appointed annually, we expect the Lead Independent Director to serve for more than one year.

The Board believes the role and responsibilities of the Lead Independent Director help to ensure the exercise of independent judgment by the Board and further facilitate coordination with the independent directors.

Our Lead Independent Director (serving since 2017): Murry S. Gerber	The Role of the Lead Independent Director
Our Lead Independent Director has significant authority and responsibilities to provide for an effective and independent Board. In this role, Mr. Gerber:

•   Develops and approves the agenda for Board meetings, in consultation with the Chairman and Committee Chairs.

•   Leads executive sessions and facilitates discussion of the Company’s strategy, key governance issues (including succession planning) and the performance of BlackRock senior executives at each executive session.

•   Serves as liaison between independent directors and the Chairman.

•   Focuses on Board effectiveness, performance and composition with input from the NGSC.

•   Oversees and reports on annual Board and Committee performance evaluations, in consultation with the NGSC.

•   Serves as the primary Board contact for shareholder engagement.

Mr. Gerber has substantial experience with corporate governance and public company management, as well as deep knowledge of the Company and its governance practices. The Board believes Mr. Gerber’s long tenure as a director enables him to provide a valuable perspective on BlackRock’s growing business and risk management and enhances his ability to challenge members of senior management.

The Board, as reflected in responses to the 2021 Board and Committee evaluations, commended Mr. Gerber’s strength as Lead Independent Director, highlighting his leadership and the effectiveness with which he acts as a liaison between the Board and the Chairman.

Executive Sessions

Executive sessions of non-management directors are held at every regularly scheduled Board meeting, and six executive sessions were held in 2021. Each session is chaired by the Lead Independent Director, who facilitates discussion of various topics throughout the year, including the Company’s strategy, key governance issues (including succession planning) and the performance of senior executives.

The full versions of our Lead Independent Director Guidelines and other corporate governance policies are available on our website at http://ir.blackrock.com under the headings “Governance / Governance Overview.”

BLACKROCK, INC. 2022 PROXY STATEMENT	29

Corporate Governance  |  Board Evaluation Process

Board Evaluation Process

The effectiveness of the Board and its Committees is critical to BlackRock’s success and to the protection of our shareholders’ long-term interests. To maintain their effectiveness, the Board and each standing Committee annually conduct comprehensive evaluations to identify and assess areas for improvements.

          The evaluation process includes the following steps:

Changes and enhancements as a result of director feedback have included, for example:

•   Additional reviews and discussions regarding strategic priorities

•   Refinements to content, length and style of Board presentations

•   Allocation of timing between presentations and discussions

•   Additional opportunities for engagement among Board members

30	BLACKROCK, INC. 2022 PROXY STATEMENT

Corporate Governance  |  Board Refreshment

    1

Board Refreshment

The NGSC is responsible for identifying and evaluating potential director candidates, reviewing Board and Committee composition and making recommendations to the full Board.

Director Recruitment

- To maintain a Board with an appropriate mix of experience and qualifications, the NGSC, with the help of management and an outside consultant, engages in a year-round process to identify and evaluate director candidates in conjunction with its recurring review of Board and Committee composition.
- Particular emphasis is placed on diverse candidates currently serving in leadership positions.
- In 2021, the Board added three new directors: Beth Ford, Kristin Peck and Hans Vestberg.

Board and Committee Evaluations

- Annual Board and Committee evaluations help identify director skills that would enhance Board effectiveness, and areas for improvement.
- The NGSC actively engages in Board succession planning to anticipate the future needs of the Board and its standing Committees.

Director Tenure, Retirement Age Policy

- To ensure the Board has an appropriate balance of experience, continuity and fresh perspectives, the Board considers length of tenure when reviewing nominees.
- The average tenure of BlackRock's director nominees is approximately eight years, while the average tenure of independent director nominees is approximately six years.
- The Board has established a retirement age limit of 75 years for directors. Our tenure and age-based retirement practices help the Board to anticipate future Board turnover.

Board Committee Rotation

Director Onboarding

- All new Directors participate in an extensive orientation program, enabling new directors to quickly enhance their strategic value to our Board. See page 28 for additional information regarding director orientation.

BLACKROCK, INC. 2022 PROXY STATEMENT	31

Corporate Governance  |  Board Committees

Board Committees

Each Committee is governed by a Board-approved Charter.

Board Committee Meetings and Members

The Board has five Committees: the Audit Committee, the MDCC, the NGSC, the Risk Committee and the Executive Committee. Below is a summary of our Committee structure and membership as of the date of this Proxy Statement.

Member	Audit	MDCC	NGSC	Risk	Executive

INDEPENDENT DIRECTORS

Bader M. Alsaad			●	●

Pamela Daley	●			●	●

Jessica P. Einhorn(1)		●		●

Beth Ford

William E. Ford		●	●		●

Fabrizio Freda			●

Murry S. Gerber (Lead Independent Director)	●		●		●

Margaret “Peggy” L. Johnson	●	●

Cheryl D. Mills		●	●

Gordon M. Nixon		●	●		●

Kristin C. Peck

Charles H. Robbins				●

Marco Antonio Slim Domit	●	●

Hans E. Vestberg	●

Susan L. Wagner	●			●	●

Mark Wilson	●			●

NON-INDEPENDENT DIRECTORS

Laurence D. Fink					●

Robert S. Kapito

Number of Meetings Held in 2021	15	8	6	6	0

(1) Ms. Einhorn will not be standing for re-election at the Annual Meeting.	● Chairperson

The Board met seven times during 2021. In 2021, each of our directors attended at least 75% of the aggregate of: (i) the total number of meetings of the Board held during the period for which such director was a member of the Board and (ii) the total number of meetings held by all Committees of the Board on which such director served. Directors are encouraged to and do attend the annual meetings of BlackRock shareholders. All 15 directors who were serving on the Board and nominated for re-election in 2021 attended the 2021 Annual Meeting of Shareholders.

32	BLACKROCK, INC. 2022 PROXY STATEMENT

Corporate Governance  |  Board Committees

Board Committee Refreshment

The NGSC considers the periodic rotation of Committee members and Committee Chairs to introduce fresh perspectives and to broaden and diversify the views and experience represented on the Committees.

•

Audit Committee: On March 24, 2021, the Board appointed Messrs. Vestberg and Wilson to serve as members of the Audit Committee, effective May 26, 2021 (following the 2021 Annual Meeting of Shareholders and subject to their election by shareholders). Mr. Vestberg brings financial expertise from having served as a former chief financial officer, as well as a valuable perspective on international business. Mr. Wilson brings expertise in international finance and strategy and significant executive management expertise from his experience as a former chief executive officer. On March 23, 2022, the Board appointed Ms. Peck to serve as a member of the Audit Committee, effective May 25, 2022 (following the Annual Meeting and subject to her election by shareholders). Ms. Peck brings expertise in strategy and finance, as well as experience managing and overseeing the reporting of financial and operating results, from her role as a chief executive officer of a publicly traded pharmaceutical company.

•

NGSC: On March 24, 2021, the Board appointed Mr. Ford to serve as a member of the NGSC, effective May 26, 2021 (following the 2021 Annual Meeting of Shareholders and subject to his election by shareholders). Mr. Ford brings extensive executive management and corporate governance expertise from his experience as a chief executive officer of an investment firm focused on growth equity.

•

MDCC and Risk Committee: On March 23, 2022, the Board appointed Ms. Ford to serve as a member of the MDCC and the Risk Committee, effective May 25, 2022 (following the Annual Meeting and subject to her election by shareholders). Ms. Ford brings management and talent development experience, as well as valuable perspective on risk management, from her role as a chief executive officer of a diversified agribusiness cooperative.

Outlined below are the Board’s Committees with descriptions of each Committee’s membership, roles and responsibilities as of the date of this Proxy Statement.

Audit Committee

Chair	Pamela Daley	Members(1)	Murry S. Gerber Margaret “Peggy” L. Johnson	Marco Antonio Slim Domit Hans E. Vestberg	Susan L. Wagner Mark Wilson

Role and Responsibilities

The Audit Committee’s primary responsibilities include oversight of the integrity of BlackRock’s financial statements and public filings, the independent registered public accounting firm’s qualifications, performance and independence, the performance of BlackRock’s internal audit function and BlackRock’s compliance with legal and regulatory requirements.

The Audit Committee receives reports on:

•   The progress and results of the internal audit program, as provided by BlackRock’s Head of Internal Audit, and approves BlackRock’s internal audit annual plan;

•   External audit findings, as provided by BlackRock’s independent registered public accounting firm, Deloitte;

•   Financial controls regarding compliance with the Sarbanes-Oxley Act of 2002, as provided by the Head of Finance Controls and presented by management;

•   The Company’s Risk Management program, as provided by BlackRock’s Chief Risk Officer;

•   Financial updates, as provided by the Chief Financial Officer;

•   Cybersecurity updates, as provided by the Chief Information Security Officer;

•   Compliance updates, as provided by the Global Chief Compliance Officer;

•   Litigation, regulatory and material ethics matters, as provided by BlackRock’s Chief Legal Officer; and

•   Risk matters addressed at the Risk Committee, as provided by the Chair of the Risk Committee.

Additionally, as part of the Audit Committee’s responsibility for oversight of the Company’s major financial risk exposures, the Audit Committee reviews and discusses with management the Company’s approach to assessing and managing risk in coordination with the Risk Committee.

The Audit Committee is also responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm retained to audit BlackRock’s financial statements. The Audit Committee approves all audit engagement fees and terms associated with the retention of Deloitte. In addition to ensuring the regular rotation of the lead audit partner, as required by law, the Audit Committee reviews and evaluates the lead audit partner and determines whether there should be periodic rotation of the independent registered public accounting firm.

The Audit Committee regularly holds separate sessions with BlackRock’s management, internal audit and Deloitte.

The Board has determined that each member of the Audit Committee is “independent” as defined in the NYSE listing standards and applicable SEC rules, is “financially literate,” and has accounting and related financial management expertise within the meaning of the NYSE listing standards. All members of the Audit Committee, with the exception of Ms. Johnson, qualify as “audit committee financial experts” under applicable SEC rules.

(1)	William E. Ford served as a member of the Audit Committee until May 26, 2021.

BLACKROCK, INC. 2022 PROXY STATEMENT	33

Corporate Governance  |  Board Committees

Management Development & Compensation Committee

Chair	William E. Ford	Members	Jessica P. Einhorn Margaret “Peggy” L. Johnson	Cheryl D. Mills Gordon M. Nixon	Marco Antonio Slim Domit

Role and Responsibilities

•   Reviewing and approving corporate goals and objectives relevant to CEO compensation, evaluating the CEO’s performance in light of those goals and objectives and determining and approving the CEO’s overall compensation levels based on this evaluation;

•   Reviewing BlackRock’s executive compensation program and establishing the compensation framework of BlackRock’s executive officers;

•   Periodically reviewing and approving director compensation;

•   Reviewing, approving, recommending to the Board, or delegating to management the oversight of, BlackRock’s benefits plans;

•   Considering and discussing the results of the advisory “say-on-pay” vote;

•   Providing oversight of BlackRock’s executive compensation program and determining whether our program remains effective to attract, motivate and retain senior officers capable of making significant contributions to BlackRock’s long-term success;

•   Reviewing, assessing and making reports and recommendations to the Board on BlackRock’s strategies relating to human capital management, with an emphasis on talent development, performance against talent, DEI, corporate culture and employee engagement goals and succession planning; and

•   Appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the MDCC.

The Board has determined that each member of the MDCC is “independent” as defined in the NYSE listing standards and applicable SEC rules and qualifies as a “non-employee director” under applicable SEC rules.

Additional information on the MDCC’s processes and procedures for consideration of NEO compensation is addressed in the “Management Development & Compensation Committee Report” on page 55 and “Compensation Discussion and Analysis” beginning on page 56.

Nominating, Governance & Sustainability Committee

Chair	Gordon M. Nixon	Members	Bader M. Alsaad William E. Ford	Fabrizio Freda Murry S. Gerber	Cheryl D. Mills

Role and Responsibilities

•   Recommending to the Board criteria for the selection of new directors to serve on the Board;

•   Identifying individuals qualified to become members of the Board;

•   Recommending to the Board the director nominees for the next annual meeting of shareholders or candidates to fill vacancies or newly created directorships that may occur between annual meetings;

•   Recommending to the Board members for each Committee;

•   Leading the Board in its annual review of the Board’s performance;

•   Evaluating and recommending to the Board corporate governance policies, practices and guidelines applicable to the Company;

•   Overseeing BlackRock’s Related Persons Transaction Policy;

•   Reviewing the Company’s engagement with shareholders and other stakeholders on governance and sustainability matters and considering shareholder proposals and proposed responses;

•   Periodically reviewing corporate governance trends, best practices and regulations applicable to the corporate governance of the Company;

•   Periodically reviewing the Company’s significant publications relating to environmental, social and other sustainability matters, such as BlackRock’s TCFD and SASB disclosures; and

•   Periodically reviewing the Company’s philanthropic programs and related strategy, as well as the Company’s public policy and advocacy activities, including public policy priorities, political contributions and memberships in trade associations.

In March 2021, to reflect the NGSC’s oversight and to provide clarity to our stakeholders, the Board changed the name of the Committee to the “Nominating, Governance & Sustainability Committee” to highlight the Board’s ongoing oversight of sustainability matters.

The Board has determined that each member of the NGSC is “independent” as defined in the NYSE listing standards and applicable SEC rules.

34	BLACKROCK, INC. 2022 PROXY STATEMENT

Corporate Governance  |  Board Committees

Risk Committee

Chair	Susan L. Wagner	Members	Bader M. Alsaad Pamela Daley	Jessica P. Einhorn Charles H. Robbins	Mark Wilson

Role and Responsibilities

The Risk Committee assists the Board with its oversight of the Company’s levels of risk, risk assessment, risk management and related policies and processes in connection with the following types of risk and related areas:

Enterprise Risks

•   Market risks from volatility in financial markets;

•   Contractually indemnified risks;

•   Operational risks relating to investment management processes, new products and services, third-party relationships, model risk and change;

•   Risks related to regulatory trends and public policy developments;

•   Technology and cybersecurity risks relating to information security, business continuity/resiliency and system capacity; and

•   The impact of firmwide risk assessments, including the quantification and analysis of requirements (liquidity, insurance, capital or other risk mitigation) associated with BlackRock’s key risks.

Fiduciary Risks

•   Investment risks being taken on behalf of clients in their portfolios or accounts;

•   Risks of default by client counterparties; and

•   Pricing and valuation risk that BlackRock’s counterparties misprice assets in client portfolios or accounts.

Other

•   Reputational risk; and

•   Any other areas of risk delegated to the Risk Committee by the Board.

The Committee regularly reviews a detailed risk profile report prepared by the Chief Risk Officer, which covers a wide range of topics and potential issues that could impact BlackRock.

The Risk Committee also reviewed and discussed with management the Risk Factors included in the 2021 Form 10-K and received reports from members of management responsible for identifying and monitoring these risks.

The Board has determined that each member of the Risk Committee is “independent” as defined in the NYSE listing standards and applicable SEC rules.

Executive Committee

Chair	Laurence D. Fink	Members	Pamela Daley William E. Ford	Murry S. Gerber Gordon M. Nixon	Susan L. Wagner

Role and Responsibilities

The Executive Committee has all the powers of the Board, except as prohibited by applicable law and BlackRock’s Amended and Restated Bylaws (“Bylaws”), and except to the extent another Committee has been accorded authority over the matter. The Executive Committee may meet to exercise such powers between meetings of the Board.

Board and Committee Oversight of Strategy

The Board actively engages with senior management by providing guidance on the formation and implementation of strategic initiatives. On an annual basis, our CEO previews the Board’s proposed agenda with the NGSC, focusing on business reviews and the strategic topics for the coming year, and receives its feedback and input. Based on this agenda, members of senior management and business leads will brief directors on the strategic opportunities, priorities and implementation of strategy for their respective lines of business. These presentations serve as the basis for an active, ongoing dialogue between the Board and senior management about strategic risks and opportunities facing BlackRock and its lines of business.

BLACKROCK, INC. 2022 PROXY STATEMENT	35

Corporate Governance  |  Board Committees

Board and Committee Oversight of Risk Management

KEY STRATEGY & RISK MANAGEMENT OVERSIGHT AREAS

•	Investment Performance and Markets

•	Technology and Cybersecurity

•	Operations and Business Continuity

•	External Affairs, Regulation, Compliance and Legal Developments
•	Sustainable Investing, Investment Stewardship and Corporate Sustainability

•	Human Capital and Talent Development

36	BLACKROCK, INC. 2022 PROXY STATEMENT

Corporate Governance  |  Board Committees

Board and Committee Oversight of Cybersecurity

Our Board is actively engaged in the oversight of BlackRock’s cybersecurity program. Several of our director nominees bring experience with managing and mitigating cyber and technology risks at regulated entities, which provides the Board with insight and aids in overseeing the firm’s technology and operations, as well as our continuing investment in and development of the cybersecurity program.

•   Our Risk Committee receives regular reports on the Company’s cybersecurity program and related developments from members of our information security team. These reports include analyses of recent cybersecurity threats and incidents across the industry, as well as reviews of BlackRock’s own security controls and program, including as it relates to Aladdin and our investment platform.

•   On an annual basis, senior members of BlackRock’s technology, risk and information security teams provide a comprehensive overview of BlackRock’s cyber risk and related programs to a joint session of the Risk and Audit Committees.

Program Highlights:

•   Global, in-depth, multilayered strategy of control programs, using internal teams and independent third parties, including monitoring, incident management, security engineering, identity and access management and security assessments.

•   Participation in financial services industry and government forums to improve both internal and sector cybersecurity defense.

•   Cybersecurity risk program is aligned with various frameworks, including FedRAMP, SOC 1/2, ISO 27001/2 and others.

•   Employees are required to complete an annual information security training.

Our global information security team, in collaboration with our technology risk team, internal audit and independent third parties, assesses cyber risks and adjusts our program as needed.

In 2021, the Risk Committee also discussed with management cyber incident preparedness and measures implemented by the firm, such as response, governance and communication protocols, as well as the results of “tabletop” exercises conducted by management and led by external advisors.

Board and Committee Oversight of ESG

BlackRock’s governance of ESG-related matters reflects our commitment to strong leadership and oversight of ESG at the senior management and Board levels. BlackRock’s Board engages with the Company’s senior leaders on near- and long-term business strategy and reviews management’s performance in delivering sustainable long-term value creation. Sustainability is a critical component of the firm’s overall business strategy and among one of several senior management responsibilities over which the Board has oversight.

In 2021, the Board reviewed and discussed aspects of BlackRock’s climate and sustainability-related strategy, including elements of the firm’s commitment to supporting the global goal of net zero emissions by 2050 or sooner. This included matters such as the steps we are taking to help clients prepare their portfolios for a net zero world, our approach to expanding sustainable investment solutions and ongoing ESG integration efforts, as well as the Investment Stewardship team’s engagement with companies on material governance and business matters, including ESG-related issues.

Several of our director nominees have experience in ESG matters, including through management of these issues in senior leadership roles as business imperatives and in relation to long-term strategy; knowledge and experience in the energy sector; or key involvement with global initiatives and alliances.

BLACKROCK, INC. 2022 PROXY STATEMENT	37

Corporate Governance  |  Board Committees

Committee Oversight of ESG

Audit Committee

In 2021, the Audit Committee reviewed and discussed the Company’s Form 10-K, which included a discussion of the Company’s human capital management practices as required by the SEC, as well as legal and regulatory developments relating to sustainable investment products and the firm’s compliance.

Nominating, Governance & Sustainability Committee

In 2021, the NGSC reviewed and discussed the Investment Stewardship team’s updated engagement priorities and approach to voting on environmental and social shareholder proposals. Additionally, BlackRock’s Global Public Policy group and Corporate Sustainability team presented on governance enhancements with respect to the firm’s trade association and external memberships. The NGSC also reviewed and discussed the governance of BlackRock’s Social Impact program and The BlackRock Foundation, as well as the Corporate Sustainability team’s priorities and progress in 2021.

Management Development & Compensation Committee

In 2021, the MDCC reviewed and discussed the Company’s 2021 say-on-pay results, progress toward DEI goals, UK gender pay gap report and other EMEA-focused compensation-related disclosures.

Risk Committee

In 2021, the Risk Committee reviewed and discussed the incorporation of ESG considerations into the firm’s risk management processes, a framework to monitor exposure to issuers that may present significant climate risk in active portfolios, and ESG risks associated with new business activities and new products.

38	BLACKROCK, INC. 2022 PROXY STATEMENT

Corporate Governance  |  Sustainability at BlackRock

Sustainability at BlackRock

As an asset manager, we believe that a company’s ability to integrate sustainable business practices into its strategy and operations is integral to delivering long-term value. We also recognize the importance of leading by example and providing transparency to stakeholders on how we integrate these business practices into our own strategy and operations. The below illustrates how our business practices support our sustainability goals.

Operating a Sustainable Company

•  Our long-term success is dependent on our people. We make a deliberate effort to unify culture, advance DEI, cultivate and retain the best talent, and foster an environment that provides a safe and healthy workplace for all our employees.

•  We are committed to providing meaningful transparency to our stakeholders. Our disclosures are aligned to the recommendations of the TCFD and SASB Standard for Asset Management & Custody Activities and provide transparency about our progress towards our firmwide sustainability goals. In 2021, we enhanced our TCFD report to include preliminary estimates reflecting greenhouse gas emissions associated with BlackRock’s AUM as well as an enhanced climate scenario analysis.

•  Our corporate sustainability strategy seeks to decouple growth from our impact on the environment, while increasing the efficiency and resiliency of our operations. During 2021, we set new science-aligned emissions reduction targets for our operations.

•  In 2021, we updated our Supplier Code of Conduct & Ethics to embed the Ten Principles of the United Nations Global Compact (UNGC) into our expectations for suppliers[1] and to encourage our suppliers to adopt best practices, including with respect to DEI and environmental sustainability.

Sustainable Investing is Our Standard

•  Our investment conviction is that ESG-integrated portfolios can provide better risk-adjusted returns to investors.

•  In 2021, the BlackRock Investment Institute incorporated climate considerations into its Capital Market Assumptions, a building block of our portfolios, to assess the impacts and opportunities of climate factors on economic growth over the next 20 years.

•  As of December 31, 2021, we managed over $500 billion in sustainable investment strategies on behalf of our clients across 350+ sustainable products.

•  As of December 31, 2021, we saw nearly $104 billion of net inflows into sustainable investment strategies, representing 19% of total net inflows during 2021.

Responsible Stewards of Our Clients’ Assets

•  Investment stewardship is central to our fiduciary approach to advancing the long-term financial interests of our clients. We engage with companies to promote corporate governance standards that we believe contribute to companies’ ability to deliver the durable profitability our clients depend on to meet their long-term financial goals.

•  BlackRock Investment Stewardship (“BIS”) is committed to transparency in stewardship, including by publishing annual stewardship reports, mid-year thematic reports, quarterly engagement and vote disclosures, position papers on our approach to ESG issues of focus, and vote bulletins to provide detailed explanations of key votes on behalf of clients.

•  Among other engagement topics, BIS engaged with companies during 2021 to understand how climate risks and opportunities might impact their business, and how these factors are addressed in the context of a company’s business model and sector.

•  During 2021, BIS had 3,600+ engagements with 2,300+ public companies across 57 markets, covering 68% of our clients’ equity assets under management, to discuss issues we assess to be important to long-term shareholder value.

Data & Technology

•  We are helping investors to manage their climate objectives through Aladdin Climate, by providing tools for tracking investment portfolios’ trajectories toward net zero and helping to bring about standardized climate data and metrics to better serve the industry.

•  We deliver ESG and climate data directly into investors’ daily workflows through Aladdin to drive more informed investment and risk management. We have released 8,000+ ESG metrics within the Aladdin platform, and we continue to develop tools to better manage climate risk in portfolios.

Making a Positive Social Impact

•  In 2021, The BlackRock Foundation committed $100 million, its largest grant ever, to Breakthrough Energy’s Catalyst Program. This grant seeks to support cutting the “green premium” on clean energy technology, including sustainable aviation fuel, green hydrogen, direct air capture, and long-duration energy storage.

•  The BlackRock Foundation also committed to support an equitable economic recovery from COVID-19 through a $13 million grant to Generation, a non-profit that prepares jobseekers across fourteen countries with the skills to access sustainable employment.

(1)

BlackRock is a financial services company, which means that BlackRock’s supply chain is comprised primarily of vendors, suppliers, custodian banks and fund administrators, trading counterparties, market data providers and other entities that support BlackRock’s activities and its business operations.

BLACKROCK, INC. 2022 PROXY STATEMENT	39

Corporate Governance  |  Sustainability at BlackRock

BlackRock’s Commitment to Transparency

BlackRock is committed to providing transparency on meaningful sustainability-related information to stakeholders. We made significant enhancements to our Corporate Sustainability disclosures in 2021 and are committed to further enhancing our corporate sustainability strategy and disclosure in the years ahead. Recent publications include:

Publication	Description

2021 TCFD Report

This comprehensive report is aligned to the recommendations of the TCFD and represents BlackRock’s commitment to meaningful transparency on our approach to managing climate-related risks and opportunities across our business.

The 2021 TCFD report is our second TCFD report, which we have enhanced by including an enterprise-level climate-related scenario analysis that assesses the potential implications of climate-related physical and transition risks to the firm and preliminary estimates reflecting the greenhouse gas emissions associated with BlackRock’s AUM.

US EEO-1 Report

BlackRock is committed to DEI across every level of our firm and within every region and country where we operate. This report provides U.S. demographic work force data, including data by race/ethnicity, gender and job categories.

2020 Sustainability Disclosure (published in 2021 and aligned to SASB Standards and UN Global Compact 10 Principles)

BlackRock’s 2020 Sustainability Disclosure is aligned to the SASB’s standards for Asset Management & Custody Activities. The report includes information regarding workforce diversity, sustainable investing and stewardship, which is aligned with the SASB standards.

In addition to reporting against the SASB standards, the 2020 Sustainability Disclosure includes topics such as employee health, safety and well-being, and community relations and social impact, which are based on the UN Global Compact 10 Principles and input from a stakeholder assessment we conducted.

Additionally, BIS publishes global governance and engagement guidelines, as well as quarterly and annual activity reports, which are available on our website.

40	BLACKROCK, INC. 2022 PROXY STATEMENT

Corporate Governance  |  BlackRock’s Impact on its People

BlackRock’s Impact on its People

With approximately 18,400 employees in more than 30 countries, BlackRock provides a broad range of investment and technology services to institutional and retail clients in more than 100 countries across the globe. As an asset manager, our long-term success depends on our people and how we manage our workforce.

Culture and Principles

BlackRock believes that maintaining a strong corporate culture is an important component of its human capital management practices and is critical to the firm’s long-term success. Our culture is underpinned by the BlackRock Principles, which unify our workforce and guide how we interact with each other, our clients, the communities in which we operate and all of our other stakeholders:

•	We are a fiduciary to our clients;

•	We are One BlackRock;

•	We are passionate about performance;
•	We take emotional ownership; and

•	We are committed to a better future.

Read more about the BlackRock Principles on our website at www.blackrock.com.

Diversity, Equity and Inclusion

We believe a diverse workforce and an equitable and inclusive work environment are key factors in achieving better outcomes across all levels of our business. We have made a long-term commitment to cultivating diversity in our workforce and leadership team through our hiring, retention, promotion and development practices. As part of this long-term commitment, we have instituted a multi-year DEI strategy that we believe is actionable, measurable and designed to apply across the many countries in which the firm operates. Our DEI strategy is aligned with the firm’s business priorities and long-term objectives. Our DEI strategy centers on talent and culture, responding to the needs of our clients, and policy and social impact in the communities in which we operate.

We are focused on the following to advance our DEI strategy:

•	Expand partnerships with external organizations and develop strategies to increase the diversity of our applicant pools;

•	Strengthen talent acquisition and management processes in an effort to eliminate bias; and

•	Implement leadership development, sponsorship and coaching initiatives to engage and develop underrepresented talent.

Another focus of our DEI strategy is to cultivate an inclusive, equitable work environment in which employees feel connected to BlackRock’s culture and supported in pursuit of their professional goals. To this end, we have committed to raising awareness of racial equity issues and setting high behavioral expectations for our employees, as well as to holding firm leaders and managers accountable for continued progress against our goals.

Employee Engagement

We value continuous dialogue with our employees about their experiences. We have several employee engagement mechanisms including:

•	Employee opinion surveys;

•	Interactive townhalls and communications; and

•	The sponsorship of employee, professional and social impact networks.

These employee engagement mechanisms provide us with actionable feedback for each team and for the firm as a whole.

In October 2021, 91% of employees agreed or strongly agreed with the statement, “I am proud to work at BlackRock”

Employee Networks

Employee, professional and impact networks provide forums and opportunities for employees with diverse backgrounds to connect with one another and shape the firm’s culture. The networks are sponsored by senior leaders and designed by employees, for employees. As of March 31, 2022, over 50% of BlackRock employees are involved in an employee or impact network.

These networks have played, and continue to play, an active role in our response to COVID-19, including by instituting programs to combat isolation and more deeply understand the employee experience during the pandemic, as well as to support families throughout the pandemic and as we transition back to our offices in selected countries around the world. The networks also have served a critical role in the firm’s dialogue around issues of racial injustice and inequity.

BLACKROCK, INC. 2022 PROXY STATEMENT	41

Corporate Governance  |  BlackRock’s Impact on its People

BlackRock believes that it is imperative to support employees as a local force for good in the communities in which we live and operate, and to help build a more equitable and resilient future for our neighbors. In 2021, we launched the Gives Network, whose mission is to empower employees to channel their passions to positively impact their communities and work collectively to shape BlackRock’s local footprint. During 2021, we also launched the Asian & Middle Eastern Professionals & Allies Network to foster community, camaraderie and a sense of belonging for Asian and Middle Eastern professionals and allies at the firm.

Training, Innovation and Development

We believe that developing the capabilities of our employees is integral to delivering long-term value. Our human capital management practices are designed to provide opportunities for employees to learn, innovate and enhance their skillsets at every stage of their career. Examples include:

•	BlackRock Academies – BlackRock’s online suite of interactive resources and courses, which enable employees to build skills and thought leadership in specific facets of our business and purpose.

•	Leadership development programs – Includes executive coaching, in-person and virtual learning, and senior management sponsorship.

•	Inclusion Dialogues – Small group conversations led by external facilitators to help employees build skills to cultivate inclusive environments.

Compensation, Wellness and Benefits

Investing in the physical, emotional, mental and financial well-being of our employees is a critical component of our human capital management strategy.

Our compensation and benefits practices are designed to: attract, retain and motivate talented employees; align employee incentives and risk-taking with those of the firm and the interests of its clients; and support employees across many aspects of their lives. We have a strong pay-for-performance culture and an annual compensation process that takes into consideration firmwide results, individual business results and employee performance, as well as market benchmarks.

We also offer a wide range of benefits that are regularly reviewed in accordance with leading best practices and the local requirements of our offices, including, where applicable, retirement savings plans, a flexible time off (“FTO”) policy and flexible working arrangements, and parental leave and family support benefits, including fertility benefits, adoption and surrogacy assistance, and backup elder and childcare benefits. Comprehensive healthcare and mental-health benefits are also offered to eligible employees, including medical, dental and vision coverage, health savings and spending accounts, counseling services, an employee assistance program and access to telemedicine services, where available.

The COVID-19 pandemic has further highlighted the importance of keeping employees safe and healthy.

BlackRock has continued to implement initiatives to support employees. Examples include:

•   Prioritizing communication about telemedicine and digital health resources where available, COVID-19 vaccine education and access, as well as free COVID-19 testing;

•   Creating a Mental Health Ambassador program to direct colleagues to mental health training resources; and

•   Extending cross-border healthcare coverage and support to employees and their dependents temporarily working, or on FTO, outside of their home country as a result of the pandemic.

42	BLACKROCK, INC. 2022 PROXY STATEMENT

Corporate Governance  |  BlackRock’s Impact on its People

We prioritize protecting the rights of our workforce and the equitable treatment of employees. We have implemented policies related to harassment prevention and compliance with equal employment opportunity and overtime regulations and are committed to providing a safe and healthy work environment. To do this, we design global programs, including environmental and occupational health and safety programs, to meet or exceed local requirements. Moreover, we encourage all employees to raise issues of concern and assure employees that they may do so without fear of retaliation.

Transparency and Accountability

We view transparency and accountability as a critical part of our DEI strategy and as a means to inform, measure and improve our human capital management practices. Earlier this year, we published our inaugural DEI annual report “Driving Accountability,” which highlights our commitment to DEI across the firm and within the regions and countries where we operate.

In addition, since 2020, we have published annual SASB-aligned disclosure and our annual EEO-1 report. Both of these documents include information regarding workforce diversity.

During 2020, we also set and published goals for increasing the overall workplace representation of Black and Latinx employees and growing the number of female and U.S. Black and Latinx leaders at the Director level and above. As of January 1, 2022, of the Company’s employees who self-identified their gender status, 43.5% of global employees were women. As of January 1, 2022, of the Company’s U.S. employees who self-identified their race/ethnicity status, 6.9% identified as Black or African American, 6.8% identified as Hispanic/Latinx, 26.0% identified as Asian and 2.5% identified as Native American or Alaska Native, Native Hawaiian or Pacific Islander, or as “two or more races”. At the Board level, 35%, or 6 directors, are women, 17%, or 3 directors, identified as racially/ethnically diverse, and 6%, or 1 director, identified as LGBTQ+.

Board Oversight of Human Capital Management

Our Board plays an important role in the oversight of human capital management at BlackRock and devotes one Board meeting annually to an in-depth review of BlackRock’s culture, talent development, retention and recruiting initiatives, DEI strategy, leadership and succession planning, and employee feedback.

Moreover, year-end business assessments, which include a review of the progress that is being made against the firm’s DEI goals, influence individual compensation outcomes that are reviewed and approved by the MDCC. For a discussion on how ESG and organizational strength objectives such as delivering sustainable solutions for clients; attracting, developing and retaining talent; and DEI are factored into performance assessments of BlackRock’s NEOs, see “2021 NEO Compensation and Performance Summaries” beginning on page 69.

Additionally, succession planning for BlackRock’s CEO and other senior executives is a key part of the Board’s annual review of human capital management issues. As part of this review, the Board focuses on whether BlackRock has the right people in place to execute the Company’s long-term strategic plans, and on BlackRock’s ability to identify, attract, develop, promote and retain future senior executives. An important element of the succession planning across the organization is a commitment to building leadership from within and increasing diversity in leadership roles.

BLACKROCK, INC. 2022 PROXY STATEMENT	43

Corporate Governance  |  Corporate Governance Practices and Policies

Corporate Governance Practices and Policies

Management Succession Planning

Our Board recognizes the importance of succession planning for the CEO and other key executives at BlackRock. The Board, in consultation with the MDCC, dedicates one meeting per year to reviewing BlackRock’s culture, talent development, retention and recruiting initiatives, DEI strategy, leadership and succession planning, and employee feedback, and as part of this review, seeks to ensure that BlackRock has the right people in place to execute our long-term strategic plans.

DURING THESE REVIEWS, THE BOARD DISCUSSES:

•	Our succession process and pipeline, including DEI and Company culture goals for building future senior leaders;

•	Potential successors to the CEO in the event of an emergency or the CEO’s retirement; and

•	CEO recommendations and evaluations of potential successors for BlackRock’s top executives, along with a review of any development plans for these individuals.

BlackRock Public Policy Engagement and Political Participation Policies

BlackRock believes that responsible corporate citizenship requires active engagement in legislative and regulatory processes. As part of our responsibilities to our shareholders and clients, BlackRock advocates for public policies that we believe are in our shareholders’ and clients’ long-term best interests. We support the creation of regulatory regimes that increase financial market transparency, protect investors and facilitate responsible growth of capital markets, while preserving consumer choice and properly balancing benefits versus implementation costs. BlackRock comments on public policy topics through, among other things, our published ViewPoints, which examine public policy issues and assess their implications for investors, and through comment letters and consultation responses that we submit to policy makers. We believe in the value of open dialogue and transparency on these important issues; our position papers and letters are available on the “Insights – Public Policy” section of our website.

Governance of Public Policy Engagement

BlackRock’s External Affairs group manages the firm’s key reputational and policy challenges and opportunities. The global group, which includes Corporate Sustainability, Global Public Policy and Social Impact, as well as members focused on research initiatives relating to stakeholder capitalism and engagement with the academic community, is focused on deepening our relationships with key stakeholders, creating forums for research, dialogue and debate, and advocating on behalf of the interests of our clients. Our engagements with policy makers and advocacy on public policy issues are coordinated by the Global Public Policy group (“GPPG”). Members of GPPG work closely with business and legal teams to identify legislative and regulatory priorities, both regionally and globally, that will protect investors, increase shareholder value and facilitate responsible economic growth.

BlackRock’s Chief Legal Officer and Head of External Affairs regularly brief the Board or its Committees to keep directors apprised of, and engaged in, BlackRock’s legislative and regulatory priorities and advocacy initiatives. Members of GPPG and executive leadership regularly meet with and exchange views on legislation and regulatory priorities with public officials and policy makers, regionally and globally, and provide such individuals with educational materials to help inform their decisions.

Trade Associations

As part of BlackRock’s engagement in the public policy process, BlackRock participates in a number of trade associations that advocate for and shape public policy positions that are important to the asset management industry and the global business community. Trade associations also provide educational, training and professional networking opportunities for their members. BlackRock participates in these associations for such opportunities and to help build consensus on issues that we believe will serve investors, increase shareholder value and facilitate responsible economic growth. We do not control these organizations, and our membership and participation in these organizations are not an endorsement of all their activities and positions. Accordingly, there may be instances where specific positions diverge from those of BlackRock.

BlackRock discloses the principal trade associations to which we belong, as well as those trade associations to which we paid in excess of $25,000 in 2021 for membership fees and/or dues, on our Public Policy Engagement and Political Participation Policies webpage.

BlackRock periodically reviews our memberships in these trade associations, and the positions they support, to evaluate whether there is alignment with our views on public policy matters we consider material to our efforts to serve our investors and clients. Where we identify a significant inconsistency on a material strategic policy issue, we will discuss and review our options with respect to such organization, including the benefits and challenges associated with our continued membership. Actions that we may take to address material misalignment include engagement with the trade association, clarifying BlackRock’s position through public statements or consideration of the termination of our membership in the trade association.

44	BLACKROCK, INC. 2022 PROXY STATEMENT

Corporate Governance  |  Corporate Governance Practices and Policies

Political Participation

Our ability to engage policy makers and participate in the public policy arena is subject to extensive laws and regulations at the international, federal, state and local levels. Under U.S. federal law, BlackRock may not contribute corporate funds or make in-kind contributions to candidates for federal office or to national party committees. In addition to federal limits on corporate political action, our political contributions at the state and local level in the U.S. are governed by Municipal Securities Rulemaking Board Rule G-37, Rule 206(4)-5 of the Investment Advisers Act of 1940 and CFTC Rule 23.451, as well as applicable state and local law. Accordingly, BlackRock does not contribute corporate funds to candidates, political party committees, PACs or any political organization exempt from federal income taxes under Section 527 of the Internal Revenue Code. Although permitted under federal law, BlackRock has voluntarily elected not to spend corporate funds directly on independent expenditures, including electioneering communications. Information about BlackRock’s lobbying activities, including contributions required to be disclosed under the Lobbying Disclosure Act of 1995, as amended, is publicly available at http://www.senate.gov/legislative/lobbying.

BlackRock maintains a federal PAC that is funded in accordance with applicable federal law on a voluntary basis by employees of the Company who are U.S. citizens or green card holders. The PAC makes contributions at the federal level on a bipartisan basis consistent with the Company’s contribution policies and public policy goals and without regard to the private political preferences of management. As required by law, all political contributions by the PAC are reported to the Federal Election Commission and are publicly disclosed at www.fec.gov.

Following the events at the U.S. Capitol in January 2021, we revisited the BlackRock PAC’s governance structure, size, disbursements, contribution criteria, transparency and employee engagement. In the third quarter of 2021, we implemented a number of enhancements to strengthen governance, improve transparency and encourage engagement with eligible employees.

BlackRock maintains compliance processes designed to ensure that its activities are conducted in accordance with our Public Policy Engagement and Political Participation Policies and all relevant laws governing political contributions in the U.S. All employees are required to annually review and acknowledge their compliance responsibilities regarding political contributions and must submit all of their proposed personal political contributions to our Legal and Compliance Department to determine if such contributions are consistent with applicable legal restrictions.

Shareholder Engagement and Outreach

Our Shareholder Engagement Process

We conduct shareholder outreach throughout the year to engage with shareholders on issues that are important to them. We report back to our Board on this engagement as well as specific issues to be addressed.

Also see “Compensation Discussion and Analysis” beginning on page 56 for a discussion of our compensation-related shareholder engagement initiatives and our 2021 say-on-pay vote result.

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Corporate Governance  |  Communications with the Board

Communications with the Board

Shareholders and other interested parties may contact any member (or all members) of the Board, any Committee or any Chair of any such Committee by mail or electronically.

Correspondence may be sent by:

Mail: BlackRock, Inc. Attn: Board of Directors c/o Corporate Secretary 40 East 52nd Street New York, New York 10022

Online:

Go to the BlackRock website at www.blackrock.com. Under the headings “Our Company and Sites / About BlackRock / Investor Relations / Governance / Governance Overview / Contact Our Board of Directors,” you will find a link that may be used for writing an electronic message to the Board, the Lead Independent Director, any individual director or any group or committee of directors.

BlackRock’s Corporate Communications, Investor Relations and Legal and Compliance Departments will review all communications received to determine whether the contents represent a message or matter for our directors’ review. Requests for a meeting with any member of the Board will also be reviewed accordingly and, if appropriate, arranged by Investor Relations and the Corporate Secretary. Concerns relating to accounting, internal controls or auditing matters are handled in accordance with established procedures.

Shareholders are encouraged to visit the “Governance / Governance Overview” page of the BlackRock website at http://ir.blackrock.com to see the Corporate Governance Guidelines, Code of Business Conduct and Ethics, Code of Ethics for Chief Executive and Senior Financial Officers and additional information about BlackRock’s Board and its Committees and corporate governance policies.

The charters for each of the Audit Committee, the MDCC, the NGSC, the Risk Committee and the Executive Committee can be found at the same website address. In addition, BlackRock intends to satisfy any disclosure requirements regarding any amendment to, or waiver from, a provision of the Code of Ethics for Chief Executive and Senior Financial Officers by posting such information on its corporate website.

BlackRock will provide a copy of these documents without charge to each shareholder upon written request. Requests for copies should be addressed to the Corporate Secretary, BlackRock, Inc., 40 East 52nd Street, New York, New York 10022.

2021 Director Compensation

Independent directors receive compensation, including retainers and reimbursements of expenses, for their service and dedication to our Company. We recognize the substantial time and effort required to serve as a director of a large global investment firm. The goal of our director compensation program is to help attract, motivate and retain directors capable of making significant contributions to the long-term success of our Company. In order to further align the interest of our directors with the interests of our shareholders, our independent directors are required to own a minimum target number of shares, as described below.

The MDCC is responsible for reviewing director compensation periodically and making recommendations to the Board. The MDCC also reviews the director compensation practices of peer corporations. For more information on these peer groups, please refer to “Role of the Compensation Consultant” on page 67.

How Our Director Compensation Program Aligns with Long-Term Shareholder Interests

FOCUS ON EQUITY COMPENSATION	STOCK/EQUITY OWNERSHIP REQUIREMENT
The largest portion of independent director compensation is the annual equity grant, payable in deferred stock units.

All independent directors are required to own shares valued at a minimum of $500,000 (over five times the annual board retainer) within five years of joining the Board. All directors have met or are on track to meet this requirement.

46	BLACKROCK, INC. 2022 PROXY STATEMENT

Corporate Governance  |  2021 Director Compensation

2021 Elements of Director Compensation

For services provided in 2021, each independent director received an annual retainer paid quarterly in arrears at an annualized rate of $85,000, as well as Committee annual retainers paid quarterly in arrears at the following annualized rates: $40,000 for Chair and $25,000 for members of the Audit Committee; and $30,000 for Chairs and $15,000 for members of the MDCC, NGSC and Risk Committee. Our Lead Independent Director received an additional annual retainer paid quarterly in arrears at an annualized rate of $100,000. In addition, each independent director had the right to elect to receive BlackRock common stock valued at an equivalent fair market value in lieu of all or a portion of his or her annual retainer and Committee annual retainers.

In July 2020, the MDCC changed the grant date of the annual equity grants awarded to our independent directors from the end of the first quarter of each year to January of each year, to align the timing of future grants with the grant date of year-end equity awards to employees, provided that the awards vest upon a director’s election or re-election at each year’s Annual Meeting of Shareholders. This change was effective starting with the 2021 annual equity grants.

Accordingly, in January 2021, each independent director received an annual equity grant, awarded in deferred stock units valued at $240,000. The grant vested upon a director’s election or re-election, as applicable, at the 2021 Annual Meeting of Shareholders and will be settled in shares of common stock. The settlement of the annual equity grant will occur on the earlier of (i) the third anniversary of the date of grant and (ii) the date the director ceases to be a member of the Board.

The following table shows the elements of director compensation provided by BlackRock for services in 2021.

Director Compensation Element	Payment or Value of Equity

Board Service(1)
Annual Retainer(2)	$85,000
Annual Equity Grant(3)	$240,000 deferred stock units

Lead Independent Director	$100,000

Committee Service
Committee Annual Retainers(2)	Chair	Member
Audit Committee	$40,000	$25,000
MDCC	$30,000	$15,000
NGSC	$30,000	$15,000
Risk Committee	$30,000	$15,000

(1)

Board and Committee Service Retainers and Annual Equity Grants. Directors have the right to elect to receive their annual Board and Committee service retainers in the form of BlackRock common stock. Directors have a right to elect, no later than December of the prior calendar year, to receive their annual retainers in the form of deferred stock units that are fully vested on the date of grant, and to elect for such deferred stock units, as well as deferred stock units granted as part of the annual equity grant, to be settled in shares of BlackRock common stock in a lump sum on the date the director ceases to be a member of the Board or in equal annual installments on each of the first five anniversaries of the date the director ceases to be a member of the Board.

(2)

Timing of Annual Retainer Payments. Board and Committee service retainers are paid in January, April, July and October, based on service during the prior quarter. New Board members rotating through the standing Committees receive one general Committee retainer. From time to time, the Company also makes available, as an accommodation to all of its directors upon request, basic office space at its existing locations and administrative support, as needed.

(3)

Annual Equity Grant. Directors were granted an annual equity award in January 2021, which vested following their election (or re-election) to the Board at the Annual Meeting of Shareholders on May 26, 2021.

BLACKROCK, INC. 2022 PROXY STATEMENT	47

Corporate Governance  |  2021 Director Compensation

Directors in 2021 who were also employees of BlackRock are not listed in the table below because they did not receive compensation for serving as directors or Committee members. In 2021, directors who were not employees of BlackRock each received the amounts set forth below and were also reimbursed for reasonable travel and related expenses.

2021 Total Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)		Total ($)

Bader M. Alsaad	115,393	240,247	—		355,640

Mathis Cabiallavetta(3)	62,724	240,247	—		302,971

Pamela Daley	139,696	240,247	—		379,943

Jessica P. Einhorn	115,000	240,247	—		355,247

Beth Ford(4)	45,687	—	—		45,687

William E. Ford	138,687	240,247	—		378,934

Fabrizio Freda	100,175	240,247	—		340,422

Murry S. Gerber	225,000	240,247	—		465,247

Margaret “Peggy” L. Johnson	125,288	240,247	—		365,535

Cheryl D. Mills	115,000	240,247	—		355,247

Gordon M. Nixon	130,462	240,247	—		370,709

Kristin C. Peck(4)	45,687	—	—		45,687

Charles H. Robbins	100,175	240,247	—		340,422

Marco Antonio Slim Domit	124,922	240,247	—		365,169

Hans E. Vestberg(4)	82,267	—	—		82,267

Susan L. Wagner	140,541	240,247	340,000	(5)	720,788

Mark Wilson	119,014	240,247	—		359,261

(1)

Includes fees paid in cash and shares of common stock granted on March 31, June 30, September 30 and December 31, 2021, respectively, based on the closing market prices on such dates of $753.96, $874.97, $838.66 and $915.56, respectively, at the election of the director in lieu of all or a portion of his or her annual retainers. Each of the following directors elected to receive common stock in lieu of the following amounts: Mr. Alsaad – $38,723; Mr. Cabiallavetta – $21,055; Ms. Daley – $139,696; Ms. Einhorn – $0; Ms. Ford – $45,687; Mr. Ford – $138,687; Mr. Freda – $100,175; Mr. Gerber – $0; Ms. Johnson – $125,288; Ms. Mills – $0; Mr. Nixon – $130,462; Ms. Peck – $45,687; Mr. Robbins – $100,175; Mr. Slim – $83,260; Mr. Vestberg – $82,267; Ms. Wagner – $35,179; and Mr. Wilson – $39,844.

(2)

Includes the annual grants to each non-employee director of 325 deferred stock units of BlackRock with a grant date fair value of $240,000 pursuant to FASB ASC Topic 718. For complete valuation assumptions for the awards, see Note 18 to the consolidated financial statements in our 2021 Form 10-K. As of December 31, 2021, each non-employee director held the following outstanding deferred stock units: 2,706 deferred stock units for Ms. Daley; 2,644 deferred stock units for Mr. Nixon; 2,584 deferred stock units for Mr. Ford; 1,957 deferred stock units for Mr. Slim; 1,912 deferred stock units for Mr. Wilson; 1,705 deferred stock units for Mr. Gerber; 1,680 for Ms. Mills; 1,522 deferred stock units for Ms. Johnson; 1,357 deferred stock units for each of Mses. Einhorn and Wagner and Messrs. Freda and Robbins; 796 deferred stock units for Mr. Alsaad; 94 deferred stock units for Mr. Vestberg; and 52 deferred stock units for each of Mses. Ford and Peck.

(3)	Mr. Cabiallavetta did not stand for re-election at the 2021 Annual Meeting of Shareholders. Accordingly, the annual equity award granted in January 2021 did not vest.
(4)	Mr. Vestberg was elected to the Board at the 2021 Annual Meeting of Shareholders on May 26, 2021. On September 29, 2021, the Board appointed Mses. Ford and Peck to the Board.
(5)

Amount shown under “All Other Compensation” reflects filing fees for previous years paid pursuant to the notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act (the “HSR Act”) by external counsel and imputed as income to Ms. Wagner.

48	BLACKROCK, INC. 2022 PROXY STATEMENT

Corporate Governance  |  Other Executive Officers

Other Executive Officers

In addition to Messrs. Fink and Kapito, whose biographical information is included on pages 18 and 21, respectively, the following is a list of individuals serving as executive officers of BlackRock as of the date of this Proxy Statement, each of whom also serves on BlackRock’s GEC. All of BlackRock’s executive officers serve at the discretion of the Board and CEO.

Stephen Cohen age 46

Senior Managing Director, has been Head of EMEA since April 2021. Prior to this, Mr. Cohen served as Head of EMEA iShares and Wealth and oversaw Index Investments in EMEA from 2017 to 2021 and served as Global Head of Fixed Income Indexing from 2011 to 2017. Mr. Cohen joined BlackRock in 2011 from Nomura, where he was the Global Head of Equity Linked Strategy.

Robert L. Goldstein age 48

Senior Managing Director, has been Chief Operating Officer since 2014 and has been the Head of BlackRock Solutions, which leverages the Company’s unique risk analytics capabilities and capital markets insights to deliver unbiased advice and expertise to other institutions, since 2009. He led BlackRock’s Institutional Client Business from 2012 to 2014. Mr. Goldstein has spent his entire career at BlackRock, beginning in 1994 as an analyst in the Company’s Portfolio Analytics Group.

J. Richard Kushel age 55

Senior Managing Director, has been Head of the Portfolio Management Group, which encompasses BlackRock’s Fixed Income, Fundamental Equities, Systematic Investments, Multi-Asset Strategies and Solutions and the Global Lending, Liquidity and Private Investors businesses since 2020. Prior to that, he served as the Head of Multi-Asset Strategies and Global Fixed Income from 2018 to 2020. Mr. Kushel is the Global Executive Committee sponsor of the Company’s Black Professionals & Allies Network. Mr. Kushel was Chief Product Officer and Head of Strategic Product Management from 2014 to 2016 and Deputy Chief Operating Officer from 2012 to 2014. Mr. Kushel has been with BlackRock since 1991.

Rachel Lord age 56

Senior Managing Director, has been Chair and Head of Asia Pacific since May 2021. Prior to this, Ms. Lord served as Head of EMEA since 2017. From 2013 to 2017, she was EMEA Head of iShares and Head of Global Clients, ETF and Index Investments. Ms. Lord joined BlackRock in November 2013 from Citigroup where she was the Global Head of Corporate Equity Derivatives.

Mark S. McCombe age 56

Senior Managing Director, has been Chief Client Officer since 2019. Previously, he served as Head of Americas from 2017 to 2019, Global Head and Chairman of BlackRock Alternative Investors from 2015 to 2017, Global Head of BlackRock’s Institutional Client Business from 2014 to 2016 and Head of BlackRock’s Asia Pacific region from 2012 to 2014. Before joining BlackRock, Mr. McCombe served as Chief Executive Officer in Hong Kong for HSBC from 2010 to 2012.

Christopher J. Meade age 53

Senior Managing Director, has been Chief Legal Officer of BlackRock since 2016 and General Counsel since 2015. Before joining BlackRock in 2015, Mr. Meade was the General Counsel of the U.S. Department of the Treasury. Previously, he was a partner with the law firm of Wilmer Cutler Pickering Hale and Dorr. Earlier in his career, Mr. Meade served as a law clerk to Justice John Paul Stevens on the U.S. Supreme Court and Judge Harry T. Edwards of the U.S. Court of Appeals for the D.C. Circuit.

Manish Mehta age 51

Senior Managing Director, has been Global Head of Human Resources since 2019. Prior to this, Mr. Mehta was Global Head of Markets & Investments for ETF and Index Investments from 2016 to 2019, Head of Product & Markets for iShares from 2015 to 2016 and Chief Operating Officer for iShares from 2011 to 2015. Mr. Mehta joined BlackRock in 2009 as part of the acquisition of Barclays Global Investors, where he was Head of Strategy and Corporate Development and Chief of Staff to the CEO.

Gary S. Shedlin age 58

Senior Managing Director, has been Chief Financial Officer of BlackRock since 2013. Mr. Shedlin is also the Global Executive Committee sponsor for the Company’s Veterans & Allies Network. Prior to joining BlackRock, Mr. Shedlin was Vice Chairman, Investment Banking and a Managing Director in the Financial Institutions Group at Morgan Stanley from 2010 to 2013. Prior to that, Mr. Shedlin worked at Citigroup from 2004 to 2010, where he most recently served as Chairman of the Financial Institutions Group. Previously, Mr. Shedlin served as the Co-Head of the Financial Institutions Group at Lazard Ltd.

Mark Wiedman age 51

Senior Managing Director, has been Head of International and of Corporate Strategy since 2019. From 2011 to 2019, Mr. Wiedman served as Global Head of iShares and Index Investments. Mr. Wiedman joined BlackRock in 2004 to help start what became the Financial Markets Advisory Group. Prior to joining BlackRock, he was Senior Advisor to the Under Secretary for Domestic Finance at the U.S. Treasury and a management consultant at McKinsey & Company.

BLACKROCK, INC. 2022 PROXY STATEMENT	49

Ownership of BlackRock

Common Stock

The following table includes certain information about the beneficial ownership of BlackRock’s voting securities as of March 31, 2022, by:

•	Each person who is known by BlackRock to own beneficially more than 5% of any class of outstanding voting securities of BlackRock;

•	Each of BlackRock’s directors and nominees;
•	Each of the executive officers named in the 2021 Summary Compensation Table; and

•	All of BlackRock’s executive officers and directors as a group.

Except as otherwise noted, each individual exercises sole voting power or investment power over the shares of voting securities shown. The number of shares of voting securities shown in the following table as beneficially owned by each director and executive officer is determined under the rules of the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. For purposes of the table, beneficial ownership includes any shares of voting securities as to which the individual has sole or shared voting power or investment power and also any shares of common stock which the individual has the right to acquire within 60 days of March 31, 2022, through the exercise of any option, warrant or right. All fractional shares have been rounded to the nearest whole number.

50	BLACKROCK, INC. 2022 PROXY STATEMENT

Ownership of BlackRock Common Stock

As of March 31, 2022, there were 151,725,638 shares of BlackRock’s common stock outstanding.

	Amount of beneficial ownership of common stock(1)	Percent of common stock outstanding	Deferred/ Restricted Stock Units(2)	Total

The Vanguard Group, Inc.	12,236,134(3)	8.05%	–	12,236,134(3)
100 Vanguard Blvd. Malvern, PA 19355

Capital World Investors	7,799,669(4)	5.1%	–	7,799,669(4)
333 South Hope Street, 55th Floor Los Angeles, CA 90071

Bader M. Alsaad	117	*	1,084	1,201

Pamela Daley	5,094	*	1,084	6,178

Jessica P. Einhorn	3,752	*	1,084	4,836

Laurence D. Fink	596,225	*	12,046	608,271

Beth Ford	85	*	288	373

William E. Ford	10,831	*	1,084	11,915

Fabrizio Freda	5,544	*	1,084	6,628

Murry S. Gerber	40,941	*	1,084	42,025

Robert L. Goldstein	36,525	*	7,403	43,928

Margaret “Peggy” L. Johnson(5)	1,312	*	1,084	2,396

Robert S. Kapito(5)	252,941	*	11,327	264,268

J. Richard Kushel(5)	148,210	*	7,634	155,844

Cheryl D. Mills	3,771	*	1,084	4,855

Gordon M. Nixon	2,291	*	1,084	3,375

Kristin C. Peck	85	*	288	373

Charles H. Robbins	1,175	*	1,084	2,259

Gary S. Shedlin	11,985	*	5,705	17,690

Marco Antonio Slim Domit	4,995	*	1,084	6,079

Hans E. Vestberg	137	*	288	425

Susan L. Wagner(6)	428,155	*	1,084	429,239

Mark Wilson	1,050	*	1,084	2,134

All directors, nominees and executive officers as a group (27 persons)(5)	1,602,429	1.06%	84,659	1,687,088

*	The number of shares of common stock held by such individual is less than 1.0% of the outstanding shares of common stock.

(1)	Does not include unvested/unsettled RSUs and unvested stock options.

(2)	Does not include BPIP Awards.

(3)

Based on the Schedule 13G/A of The Vanguard Group, Inc. filed on February 9, 2022. The Vanguard Group, Inc. reported it held 0 shares with sole voting power, 229,249 shares with shared voting power, 11,643,279 shares with sole dispositive power and 592,855 shares with shared dispositive power.

(4)

Based on the Schedule 13G of Capital World Investors filed on February 11, 2022. Capital World Investors reported it held 7,777,221 shares with sole voting power, 0 shares with shared voting power, 7,799,669 shares with sole dispositive power and 0 shares with shared dispositive power.

(5)	Includes shares of BlackRock common stock held jointly, indirectly and/or in trust (other than shares the beneficial ownership of which has been disclaimed).

(6)	Includes shares of BlackRock common stock held through a trust over which Ms. Wagner has investment control.

BLACKROCK, INC. 2022 PROXY STATEMENT	51

Certain Relationships and

Related Transactions

Transactions with BlackRock Directors, Executive Officers and Other Related Parties

From time to time, certain directors, their family members and related charitable foundations may have investments in various BlackRock investment vehicles or accounts. For certain types of products and services offered by BlackRock’s subsidiaries, BlackRock directors may receive discounts that are available to our employees generally. In addition, certain of the companies or affiliates of the companies that employ BlackRock’s independent directors may have investments in various BlackRock investment vehicles or accounts or may receive advisory, technology and risk management services. These investments and services are entered into in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with similarly situated customers and eligible employees.

How We Review, Approve or Ratify Transactions with Related Persons

On February 27, 2007, the Board adopted a written policy regarding related person transactions, which governs and establishes procedures for approving and ratifying related person transactions.

The policy defines a related person transaction as any transaction or arrangement in which the amount involved exceeds $120,000, where BlackRock or any of its subsidiaries is a participant and a related person has a direct or indirect material interest. For purposes of the policy, a “related person” is any person who is, or was during the last fiscal year, a BlackRock director or executive officer, or a director nominee, or any person who is a beneficial owner of more than 5% of any class of BlackRock’s voting securities, or any immediate family member of any of the foregoing persons.

Related person transactions must be approved or ratified by a majority of the members of the NGSC or the Board. In the event it is not practicable for BlackRock to wait for approval until the next meeting of the NGSC or the Board, the Chairperson of the NGSC may approve the transaction. In reviewing any related person transaction, all of the relevant facts and circumstances must be considered, including:

•	The related person’s relationship to BlackRock and his or her interest in the transaction;

•	The benefits to BlackRock;

•

The impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer;

•	The availability of comparable products or services that would avoid the need for a related person transaction; and

•	The terms of the transaction and the terms available to unrelated third parties or to employees generally.

52	BLACKROCK, INC. 2022 PROXY STATEMENT

Management Development

& Compensation Committee

Interlocks and Insider

Participation

The members of the MDCC during 2021 were Mses. Einhorn, Johnson and Mills and Messrs. Ford (Chairperson), Nixon and Slim. No member of the MDCC was, during the fiscal year, an officer or employee, or formerly an officer or employee, of BlackRock or involved in any related person transactions requiring disclosure in this Proxy Statement.

No executive officer of BlackRock served as a:

•

Member of the MDCC (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served on the MDCC;

•	Director of another entity, one of whose executive officers served on the MDCC; or

•

Member of the MDCC (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served as a director of BlackRock.

BLACKROCK, INC. 2022 PROXY STATEMENT	53

Item 2:

Approval, in a Non-Binding

Advisory Vote, of the

Compensation for Named

Executive Officers

We are asking our shareholders to approve the compensation of our NEOs as disclosed in this Proxy Statement.

While this vote is advisory, and not binding on the Company, it will provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices. We value the opinions of our shareholders and, to the extent there is any significant vote against the compensation of our NEOs as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and the MDCC will evaluate whether any actions are necessary to address those concerns.

Before You Vote

In considering your vote, we encourage shareholders to review the information on BlackRock’s compensation policies and decisions regarding our NEOs presented in the summary of our executive compensation practices on page 82, as well as our “Compensation Discussion and Analysis” beginning on page 56.

•	Our pay-for-performance compensation philosophy is structured to align management’s interests with our shareholders’ interests

•	A significant portion of total compensation for executives is closely linked to BlackRock’s financial and operational performance as well as BlackRock’s common stock price performance

•	BlackRock has adopted strong governance practices for its employment and compensation programs

•	Our compensation programs are reviewed annually to ensure that they do not promote excessive risk-taking

Board Recommendation

The Board of Directors unanimously recommends you vote “FOR” the approval of the compensation of our NEOs.

54	BLACKROCK, INC. 2022 PROXY STATEMENT

Management Development

& Compensation Committee

Report

Management Development & Compensation Committee Report on Executive Compensation for Fiscal Year 2021

The MDCC has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

MEMBERS OF THE MDCC

William E. Ford, Chair

Jessica P. Einhorn

Margaret “Peggy” L. Johnson

Cheryl D. Mills

Gordon M. Nixon

Marco Antonio Slim Domit

BLACKROCK, INC. 2022 PROXY STATEMENT	55

Executive Compensation

Compensation Discussion and Analysis

BlackRock’s executive compensation program is designed to align management incentives with the long-term interests of our stakeholders. Our total annual compensation structure embodies our commitment to align pay with performance. This Compensation Discussion and Analysis provides shareholders with information about BlackRock’s business and 2021 financial performance, our disciplined compensation approach and 2021 compensation decisions for our NEOs, listed below.

Laurence D. Fink	Robert S. Kapito	Robert L. Goldstein Chief Operating Officer	J. Richard Kushel	Gary S. Shedlin
Chairman and Chief Executive Officer	President		Head of the Portfolio Management Group	Chief Financial Officer

56	BLACKROCK, INC. 2022 PROXY STATEMENT

Compensation Discussion and Analysis  |  1. Introduction

1.

Introduction

Shareholder Engagement on Executive Compensation

Our Board recognizes the importance of executive compensation decisions to our stakeholders. The annual say-on-pay advisory vote provides our shareholders with the opportunity to:

•	Evaluate our executive compensation philosophy, policies and practices;

•	Evaluate the alignment of the compensation of BlackRock’s NEOs with BlackRock’s results; and

•	Cast an advisory vote to approve the compensation of BlackRock’s NEOs.

At the 2021 Annual Meeting of Shareholders, the say-on-pay advisory vote received significant support, with approximately 93% of the votes cast in favor of our executive compensation policies, practices and determinations. Our Board encourages an open and constructive dialogue with shareholders on compensation to ensure alignment on policies and practices.

In advance of this year’s Annual Meeting, we reached out to stewardship officers at BlackRock’s 50 largest shareholders, representing nearly 70% of our outstanding shares, to discuss corporate governance, executive compensation and sustainability topics outside of the proxy season. No consistent or prevalent concerns regarding executive compensation were raised from our engagements.

BlackRock Shareholder Value Framework

BlackRock is committed to delivering long-term shareholder value. While our financial results can be affected by global capital market conditions that are beyond our control, management has the ability to influence key drivers of shareholder value.

As described below, BlackRock’s framework for long-term value creation is based on our ability to:

•	Generate differentiated organic growth;

•	Leverage our scale for the benefit of stakeholders; and

•	Return capital to shareholders on a consistent and predictable basis.

BlackRock’s commitment to delivering shareholder value is aligned with the way we manage our business. By putting clients’ interests first and delivering investment, portfolio construction and technology solutions to help meet their objectives, we are able to grow our business by adding new AUM and increasing technology services revenue, resulting in Organic Revenue growth.(1)

BlackRock’s scale is one of the firm’s key strategic advantages and is an important driver of operating leverage that benefits our stakeholders, including clients, shareholders, employees and the communities in which we operate. We take advantage of scale in numerous areas of our business including our index-based and cash investment strategies, brand spend, technology platform, including our Aladdin business, and our external vendor relationships.

In addition to leveraging our scale, investing for the long-term is a key element of our strategy. Our diversified platform, in terms of styles, products, client types and geographies, enables us to generate stable cash flow through market cycles and positions BlackRock to consistently invest for future growth and return capital to our shareholders. For more details, refer to “Business Outlook” on page 36 of our 2021 Form 10-K.

(1)

Organic Revenue growth is a measure of the estimated annual revenue impact of BlackRock’s total net new business in a given year, including net new technology services revenue, excluding the effect of market appreciation/(depreciation) and foreign exchange. Organic Revenue is not directly correlated with the actual revenue earned in a given year.

BLACKROCK, INC. 2022 PROXY STATEMENT	57

Compensation Discussion and Analysis  |  2021 Financial Performance

2021 Financial Performance(1)

BlackRock’s 2021 results demonstrated the broad-based strength of our business. We generated a record $540 billion of total net inflows for the full year, representing 6% organic asset growth and 11% organic base fee growth. Strong growth across our entire business drove record financial results. BlackRock grew revenue by 20%, operating income, as adjusted, by 19% and EPS, as adjusted, by 16% year-over-year, and expanded our margin and returned approximately $3.7 billion to shareholders. Long-term investment performance results across our alpha-seeking and index strategies as of December 31, 2021 remain strong and are detailed in Part I, Item 1 – Business of our 2021 Form 10-K. BlackRock will continue to invest in our business for the long-term, and seek to deliver value for our stakeholders, including strong outcomes for clients and durable returns for shareholders.

Differentiated Organic Growth

BlackRock generated 6% organic asset growth and 11% organic base fee growth in 2021

•	Total net inflows of $540 billion, positive across all client types, investment styles and regions, represented organic asset growth of 6%, compared to Traditional Peers(2) who generated, on average, 2% organic asset growth;

•	Technology services revenue grew 12% year-over-year, reflecting continued strong client demand for Aladdin’s end-to-end, cloud-based solution; and

•	Total revenue increased 20% from 2020 to $19.4 billion.

Consistent Capital Return

BlackRock returned $3.7 billion to shareholders in 2021

•	Annual dividend of $16.52 per share reflected an increase of 14% from $14.52 in 2020; and

•	$1.2 billion of shares were repurchased during 2021.

Operating Leverage

BlackRock expanded its Operating Margin, as adjusted, by 30 bps to 45.2% in 2021

•	Operating income, as adjusted, of $7.5 billion was up 19% from 2020; and

•	Our 2021 operating margin, as adjusted, reflected strong organic base fee growth and market beta, partially offset by higher expenses, including compensation.

Earnings Per Share

BlackRock grew diluted earnings per share, as adjusted, by 16% to $39.18 in 2021

•	Robust organic growth across our entire business and higher non-operating income, partially offset by a higher tax rate in 2021, drove a 16% increase in earnings per share.

(1)	Amounts in this section, where noted, are shown on an “as adjusted” basis. For a reconciliation with GAAP, please see Annex A.
(2)	Traditional Peers refers to public company asset managers: Alliance Bernstein, Affiliated Managers Group, Franklin Resources, Invesco and T. Rowe Price.

58	BLACKROCK, INC. 2022 PROXY STATEMENT

Compensation Discussion and Analysis  |  Our Compensation Framework

Our Compensation Framework

Our total annual compensation program for NEOs includes base salary, annual incentive awards (cash and deferred equity) and long-term performance-based incentive awards.

Pay and Performance Alignment for NEOs – Total Incentive Award Determination

Under the NEO total incentive award determination framework, the MDCC assesses each NEO’s performance individually, based on three categories outlined below. Each category is assigned a weighting factor, with 50% of the award opportunity dependent on BlackRock’s achievement of financial performance goals, 25% dependent on BlackRock’s progress towards meeting our strategic objectives as measured by our business strength, and 25% dependent on BlackRock’s progress towards meeting its ESG and organizational priorities.

At the beginning of the year, the MDCC and management engage in a rigorous review and approval of objectives for the CEO, President and other NEOs. The objectives reinforce BlackRock’s shareholder value framework and commitment to serving client needs holistically and through market cycles. Throughout the year, the MDCC receives updates on the Company’s performance against these goals and objectives. At the end of the year, the MDCC assesses each NEO’s performance against these objectives, while considering internal performance measures and peer group comparisons.

The MDCC’s performance assessment directly impacts each NEO’s total incentive award, which includes all variable pay including an annual cash award, deferred equity award and long-term equity award. Based on the MDCC’s performance assessment, total incentive awards can range from 0% to 125% of the prior year’s total incentive pay.

Once the total incentive award is determined, the MDCC determines the appropriate mix between cash, deferred equity and long-term equity. For all NEOs, at least half of their total incentive award is delivered through equity. Additionally, for Messrs. Fink and Kapito, at least half of their equity awards are delivered through the BPIP Awards, which are also contingent on future financial performance rather than solely time-based vesting.

Each NEO, through their various roles and responsibilities, contributes to the firmwide objectives summarized below. For the NEO performance assessments, please refer to the section “2021 NEO Compensation and Performance Summaries” on page 69.

(1)	For reconciliation with GAAP, please see Annex A.

(2)	Total annual incentive includes the NEO’s annual cash award, deferred equity award and long-term equity award.

(3)	2021 total incentive compensation is calculated using 2020 total incentive outcome multiplied by applicable performance incentive percentage.

BLACKROCK, INC. 2022 PROXY STATEMENT	59

Compensation Discussion and Analysis  |  NEO Total Annual Compensation Summary

NEO Total Annual Compensation Summary

Following a review of full-year business and individual NEO performance, the MDCC determined 2021 total annual compensation outcomes for each NEO, as outlined in the table below.

		2021 Total Incentive Award

Name	Base Salary	Cash	Deferred Equity	Long-Term Incentive Award (BPIP)	Total Annual Compensation (TAC)	% change in TAC vs. 2020	Performance Assessment

Laurence D. Fink	$1,500,000	$11,250,000	$4,850,000	$18,400,000	$36,000,000	21%	Far Exceeds

Robert S. Kapito	$1,250,000	$9,700,000	$4,650,000	$13,150,000	$28,750,000	17%	Far Exceeds

Robert L. Goldstein	$500,000	$3,875,000	$3,375,000	$5,750,000	$13,500,000	15%	Far Exceeds

J. Richard Kushel	$500,000	$4,015,000	$3,585,000	$3,650,000	$11,750,000	18%	Far Exceeds

Gary S. Shedlin	$500,000	$3,335,000	$2,565,000	$3,350,000	$9,750,000	15%	Far Exceeds

The amounts listed above as “2021 Total Incentive Award: Deferred Equity” and “2021 Total Incentive Award: Long-Term Incentive Award (BPIP)” were granted in January 2022 in the form of equity and are in addition to cash award amounts listed above as “2021 Total Incentive Award: Cash.” In accordance with SEC requirements, the “2021 Summary Compensation Table” on page 85 reports equity in the year granted, but cash in the year earned.

Pay-for-Performance Compensation Structure for NEOs

Our total annual compensation structure embodies our commitment to align pay with performance. More than 95% of our regular annual executive compensation is performance based and “at risk.” Compensation mix percentages shown below are based on 2021 year-end compensation decisions for individual NEOs by the MDCC.

(1)

All grants of BlackRock equity, including the portion of the annual incentive awards granted in RSUs and the portion granted under the BPIP Awards, are approved for each NEO by the MDCC under the Stock Plan, which has been previously approved by shareholders. The Stock Plan allows for multiple types of awards to be granted.

(2)

The value of the 2021 BPIP Awards and the value of the annual incentive deferred equity awards were converted into RSUs by dividing the award value by $832.07, which represented the average of the high and low prices per share of common stock of BlackRock on January 18, 2022.

(3)	For NEOs other than the CEO and President, higher annual incentive awards are subject to higher deferral percentages, in accordance with the Company-wide deferral policy, as detailed on page 62.

60	BLACKROCK, INC. 2022 PROXY STATEMENT

Compensation Discussion and Analysis  |  Pay-for-Performance – Chairman and CEO

Pay-for-Performance – Chairman and CEO

The graph below reflects BlackRock’s financial growth as well as CEO total compensation decisions during the period from 2012 to 2021.

Average year-over-year growth since 2011

CEO Total Pay	NEO Total Pay	AUM	Revenue	Operating Income, as adjusted(1)
5%	5%	11%	8%	8%

(1)	For a reconciliation with GAAP, please see Annex A.

Pay-for-Performance – Other NEOs

We strive to keep pay decisions aligned with performance and our talent strategy. Our rigorous assessment and pay determination process has resulted in disciplined pay levels that have been outpaced by BlackRock’s financial and market value growth over time, as demonstrated by the 5% average year-over-year growth in CEO pay shown in the chart above. Average annual pay growth for BlackRock’s NEOs (excluding the CEO) was also 5% since 2011.

BLACKROCK, INC. 2022 PROXY STATEMENT	61

Compensation Discussion and Analysis  |  2. Our Compensation Program

2.

Our Compensation Program

Compensation Program Objectives

Our compensation program is designed to:

•	Appropriately allocate BlackRock’s profitability between shareholders and employees;

•	Determine overall compensation based on a combination of Company, business and individual employee performance;

•

Align the interests of our senior-level employees, including NEOs, with those of shareholders through the use of long-term performance-based equity awards and accumulation of meaningful share ownership positions;

•	Discourage excessive risk-taking; and

•	Attract, motivate and retain high-performing employees.

Compensation Elements

Element/How it is Paid	Purpose	Description
Base Salary Cash	To provide competitive fixed compensation based on knowledge, skills, experience and responsibilities.

Base salary is a relatively small portion of total annual compensation for NEOs and other senior-level employees; this approach allows BlackRock to effectively manage its fixed expenses.

Base salary levels are reviewed periodically in light of market practices and changes in responsibilities.

Annual Incentive Award

Cash and Deferred Equity

(Time-vested RSUs)

Terms:

The deferred equity portion of the annual incentive award is converted into a fixed number of RSUs using a conversion price.(1)

The deferred equity portion of the annual incentive award vests in equal installments over the three years following grant.

Dividend equivalents accumulate during the vesting period and are paid following delivery of shares.

Expense is recognized over the vesting period.

To reward achievement of goals and objectives.

Aligns with Company-wide performance and business unit / function performance.

Deferred equity component aligns compensation with multi-year shareholder outcomes.

Annual incentive award determinations are based on assessment of performance against three categories: financial performance, business strength, and ESG and organizational achievements, weighted 50%, 25% and 25% respectively. Each category has pre-identified objectives, which in turn are relative to budget/expectations, prior achievement or peer comparisons. A variety of factors are considered to determine the size of the CEO, President and other NEOs’ annual incentive awards. The MDCC considers absolute and/or relative performance outcomes against Company, business and individual NEO goals and objectives, as well as the context in which they were achieved. These goals and objectives are set in the first quarter of each year and performance against them is assessed after year-end. See “Compensation Determination Process” beginning on page 66.

For Messrs. Fink and Kapito, the MDCC determines the appropriate pay mix between cash and equity for their annual incentive awards. For the other NEOs, annual incentive awards are subject to deferral percentages in accordance with the Company-wide deferral policy. Deferral amounts follow a step-function approach, starting at 15% of the total award and increasing to 70% of the total award for the portion of the bonus in excess of $10 million.

(1)

For 2021 deferred equity, the award value was converted into a number of RSUs by dividing the award value by $832.07, which represented the average of the high and low prices per share of common stock of BlackRock on January 18, 2022.

62	BLACKROCK, INC. 2022 PROXY STATEMENT

Compensation Discussion and Analysis  |  Compensation Elements

Element/How it is Paid	Purpose	Description

Long-Term Incentive Award

BlackRock Performance Incentive Plan (BPIP)

(Performance-Based RSUs)

Terms:

The target BPIP Award value is converted into a base number of RSUs using a conversion price.(1)

The number of RSUs that vest is based on certain financial metrics achieved over a three-year performance period. Settlement is in the form of shares of common stock.

Dividend equivalents accumulate during the performance period and are paid in cash after the performance period with respect to the number of shares that are delivered in settlement of the award.

Expense, based on the expected number of shares to be delivered, is recognized over the vesting period.

To recognize the scope of an individual employee’s role, business expertise and leadership skills.

To recognize prior year performance and anticipate continued performance and long-term focus over a multi-year period.

Aligns the interests of senior-level employees with those of shareholders by aligning compensation with long-term drivers of shareholder value.

The MDCC considers the role and influence of the NEO on setting long-term strategy and in executing long-term objectives in determining individual award amounts, although no specific formulas or weights are used to determine the size of a long-term incentive award. See “Compensation Determination Process” beginning on page 66.

The performance-based RSUs are settled in a number of shares of common stock that is determined based on attainment of pre-established Organic Revenue growth and Operating Margin, as adjusted, targets over a three-year performance period.

The maximum number of shares that may be earned under the program is equal to 165% of the base number of RSUs granted. No shares will be earned in the event of negative Organic Revenue growth and Operating Margin, as adjusted, below a threshold level of performance over a three-year performance period. More details on the 2021 BPIP Awards are provided below.

(1)

For 2021 BPIP Awards, the award value was converted into a base number of RSUs by dividing the award value by $832.07, which represented the average of the high and low prices per share of BlackRock common stock on January 18, 2022.

BlackRock Performance Incentive Plan (BPIP)

BlackRock believes in aligning the interests of our senior-level employees, including our NEOs, with those of our shareholders and in closely aligning compensation with long-term performance. BPIP was designed to further align compensation with BlackRock’s framework for long-term shareholder value creation. A portion of each NEO’s incentive compensation for 2021 was provided in the form of a BPIP Award granted in January 2022. In addition to recognizing an NEO’s performance in the prior year, the BPIP Awards are intended to promote a focus on driving increased performance over a multi-year period. BlackRock is focused on balancing investment to optimize Organic Revenue growth in the most efficient way possible.

Each year, the MDCC approves the BPIP Awards and Award Determination Matrix, following a comprehensive review of future performance goals and expectations, potential pay outcomes for employees, shareholder input and market trends. BPIP Awards are granted in the form of RSUs that vest after three years. The number of shares vesting under BPIP is based on attainment of specified levels of Organic Revenue growth and Operating Margin, as adjusted, over the three-year performance period. Awards are settled in the form of common stock.

The 2021 BPIP Award Determination Matrix (performance period beginning January 1, 2022 and ending on December 31, 2024) is outlined below. Additionally, we have included the actual performance and payout for the 2018 BPIP Award, which vested on January 31, 2022 (performance period began January 1, 2019, and ended on December 31, 2021).

BLACKROCK, INC. 2022 PROXY STATEMENT	63

Compensation Discussion and Analysis  |  BlackRock Performance Incentive Plan (BPIP)

BPIP Financial Metrics

BPIP is tied to two key drivers of shareholder value – Organic Revenue growth and Operating Margin, as adjusted, over a three-year performance period – that are directly influenced by BlackRock’s senior-level employees across market cycles.

•  Organic Revenue growth is a measure of the estimated annual revenue impact of BlackRock’s total net new business in a given year, including net new technology services revenue, excluding the effect of market appreciation/(depreciation) and foreign exchange. Organic Revenue is not directly correlated with the actual revenue earned in a given year.

•  Operating Margin, as adjusted(1), is a measure of BlackRock’s ability to efficiently manage our expense base in the context of the revenue we generate.

2021 BPIP Award Determination Matrix

Performance Period (2022-2024)

For the 2021 BPIP Awards granted in January 2022, the number of shares of common stock that a participant ultimately receives upon settlement will be equal to the base number of RSUs granted, multiplied by a percentage determined in accordance with the 2021 BPIP Award Determination Matrix below. The percentage will be determined by BlackRock’s average annual Organic Revenue growth and Operating Margin, as adjusted, during the three-year performance period; performance between two adjacent points on the matrix will be interpolated.

A summary version of the matrix for the 2021 BPIP Awards granted in January 2022 is shown below.

	3-yr Average Annual Organic Revenue growth ($ million)

3-yr Average Annual Operating Margin, as Adjusted(1)	<=0	625	875	1,125	>=1,375

>=52.0%	100%	123%	133%	149%	165%

50.0%	83%	112%	122%	138%	154%

48.0%	67%	102%	111%	127%	143%

46.0%	50%	86%	100%	116%	133%	Target Level

44.0%	33%	69%	83%	105%	122%

42.0%	17%	52%	67%	92%	111%

<=40.0%	0%	36%	50%	75%	100%

If Target Level performance is achieved (i.e., during the three-year performance period following grant, average annual Organic Revenue growth equals $875 million and average annual Operating Margin, as adjusted, equals 46.0%), then a participant will receive a number of shares equal to 100% of the base number of units granted to the participant.

If during the three-year performance period following grant, BlackRock has zero or negative average annual Organic Revenue growth and an average annual Operating Margin, as adjusted, of 40.0% or less, then the participant will not be entitled to any shares under his or her 2021 BPIP Award.

If maximum level performance is achieved, then a participant will receive the maximum number of shares (meaning that during the three-year performance period following grant, BlackRock delivered average annual Organic Revenue growth equal to or greater than $1,375 million and an average annual Operating Margin, as adjusted, equal to or greater than 52.0%). The maximum number of shares a participant may receive under BPIP equals 165% of the base number of units.

(1)

Beginning in the first quarter of 2022, BlackRock updated the definition of Operating Margin, as adjusted, as described in BlackRock’s current report on Form 8-K furnished on April 13, 2022. The Award Determination Matrix for BPIP awards granted in January 2022 shall apply the updated definition of Operating Margin, as adjusted. BPIP awards granted prior to January 2022 will apply the definition of Operating Margin, as adjusted, reported prior to the first quarter of 2022 for the duration of their respective performance periods.

64	BLACKROCK, INC. 2022 PROXY STATEMENT

Compensation Discussion and Analysis  |  BlackRock Performance Incentive Plan (BPIP)

2018 BPIP Award: Actual Performance and Payout

Performance Period (2019-2021)

For the 2018 BPIP Awards granted in January 2019 as part of 2018 NEO incentive compensation, the number of shares of common stock that a participant received upon settlement was equal to the base number of RSUs granted, multiplied by 141.0%, which was determined in accordance with the 2018 BPIP Award Determination Matrix. The percentage was determined by BlackRock’s average annual Organic Revenue growth and Operating Margin, as adjusted, during the January 1, 2019 to December 31, 2021 performance period.

BlackRock achieved above Target Level results in the 2019-2021 performance cycle, with three-year average annual Organic Revenue growth of $932 million and Operating Margin, as adjusted, of 44.6%. Accordingly, participants received a number of shares equal to 141.0% of the base number of units granted.

Actual Payout – Example

BPIP Award Value	$1 million
For Performance Year 2018 and in anticipation of continued performance and long-term focus over a multi-year period

Conversion Price	$410.32
The average of the high and low prices per share of common stock of BlackRock on January 17, 2019 (the grant date)

Base number of units granted	2,437
Determined by dividing the dollar value of the recipient’s award by the conversion price	($1,000,000 / $410.32)

Actual Performance Results(1)	$932 million

Jan. 1, 2019 to Dec. 31, 2021 (three-year) average Organic Revenue growth	(above Target Level of $450 million)

Jan. 1, 2019 to Dec. 31, 2021 (three-year) average Operating Margin, as adjusted	44.6%
(above Target Level of 43.0%)

Resulting Award Payout (%)	141.0%
Based on Award Determination Matrix

Resulting Award Payout (Number of units)	3,436

Base number of units granted x Award Payout (%)	(2,437 x 141.0%)

(1)	For further details on the 2018 BPIP Awards granted in January 2019, including the full Award Determination Matrix, please refer to page 61 of BlackRock’s 2019 Proxy Statement.

BLACKROCK, INC. 2022 PROXY STATEMENT	65

Compensation Discussion and Analysis  |  3. Compensation Determination Process

3.

Compensation

Determination Process

Compensation Timeline and Process

The MDCC structures the timing and process for determining individual NEO compensation so that compensation is appropriately aligned with the financial performance of BlackRock. This also ensures recognition of individual NEO leadership and operating contributions toward achieving our overall strategic priorities.

REVIEW

January - March

- Review annual budget and operating goals.
- **Engage with management in a rigorous review and approval of annual objectives for the CEO, President and other NEOs, which include financial performance objectives, business strength objectives, and ESG and organizational strength objectives.**
- Determine BPIP award determination matrix for new three-year performance cycle.

EVALUATE

March - December

- Review year-to-date financial performance relative to peers, goals and market context.
- Review progress toward business and ESG and organizational objectives.
- Review overall compensation structure, market compensation trends and other intelligence, including Compensation Consultant reports.
- **Assess CEO, President and other NEOs' performance based on financial performance (50%), business strengths (25%) and ESG and organizational strengths (25%).**

APPROVE

January of the following year

- Review year-end financial and operating performance, with reference to goals, peers and market context.
- **Determine and approve total incentive award amounts (0–125% of total incentive pay from the previous year) for the CEO, President and other NEOs based on performance assessment.**
- Ensure compensation outcomes reflect a commitment to aligning pay with performance, and to awarding pay packages that are performance-based and "at risk."

Competitive Pay Positioning – Market Data

BlackRock engages McLagan Partners (“McLagan”), a compensation consultant that specializes in conducting proprietary compensation surveys and interpreting compensation trends. The Company has used McLagan surveys to evaluate its competitive position overall, including by functional business and by title, and make comparisons on an individual NEO basis, where survey data was available and appropriate.

Survey results were analyzed to account for differences in the scale and scope between BlackRock and other survey participants.

Survey participants include both stand-alone, publicly traded asset management companies as well as a broader set of privately held or subsidiary asset management organizations for which publicly available compensation data is not available. Confidentiality obligations to McLagan and to its survey participants prevent BlackRock from disclosing the companies included in the surveys.

66	BLACKROCK, INC. 2022 PROXY STATEMENT

Compensation Discussion and Analysis  |  Competitive Pay Positioning – Market Data

The MDCC reviews market data to understand compensation practices and trends in the broader marketplace. Individual NEO compensation decisions are primarily based on assessments of individual NEO and Company performance.

Role of the Compensation Consultant

In 2021, the MDCC continued to engage Semler Brossy for objective advice on compensation practices and the competitive landscape for the compensation of BlackRock’s NEOs.

Semler Brossy reports directly to the MDCC and interacts with BlackRock management when necessary and appropriate. Semler Brossy provides services only to the MDCC as an independent consultant and does not have any other consulting engagements with, or provide any other services to, BlackRock. The independence of Semler Brossy has been assessed according to factors stipulated by the SEC, and the MDCC concluded that no conflict of interest exists that would prevent Semler Brossy from independently advising the MDCC.

A representative from Semler Brossy meets with the MDCC in formal Committee meetings and at key points throughout the year to provide objective advice to the MDCC on existing and emerging compensation practices among financial services companies, as well as companies in the asset management sector. The representative from Semler Brossy also meets with the MDCC in executive sessions throughout the year to discuss compensation practices and industry pay trends.

Peer Group Composition

The MDCC, with assistance from Semler Brossy, reviews the composition of our peer group to ensure the group continues to serve as an appropriate market reference for executive compensation purposes. In considering the composition of our peer group, the MDCC considers companies that are in our industry or have similar lines of business, are competitors for our executive talent, are large, complex organizations with global reach and/or are similarly sized from a revenue and market capitalization perspective. Our peer group reflects our current scale, business and strategic priorities. There were no changes to the peer group in 2021.

2021 PEER GROUP

American Express ADP Ameriprise Financial Bank of New York Mellon Charles Schwab FIS	Fiserv Franklin Resources Goldman Sachs Mastercard Morgan Stanley Northern Trust	PayPal Raymond James State Street T. Rowe Price Group Visa

As previously noted, the McLagan analyses, which include both publicly traded companies as well as private companies in a variety of industries and sectors, offer additional comparisons through which BlackRock can understand the competitiveness of its executive compensation programs overall, by functional business and by title/individual. Semler Brossy independently reviewed the results and the companies included in the McLagan analyses. BlackRock does not engage in formal benchmarking in setting executive compensation levels.

BLACKROCK, INC. 2022 PROXY STATEMENT	67

Compensation Discussion and Analysis  |  Risk Assessment of Compensation Plans

Risk Assessment of Compensation Plans

Our employee compensation programs are structured to discourage excessive and unnecessary risk-taking. The Board recognizes that potential risks to BlackRock may be inherent in employee compensation programs. The MDCC periodically reviews BlackRock’s employee compensation programs to ensure that they are structured so as not to unintentionally promote excessive risk-taking. As a result of these periodic reviews, we believe that our employee compensation programs are appropriately structured and do not pose risks that are reasonably likely to have a materially adverse effect on BlackRock.

The MDCC considers the following when evaluating whether employee compensation programs encourage BlackRock employees to take unreasonable risks:

•	Performance goals that are reasonable in light of past performance and market conditions;

•	Longer-term expectations for earnings and growth;

•	The base salary component of compensation does not encourage risk-taking because it is a fixed amount;

•	A greater portion of annual compensation is deferred at higher annual incentive award levels;

•	Deferred compensation is delivered in the form of equity, vests over time, and the value is therefore dependent on the future performance of BlackRock; and

•	BlackRock’s Clawback Policy and stock ownership guidelines.

Essential to the success of BlackRock’s business model is the ability to both understand and manage risk. These fundamentals are inherent in the design of our employee compensation programs, which reward employees for strong performance in their management of client assets and in managing risk within the risk profiles appropriate to each BlackRock client. As such, employees are not rewarded for engaging in high-risk transactions outside of established parameters.

Our compensation practices reinforce the fundamentals of BlackRock’s business model in that they:

•	Do not provide undue incentives for short-term planning or action toward short-term financial rewards;

•	Do not reward unreasonable risk-taking; and

•	Provide a reasonable balance between the risks that are inherent in the business of investment management, risk management and advisory services.

The Company’s operating income, as adjusted, on which compensation is primarily based, does not include net investment income or gains/losses on BlackRock’s seed or co-investments. While BlackRock may make seed or co-investments in its various funds alongside clients, it does not engage in proprietary trading.

68	BLACKROCK, INC. 2022 PROXY STATEMENT

Compensation Discussion and Analysis  |  4. 2021 NEO Compensation and Performance Summaries

4.

2021 NEO Compensation

and Performance Summaries

Linking Pay and Performance

Here we provide the 2021 NEO performance assessments and total incentive award decisions

As outlined in “Our Compensation Framework” on page 59, the MDCC assesses each NEO’s performance against financial performance objectives (50%), business strength objectives (25%) and ESG and organizational strength objectives (25%). Our commitment to sustainability is incorporated within our business strength and ESG and organizational strength objectives.

The performance assessments have a direct link to the total incentive outcome (annual discretionary cash award, annual discretionary deferred equity award and long-term equity awards) for each NEO.

BLACKROCK, INC. 2022 PROXY STATEMENT	69

Compensation Discussion and Analysis  |  4. 2021 NEO Compensation and Performance Summaries

Laurence D. Fink Chairman and CEO	2021 Compensation

Responsibilities:

Mr. Fink guides and oversees BlackRock’s long-term strategic direction to deliver value for clients and shareholders.

He is responsible for senior leadership development and succession planning, defining and reinforcing BlackRock’s mission and culture, and engaging with key strategic clients, industry leaders, regulators and policy makers.

	(Thousands)
	Base Salary	$1,500
	Annual Incentive Award - Cash	$11,250
	Annual Incentive Award - Equity	$4,850
	Long-Term Incentive Award	$18,400
	Total Incentive Awards	$34,500
	Total Annual Compensation	$36,000

Overall Assessment: Far Exceeds Expectations

Mr. Fink delivered strong performance and organic growth across all asset classes, leading to record profits and financial growth. In addition, Mr. Fink continued to drive the firm’s key strategic priorities, including sustainability and climate risk efforts that drive long-term value for shareholders. This was achieved while keeping employee safety and well-being paramount.

Overall, the MDCC’s assessment of Mr. Fink’s performance resulted in a Far Exceeds determination. Based on the performance assessment, the MDCC set Mr. Fink’s 2021 total incentive awards at $34.5 million, up 22% from 2020.

Compensation Scorecard

Performance Category	Performance Highlights				Assessment
Financial Performance

•   Drove strong performance outcomes across all of BlackRock’s investment solutions (i.e., asset classes, investment styles and regions) and technology services, resulting in full-year revenue growth of 20% and operating income growth of 19% as compared to 2020.

•   Generated the strongest organic base fee growth in BlackRock history with annual net inflows of $540 billion and organic base fee growth of 11%, which contributed to BlackRock’s reaching $10 trillion AUM by year-end.

•   Drove investment in growth initiatives and talent, while also expanding operating margin and returning $3.7 billion in capital to shareholders.

•   Led BlackRock to deliver another year of strong shareholder returns, which was recognized by the market with a forward P/E multiple more than double our traditional public asset management peers.

					Far Exceeds Expectations
	Measures	BlackRock Performance
		2020	2021
	Net New Base Fee Growth	7%		11%
	Operating Income, as adjusted(1) ($ million)	$6,284		$7,478
	Operating Margin, as adjusted(1)	44.9%		45.2%
	Diluted Earnings Per Share, as adjusted(1)	$33.82		$39.18

	2021 Share Price Data	BLK	Traditional Peers(2)	S&P 500

	NTM P/E Multiple(3)	21.9x	10.4x	21.7x

	Total Shareholder Return(4) (1-year)	+29.4%	+45.5%	+28.7%
	Total Shareholder Return(4) (3-year)	+35.9%	+22.0%	+26.1%
	Total Shareholder Return(4) (5-year)	+22.1%	+11.1%	+18.5%

(1)	Amounts are shown on an “as adjusted” basis. For a reconciliation with GAAP, please see Annex A.

(2)	Traditional Peers refers to public company asset managers: Alliance Bernstein, Affiliated Managers Group, Franklin Resources, Invesco and T. Rowe Price.

(3)	NTM P/E multiple refers to the Company’s share price as of December 31, 2021, divided by the consensus estimate of the Company’s expected earnings over the next 12 months. Sourced from FactSet.

(4)	Total Shareholder Return is defined as the change in share price plus reinvested dividends, measured through December 31, 2021, then annualized.

70	BLACKROCK, INC. 2022 PROXY STATEMENT

Compensation Discussion and Analysis  |  4. 2021 NEO Compensation and Performance Summaries

Performance Category	Performance Highlights	Assessment

Business Strength

Deliver on client commitments

•   In partnership with Messrs. Kapito and Kushel, delivered a record 14% organic base fee growth in our increasingly diversified active strategies, which reached $2.6 trillion AUM by year-end.

•   Led the firm to record growth in iShares ETFs, generating $306 billion of net inflows, including over $100 billion of net inflows into our Core ETFs, nearly $80 billion into Fixed Income ETFs and more than $50 billion into our Sustainable ETFs.

•   Led nearly 600 engagements with clients and industry leaders globally to anticipate clients’ investment needs and provide thought leadership.

Far Exceeds Expectations

Grow with our clients’ needs and evolve how we serve clients

•   Met evolving client needs with strategic investments in key growth areas, including sustainable investing, private markets, technology services and whole portfolio solutions.

•   In partnership with Mr. Kapito, expanded BlackRock’s alternative strategies platform that raised a record $42 billion of client capital for infrastructure, private credit, real estate and private equity strategies.

•   Continued to develop a new retirement income vehicle, LifePath PaycheckTM, and oversaw the launch of a firmwide retirement research initiative to maintain our leadership in retirement solutions.

Lead in a changing world

•   Led the firm in navigating the global economic restart from the pandemic, encouraging greater horizontal leadership and knowledge sharing across businesses.

•   Pioneered proxy voting choice for $2 trillion of index equity assets, enabling clients to have a voice in how shares held in segregated mandates or certain pooled funds are voted.

•   Led the establishment of BlackRock’s External Affairs function, which aligns Corporate Sustainability, Global Public Policy, Social Impact, and the Center for Stakeholder Capitalism, in order to engage a broader set of stakeholders in the communities we operate in and accelerate our building of better financial futures.

ESG and Organizational Strength

Deliver sustainable solutions for clients

•   Led BlackRock to sustainable AUM that exceeded $500 billion at the end of 2021, more than doubling from a year earlier and ahead of pace to meet the firm’s $1 trillion sustainable AUM commitment by 2030.

•   Accelerated progress on flagship investment opportunities at the intersection of sustainability and infrastructure, including partnering to establish Decarbonization Partners, a flagship fund investing in innovative decarbonization solutions, and the final close of our Climate Finance Partnership that invests in renewables in emerging markets with an innovative public-private finance vehicle.

Far Exceeds Expectations

Corporate sustainability

•   Advocated for increased breadth and transparency in BlackRock’s corporate sustainability disclosures, including leading the initiative to publish expanded SASB and TCFD-aligned reporting.

•   Set BlackRock’s corporate net zero commitments and led the firm to successfully execute them, while elevating the global dialogue on the net zero transition through his annual letter to CEOs.

•   Led BlackRock’s membership into the Net Zero Asset Managers initiative and served as a principal of the Glasgow Financial Alliance for Net Zero.

Talent and succession

•   Continued to progress CEO and President succession discussions with the Board, supported by 360° assessments of BlackRock’s GEC members and scaled relationships with executives via key travel and global engagements.

•   Strengthened the gender diversity of our leadership pipeline, expanded development and sponsorship programs for diverse talent, and sponsored firmwide inclusion dialogues.

BLACKROCK, INC. 2022 PROXY STATEMENT	71

Compensation Discussion and Analysis  |  4. 2021 NEO Compensation and Performance Summaries

Performance Category	Performance Highlights	Assessment

Diversity, Equity and Inclusion

•   Established BlackRock’s Global DEI Steering Committee to oversee and accelerate progress against the firm’s multi-year DEI strategy.

•   Increased the representation of global female Managing Directors and Directors from 29.7% to 31.2% between 2020 and 2021.

•   Increased the representation of U.S. Black employees by 1.3 percentage points (to 6.9%) and U.S. Latinx employees by 0.6 percentage points (to 6.8%).

•   Hired diverse leaders into strategic areas for the firm, such as Dalia Blass as Head of External Affairs and member of the GEC.

Purpose and culture

•   Prioritized the health and safety of employees and their families by providing free COVID-19 vaccine access and testing and ongoing expansion of mental health support, enhanced childcare and family support, and telemedicine.

•   Fostered cultural connectivity globally despite the challenging environment, as evidenced by regular global and regional town halls, 91% of employees indicating they are proud to work at BlackRock, and over 80% feeling connected to their team on a day-to-day basis.

72	BLACKROCK, INC. 2022 PROXY STATEMENT

Compensation Discussion and Analysis  |  4. 2021 NEO Compensation and Performance Summaries

Robert S. Kapito President	2021 Compensation

Responsibilities:

Mr. Kapito is responsible for executing BlackRock’s strategic plans and overseeing the global business operations of the Company.

He ensures connectivity and coordination of operating processes across all groups in the organization, in part through his leadership, along with Mr. Goldstein, of the Global Operating Committee.

He is also responsible for spearheading initiatives to drive investment performance and the results within each of BlackRock’s businesses.

	(Thousands)
	Base Salary	$1,250
	Annual Incentive Award - Cash	$9,700
	Annual Incentive Award - Equity	$4,650
	Long-Term Incentive Award	$13,150
	Total Incentive Awards	$27,500
	Total Annual Compensation	$28,750

Overall Assessment: Far Exceeds Expectations

In 2021, Mr. Kapito continued to lead the firm to deliver record flows and strong performance, while ensuring employee safety and well-being stayed paramount. Mr. Kapito partnered with senior leaders to drive commercial success across our active and passive strategies, drive talent and culture agendas, and lead efforts to ensure employees can safely transition back into the office.

Overall, the MDCC’s assessment of Mr. Kapito’s performance resulted in a Far Exceeds determination. Based on the performance assessment, the MDCC set Mr. Kapito’s 2021 total incentive awards at $27.5 million, up 18% from 2020.

Compensation Scorecard

Performance Category	Performance Highlights			Assessment
Financial Performance

•   Under Mr. Kapito’s leadership of BlackRock’s distribution channels and client-facing businesses, BlackRock achieved 11% organic base fee growth and 6% organic asset growth in 2021, with active strategies in particular generating a record $267 billion of net inflows.

•   Deepened relationships with clients and key intermediary partners, evidenced by an expansion of BlackRock’s organic growth premium versus the asset management industry.

•   Partnered with Mr. Goldstein and Mr. Shedlin in the day-to-day management of BlackRock’s operations resulting in the expansion of operating margin, as adjusted, to 45.2%.

				Far Exceeds Expectations
		BlackRock Performance
	Measures	2020	2021
	Net New Base Fee Growth	7%	11%
	Operating Income, as adjusted(1) ($ million)	$6,284	$7,478
	Operating Margin, as adjusted(1)	44.9%	45.2%

(1)	Amounts are shown on an “as adjusted” basis. For a reconciliation with GAAP, please see Annex A.

BLACKROCK, INC. 2022 PROXY STATEMENT	73

Compensation Discussion and Analysis  |  4. 2021 NEO Compensation and Performance Summaries

Performance Category	Performance Highlights				Assessment
Business Strength

Deliver on client commitments

•   Led another strong year of investment performance across active products, with alpha generation and active strategies growth enabled by continued investments in data science and other portfolio construction innovations.

•   Led BlackRock to record $1.1 billion annual performance fees on the strength of the year’s alpha generation. In particular, the majority of BlackRock’s active fixed income and active equity AUM beat their benchmarks or peer medians as measured over trailing 1-, 3- and 5-year periods from year-end:

					Far Exceeds Expectations
	Actively managed AUM above benchmark or peer median	1-Yr	3-Yr	5-Yr
	Taxable Fixed Income	61%	87%	88%
	Tax-Exempt Fixed Income	76%	79%	81%
	Fundamental Equity	52%	72%	78%
	Systematic Equity	66%	72%	93%

	• Over 97% of Index Equity and 85% of Index Fixed Income assets within index tracking tolerance across 1, 3 and 5-year horizons.

Grow with our clients’ needs and evolve how we serve clients

•   Partnered with Mr. Kushel to lead growth in multi-asset strategies, including expanding BlackRock’s outsourced chief investment officer (“OCIO”) business to more than $200 billion in AUM by the end of 2021.

•   In partnership with Mr. Fink, expanded BlackRock’s alternative strategies platform that raised a record $42 billion of client capital for infrastructure, private credit, real estate and private equity strategies that provided clients opportunities for portfolio diversification and higher returns.

•   Guided the growth and management of record AUM of more than $10 trillion at year-end, including $2.6 trillion in active, $6.6 trillion in iShares ETFs & Index and $0.8 trillion in cash management strategies.

Lead in a changing world

•   In partnership with Messrs. Fink and Kushel, increased the availability and innovation of sustainable products, more than doubling the firm’s offering of sustainable mutual funds and ETFs to 250 from fewer than 100 in 2019, including two transparent active carbon transition readiness ETFs in the U.S.

•   Continued to partner with Mr. Goldstein in overseeing key day-to-day management challenges, including risks and resource allocation, brought on by the remote work environment that began in 2020 and extended through 2021.

ESG and Organizational Strength

Deliver sustainable solutions for clients

•   Oversaw the BlackRock Alternative Investors team’s launch of ESG-focused funds (e.g., the Global Renewable Power Fund) and key partnerships (e.g., Climate Finance Partnership and Decarbonization Partners).

•   Continued to expand BlackRock’s sustainable investments strategies, which saw a record $104 billion of net inflows in 2021. Sustainable AUM as of year-end exceeded $500 billion, up from $200 billion in 2020.

					Far Exceeds Expectations
	Corporate sustainability • Ensured focus on growing diverse partnerships across the firm, including BlackRock’s Diverse Manager and Diverse Broker Programs.

74	BLACKROCK, INC. 2022 PROXY STATEMENT

Compensation Discussion and Analysis  |  4. 2021 NEO Compensation and Performance Summaries

Performance Category	Performance Highlights	Assessment

Talent and succession

•   Partnered with Mr. Fink to progress CEO and President succession discussions with the Board, supported by 360° assessments of our GEC members.

•   Continued to position BlackRock strongly for the future including growing employee headcount 11% year-over-year and prioritizing development opportunities for high-potential senior leaders across the firm.

Diversity, Equity and Inclusion

•   In partnership with Mr. Fink, oversaw the achievement of several employee representation goals with growth in global female and U.S. Black and Latinx representation. Mr. Kapito regularly met with the Global Heads of Talent and DEI to discuss progress in BlackRock’s multi-year strategic of integrating DEI into every aspect of our business, including talent, culture, operations and engagement with clients and the external communities in which we operate.

•   Supported BlackRock’s strong pipeline of future talent through another diverse Graduate Analyst Program class, with 55% female representation globally and 35% Black and Latinx representation in the U.S.

Purpose and culture

•   As the co-chair of BlackRock’s Global Operating Committee and regular Managing Director and Director meetings, Mr. Kapito continued to reinforce the importance of our culture and connection between our day-to-day work and BlackRock’s purpose and strategy, with 94% of employees understanding the BlackRock Principles and their importance, and 88% of employees understanding how their work contributes to BlackRock’s purpose of helping more and more people experience financial well-being.

•   Fostered a strong culture of recognition, championing the firmwide promotions process and annual BlackRock Awards, in which nearly 2,000 nominations were submitted by employees to recognize their colleagues who embody the BlackRock culture and go above and beyond.

BLACKROCK, INC. 2022 PROXY STATEMENT	75

Compensation Discussion and Analysis  |  4. 2021 NEO Compensation and Performance Summaries

Robert L. Goldstein COO	2021 Compensation

Responsibilities:

As COO, Mr. Goldstein is responsible for ensuring that the Company’s investment, client, risk analytics, technology and operating functions have the necessary connectivity, coordination and scalable processes in place to succeed.

Mr. Goldstein also leads the BlackRock Solutions business, delivering investment and risk analytics technology to clients.

Mr. Goldstein co-chairs, along with Mr. Kapito, the BlackRock Global Operating Committee. He also co-chairs, along with Mr. Shedlin, the Planning, Budgeting and Alignment (“PBA”) Committee, which makes recommendations regarding the Company’s budget and evaluates new initiatives aimed at driving growth and achieving strategic objectives.

	(Thousands)
	Base Salary	$500
	Annual Incentive Award - Cash	$3,875
	Annual Incentive Award - Equity	$3,375
	Long-Term Incentive Award	$5,750
	Total Incentive Awards	$13,000
	Total Annual Compensation	$13,500

Overall Assessment: Far Exceeds Expectations

In 2021, Mr. Goldstein continued to make significant contributions to BlackRock’s overall success, effectively operating the firm, while prioritizing employee safety and well-being globally. In partnership with Mark Wiedman, Head of International and Corporate Strategy, Mr. Goldstein drove firm strategy and day-to-day management through resource allocation to priorities. As head of technology businesses, Mr. Goldstein led the advancement of technology services for clients, leading to significant value for our clients and revenue growth for BlackRock.

Overall, the MDCC’s assessment of Mr. Goldstein’s performance resulted in a Far Exceeds determination. Based on the performance assessment, the MDCC set Mr. Goldstein’s 2021 total incentive compensation at $13.0 million, up 16% from 2020.

Performance Category	Performance Highlights	Assessment
Financial Performance

•   Under Mr. Goldstein’s leadership, BlackRock generated a record $1.3 billion of technology services revenue, representing 12% year-over-year growth and driven by 13% growth in annual contract value from 2020.

•   Oversaw day-to-day management of BlackRock’s business operations, partnering with Mr. Kapito and Mr. Shedlin to expand operating margin, as adjusted, to 45.2%, up 30 basis points from 2020.

Far Exceeds Expectations
Business Strength

•   Continued to partner with Mr. Kapito in overseeing day-to-day management of the firm, including resource allocation and managing risks brought on by the pandemic and remote work environment.

•   Diversified the asset servicing partners the firm engages to service more than $2 trillion in ETF assets, which will benefit shareholders and clients long-term by enabling greater platform scale, risk mitigation and efficiency.

•   Progressed the migration of Aladdin to a cloud platform, with approximately two-thirds of client migrations completed by the end of 2021, ahead of initial plan.

•   Grew the number of clients benefitting from the combination of Aladdin and eFront to more than 25. This service enables clients to review, refine and customize their “whole portfolio” in one place at scale.

•   Oversaw the resilient execution of the Aladdin platform despite another year of elevated trading volumes.

•   Strengthened our Aladdin Climate client offerings through the 2021 acquisitions of Baringa Partners’ Climate Change Scenario Model and Rhodium Group’s climate risk models.

Far Exceeds Expectations

76	BLACKROCK, INC. 2022 PROXY STATEMENT

Compensation Discussion and Analysis  |  4. 2021 NEO Compensation and Performance Summaries

Performance Category	Performance Highlights	Assessment
ESG and Organizational Strength

•   Expanded access to ESG metrics in core Aladdin tools by more than 6x from a year ago, to more than 8,000 metrics at the end of 2021.

•   Deployed climate risk modelling and analytics through Aladdin Climate, and expanded Aladdin’s ESG capabilities further via partnerships with Clarity AI and RepRisk.

•   Continued to partner with Mr. Wiedman and Manish Mehta, Global Head of Human Resources, to lead critical talent efforts, including Talent Bench Review discussions and the development and advancement of senior diverse talent.

•   Made progress in increasing gender diversity across technology groups and strengthening the Aladdin leadership bench.

•   Extended and expanded BlackRock’s pandemic response prioritizing the health and safety of our global population, including providing access to free COVID-19 testing and vaccines for employees and their families.

•   In partnership with Mr. Mehta, launched the BlackRock Citizen Academy, a virtual training suite that builds employees’ foundational knowledge of BlackRock’s history, culture and purpose.

Far Exceeds Expectations

BLACKROCK, INC. 2022 PROXY STATEMENT	77

Compensation Discussion and Analysis  |  4. 2021 NEO Compensation and Performance Summaries

J. Richard Kushel Head of Portfolio Management Group	2021 Compensation

Responsibilities:

As Head of the Portfolio Management Group (“PMG”), which encompasses BlackRock’s Fixed Income, Fundamental Equities, Systematic Investments, Multi-Asset Strategies and Solutions and the Global Lending, Liquidity and Private Investors businesses, Mr. Kushel is responsible for the firm’s liquid-alpha seeking investment products and performance, asset allocation, portfolio solutions capabilities and Index Fixed Income.

In this role, Mr. Kushel oversees both fundamental and systematic investment teams, spanning global fixed income, equity, and multi-asset capabilities. He is also the Co-Chair of the GEC Investment Sub-Committee.

	(Thousands)
	Base Salary	$500
	Annual Incentive Award - Cash	$4,015
	Annual Incentive Award - Equity	$3,585
	Long-Term Incentive Award	$3,650
	Total Incentive Awards	$11,250
	Total Annual Compensation	$11,750

Overall Assessment: Far Exceeds Expectations

In 2021, Mr. Kushel contributed significantly to the overall success of the firm. Through his leadership, PMG saw record flows and strong long-term investment performance. In addition to implementing an investment process framework to support alpha generation through increased use of data analytics and technology, Mr. Kushel has led a multi-year effort around whole portfolios, yielding significant commercial and investment success. He also continues to serve as a champion for DEI through sponsorships and participation in multiple steering committees and forums and is a key architect of the firm’s sustainable investing strategy.

Overall, the MDCC’s assessment of Mr. Kushel’s performance resulted in a Far Exceeds determination. Based on the performance assessment, the MDCC set Mr. Kushel’s 2021 total incentive awards at $11.25 million, up 18% from 2020.

Performance Category	Performance Highlights	Assessment
Financial Performance

•   Delivered robust growth across all PMG strategies, including generating 11% organic asset and 10% organic base fee growth, well ahead of 2021 targets.

•   Generated significant alpha across the PMG platform, which supported BlackRock’s record $1.1 billion total performance fees.

Far Exceeds Expectations
Business Strength

•   Optimized PMG’s newly formed organizational structure by aligning and integrating Systematic Active Equity, Systematic Fixed Income, and Factor-Based investment teams into one cohesive team that produced meaningful commercial and investment outperformance.

•   Led PMG to achieving a 3-year compounded investment performance score in excess of target.

•   Led growth in multi-asset strategies, including expanding BlackRock’s OCIO business to more than $200 billion in AUM by the end of 2021.

•   Accelerated the alignment of BlackRock’s fund launches and fund updates in Europe to the sustainability standards defined in the Sustainable Finance Disclosure Regulation, resulting in 72% of such launches meeting the standard by year end, ahead of target.

•   Incorporated climate considerations into BlackRock Investment Institute’s Capital Market Assumptions, positioning BlackRock at the industry’s forefront of accounting for the asset class impacts of climate factors on economic growth over the next 20 years.

Far Exceeds Expectations

78	BLACKROCK, INC. 2022 PROXY STATEMENT

Compensation Discussion and Analysis  |  4. 2021 NEO Compensation and Performance Summaries

Performance Category	Performance Highlights	Assessment
ESG and Organizational Strength

•   Implemented a framework for active portfolios for managing securities that pose significant climate risk, incorporating climate considerations into portfolio construction activities.

•   Drove growth and a doubling of market share year-over-year in active sustainable strategies, growing AUM to $78 billion including significant inflows to the EMEA thematic range.

•   Launched BlackRock’s flagship suite of sustainable active funds – the first-ever cohesive suite of products across active investment teams – with 13 funds in the U.S. and a similar suite in EMEA.

•   Served as a champion of talent and DEI efforts through membership on the Global DEI Steering Committee and GEC Talent Subcommittee, and sponsorship of the Black Professionals Network and Black Leadership Forum.

Far Exceeds Expectations

BLACKROCK, INC. 2022 PROXY STATEMENT	79

Compensation Discussion and Analysis  |  4. 2021 NEO Compensation and Performance Summaries

Gary S. Shedlin CFO	2021 Compensation

Responsibilities:

As CFO, Mr. Shedlin is responsible for managing BlackRock’s overall financial condition, including resource and capital allocation, and expense discipline.

He is also responsible for overseeing all corporate finance functions, including financial planning and analysis, accounting, finance operations and controls, tax, treasury, investor relations and corporate development.

Mr. Shedlin also co-chairs, along with Mr. Goldstein, the PBA Committee, which makes recommendations regarding the Company’s budget and evaluates new initiatives aimed at driving growth and achieving strategic objectives.

	(Thousands)
	Base Salary	$500
	Annual Incentive Award - Cash	$3,335
	Annual Incentive Award - Equity	$2,565
	Long-Term Incentive Award	$3,350
	Total Incentive Awards	$9,250
	Total Annual Compensation	$9,750

Overall Assessment: Far Exceeds Expectations

In 2021, Mr. Shedlin made key contributions in support of the firm’s success and played a critical role in building out infrastructure for key growth areas. Mr. Shedlin continues to successfully lead transformation projects to scale his organization, and better deliver on client needs.

The MDCC’s assessment of Mr. Shedlin’s performance resulted in a Far Exceeds determination, and based on the performance assessment, the MDCC set Mr. Shedlin’s 2021 total incentive awards at $9.25 million, up 16% from 2020.

Performance Category	Performance Highlights	Assessment
Financial Performance

•   Partnered with other leaders in successfully executing BlackRock’s growth strategy that resulted in record total net inflows of $540 billion, representing 11% organic base fee growth.

•   Partnered with Mr. Kapito and Mr. Goldstein in the day-to-day management of BlackRock’s operations, expenses and resource allocation that resulted in the expansion of operating margin, as adjusted, to 45.2%.

•   Led the successful execution of BlackRock’s capital management strategy resulting in the return of $3.7 billion to shareholders in 2021 through dividends and share repurchases.

•   Oversaw BlackRock’s portfolio of minority investments delivering strategic, commercial and financial value.

•   Optimized BlackRock’s balance sheet to ensure continued liquidity, including the successful execution of a $1 billion 10-year debt deal with a 2.1% coupon, the second lowest U.S. dollar coupon in BlackRock’s debt stack.

Far Exceeds Expectations
Business Strength

•   Oversaw deployment of BlackRock’s investment spending towards strategic initiatives and platform investments that continue to support the firm’s operating leverage, including successful launches of BlackRock’s wholly owned Fund Management Company and Wealth Management Company joint venture in China.

•   Managed the allocation of balance sheet capital to position the firm for future growth, including the allocation of $1.5 billion of new seed or co-investment capital to products in 2021.

•   Accelerated key strategic priorities through acquisitions and minority investment, including enhancing Aladdin’s best-in-class ESG offerings through acquisitions of climate analytics models from Baringa Partners and Rhodium Group, and enhancing BlackRock’s personalized portfolio capabilities through the integration of Aperio Group and investment in SpiderRock Advisors.

•   Oversaw BlackRock’s outreach to key investors and the analyst community, including hosting BlackRock’s virtual Investor Day in 2021 with nearly 500 attendees joining via video webcast.

Meets/Exceeds Expectations

80	BLACKROCK, INC. 2022 PROXY STATEMENT

Compensation Discussion and Analysis  |  4. 2021 NEO Compensation and Performance Summaries

Performance Category	Performance Highlights	Assessment
ESG and Organizational Strength

•   Amended a $4.4 billion credit facility to include various ESG-linked pricing metrics relating to growth in ESG AUM and workforce gender, racial and ethnic diversity.

•   Served as a key contributor in increasing the breadth and transparency of our corporate sustainability disclosures by expanding SASB and TCFD-aligned reporting.

•   Launched vendor sustainability and diversity programs to encourage suppliers to adopt best practices on DEI and other sustainability matters as well as to foster the growth and development of veteran, minority, LGBTQ+ and women-owned businesses.

•   Continued to bolster gender, racial and ethnic representation across Finance, and strengthened the function’s leadership bench by naming a new Deputy CFO, Deputy Global Controller, Head of Financial Planning and Analysis, CFO of APAC and Deputy Head of Investor Relations.

•   Sponsor of the BlackRock Veterans Network, which is committed to helping those who have served in the armed forces transition to the civilian workforce, both at BlackRock and through mentorship programs.

Meets/Exceeds Expectations

BLACKROCK, INC. 2022 PROXY STATEMENT	81

Compensation Discussion and Analysis  |  5. Compensation Policies and Practices

5.

Compensation Policies

and Practices

Summary of Executive Compensation Practices

Our compensation program reflects our commitment to responsible financial and risk management and is exemplified by the following policies and practices:

What We Do	What We Don’t Do

 Review pay and performance alignment;

 Balance short- and long-term incentives, cash and equity, and fixed and variable pay elements;

 Maintain a clawback policy that allows for the recoupment of annual and long-term performance-based compensation in the event that financial results require a significant restatement due to the actions of an employee;

 Provide for the forfeiture of equity awards upon certain restrictive covenant breaches and other actions constituting cause for termination;

 Require one-year minimum vesting for awards granted under our Stock Plan, subject to limited exceptions;

 Maintain meaningful stock ownership and retention guidelines;

 Maintain policies that:

•   Prohibit all employees from short selling BlackRock securities;

•   Prohibit Section 16 officers and directors from pledging BlackRock securities as collateral for a loan (among other items);

•   Prohibit Section 16 officers and directors from engaging in any transactions that have the effect of hedging the economic risks and rewards of BlackRock securities;

 Limit perquisites;

 Assess and mitigate risk in compensation plans, as described under “Risk Assessment of Compensation Plans” on page 68;

 Solicit an annual advisory vote on executive compensation in order to provide shareholders with an opportunity to give regular feedback; and

 Annually review the independence of the MDCC’s compensation consultant.

 No ongoing employment agreements or
guaranteed compensation arrangements with our NEOs;

 No arrangements with our NEOs providing for automatic single trigger vesting of equity awards upon a change-in-control or transaction bonus payments upon a change-in-control;

 No dividends or dividend equivalents on unearned RSUs;

 No dividend equivalents on stock options or stock appreciation rights;

 No repricing of stock options;

 No cash buyouts of underwater stock options;

 No tax reimbursements for perquisites or tax gross-ups for excise taxes incurred due to the application of Section 280G of the Internal
Revenue Code;

 No supplemental retirement benefit arrangements with our NEOs; and

 No supplemental severance benefit arrangements with our NEOs outside of the standard severance benefits under BlackRock’s Severance Plan.

82	BLACKROCK, INC. 2022 PROXY STATEMENT

Compensation Discussion and Analysis  |  5. Compensation Policies and Practices

Stock Ownership Guidelines

Our stock ownership guidelines require the Company’s GEC members to own a target number of shares (i.e., shares owned outright, not including unvested shares or unexercised stock options), the dollar amount of which is set out below. Until these stock ownership guidelines are met, GEC members must retain 50% of the net (after-tax) shares delivered from vested BlackRock equity awards. The MDCC monitors the progress made by our GEC in achieving their stock ownership guidelines and, if circumstances warrant, may modify the guidelines and/or time frames for one or more members of our GEC.

•	$10 million for the CEO;

•	$5 million for the President; and

•	$2 million for all other GEC members.

As of December 31, 2021, all of our NEOs exceeded the stock ownership guidelines.

Prohibition on Hedging and Pledging BlackRock Securities

BlackRock has a policy that prohibits the hedging or pledging of BlackRock securities by BlackRock’s Section 16 officers and directors. Under this policy, BlackRock’s Section 16 officers and directors are prohibited from:

•	Using BlackRock securities as collateral in a margin account;

•	Pledging BlackRock securities as collateral; or
•	Engaging in any transactions that have the effect of hedging the economic risks and rewards of BlackRock securities held by such Section 16 officer or director.

Clawback Policy

BlackRock maintains a clawback policy that allows for the recoupment of all performance-based compensation (including annual and long-term incentive awards and all equity compensation) in the event that a significant restatement of financial results is required due to the actions of an employee. In addition, BlackRock’s equity award agreements require the forfeiture of equity awards upon certain restrictive covenant breaches and other conduct constituting “cause.”

	Fraud or Willful Misconduct Causing a Financial Restatement	Breach of Restrictive Covenants	Conduct Constituting Cause

Who	All employees	Recipients of equity awards	Recipients of equity awards

Application	If an employee is found to have engaged in fraud or willful misconduct that caused the need for a significant restatement of BlackRock’s financial statements.

If the recipient:

•  breaches certain confidentiality, non-solicitation, non-disparagement and intellectual property policies or covenants; or

•  competes with BlackRock following certain terminations of employment.

If, following a termination of employment, BlackRock becomes aware of conduct by a recipient that occurred while the recipient was employed that would have been grounds for a termination for “cause,” including the occurrence of any of the following:

•  gross negligence or intentional misconduct by the recipient that is in connection with the recipient’s duties to BlackRock or that causes, or is expected to cause, monetary or other harm to BlackRock or its clients;

•  breach of a fiduciary duty owed to BlackRock or its clients;

•  misappropriation or embezzlement by the recipient, or any action involving theft, fraud or material personal dishonesty;

•  any violation by the recipient of any domestic or foreign securities laws, rules or regulations (including those of any self-regulatory organization or authority); or

•  material violation by the recipient of BlackRock’s policies (e.g., the Code of Business Conduct and Ethics or Insider Trading Policy).

What	All performance-based compensation (including annual cash bonuses and equity awards) may be recouped.

Any shares delivered within the preceding one-year period prior to such breach (or the gross proceeds from the disposition of such shares(1)) may be recouped by BlackRock, and any then-unvested awards will be forfeited.

All or a portion of any unvested awards(1) will
be forfeited if the recipient competes with BlackRock following certain terminations of employment.

Any unvested equity awards held by the recipient (and any vested but unexercised options) will be forfeited.

(1)

In the case of any shares received upon the exercise of an option, BlackRock may recoup the positive difference between the fair market value of the shares on the date of exercise and the option exercise price. If the recipient competes with BlackRock following certain terminations of employment, any vested but unexercised options will be forfeited.

BLACKROCK, INC. 2022 PROXY STATEMENT	83

Compensation Discussion and Analysis  |  5. Compensation Policies and Practices

Benefits

BlackRock offers a wide range of benefits that it regularly reviews in accordance with leading practices and the local requirements of its offices, including, where applicable, retirement savings plans, a FTO policy and flexible working arrangements, and parental leave and family support benefits, including fertility benefits, adoption and surrogacy assistance, and backup elder and childcare benefits. The Company provides comprehensive healthcare and mental-health benefits to eligible employees, including medical, dental and vision coverage, health savings and spending accounts, counseling services, an employee assistance program and access to telemedicine services, where available. Our NEOs also have the option to participate in a comprehensive health exam offered to our executives. BlackRock makes contributions to 401(k) accounts of our NEOs on a basis consistent with other employees. None of our NEOs participate in any Company-sponsored defined benefit pension program.

Other benefits include voluntary deferrals of all or a portion of the cash element of our NEOs’ annual incentive awards under the Amended and Restated BlackRock, Inc. Voluntary Deferred Compensation Plan (the “VDCP”).

Severance

Our NEOs are eligible for standard severance benefits under the Severance Plan in the event of involuntary termination of employment without cause (as defined under the Severance Plan) by BlackRock in conjunction with a reduction in force or position elimination. The Severance Plan provides a lump sum cash payment equal to two weeks of salary per year of service, with a minimum of 12 weeks and a maximum of 54 weeks, to all eligible U.S.-based employees who are involuntarily terminated without cause in conjunction with a reduction in force or position elimination.

Perquisites

The MDCC considers perquisites and other benefits available to our NEOs, such as financial planning, investment offerings and personal use of travel services to be a reasonable part of the executive compensation program. In approving these, the MDCC considers their purpose and alignment to BlackRock’s compensation philosophy, as well as external market practices.

A financial planning perquisite is offered to our NEOs. In addition, investment offerings may be provided without charging management or performance fees consistent with the terms offered to other employees who meet the same applicable legal requirements.

Transportation services are provided by BlackRock and/or third-party suppliers and are made available to our NEOs for business and personal use. Messrs. Fink and Kapito are required by the Board to utilize private airplane services for all business and personal travel in the interest of protecting their personal security and as such, are provided with an allowance for personal travel. BlackRock incurs incremental costs to provide these services, though this allowance is generally capped below a level the MDCC considers reasonable. Messrs. Fink and Kapito generally must reimburse BlackRock for the cost of airplane services beyond the allowance, and Mr. Fink did so in 2021. In addition, Messrs. Goldstein and Shedlin utilized the company-provided private airplane services during 2021. The compensation attributed to each of our NEOs for 2021 for perquisites is described in footnote (3) to the “2021 Summary Compensation Table” on page 85.

Tax Reimbursements

BlackRock did not provide tax reimbursements for any perquisites or other compensation paid to our NEOs.

Tax Deductibility of Compensation

The MDCC considers multiple compensation objectives when designing our incentive compensation programs, including the tax-deductibility of such compensation. The MDCC maintains the flexibility to pay non-deductible incentive compensation if it determines that doing so is in the best interest of the Company and its shareholders.

Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of compensation paid to any executive officers subject to Section 162(m) (the “Covered Employees”) to $1 million during any fiscal year. Historically, the Company administered its incentive compensation arrangements in a manner that would comply with certain exceptions to these tax rules. However, the Tax Cuts and Jobs Act, enacted on December 22, 2017, substantially modified Section 162(m) and, among other things, eliminated the most commonly used exception to the $1 million deduction limit, the “performance-based compensation” exception, as of January 1, 2018. As a result, beginning in 2018, compensation paid to Covered Employees in excess of $1 million is generally nondeductible, whether or not it is performance-based. In addition, beginning in 2018, the Covered Employees include any individual who served as the CEO or CFO at any time during the taxable year and the three other most highly compensated officers (other than the CEO and CFO) for the taxable year. Once an individual becomes a Covered Employee for any taxable year beginning after December 31, 2016, that individual will remain a Covered Employee for all future years, including following any termination of employment.

84	BLACKROCK, INC. 2022 PROXY STATEMENT

Compensation Discussion and Analysis  |  6. Executive Compensation Tables

6.

Executive Compensation Tables

Tabular Disclosure for 2021

The following 2021 Summary Compensation Table contains information concerning compensation provided by BlackRock for the years indicated to the NEOs. Pursuant to SEC rules, the compensation table below includes only those equity-based awards granted in a particular year and not any awards granted after year-end, even if awarded for services in that year. It additionally discloses any cash compensation earned in a particular year, even if such payments are made after year-end.

2021 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards (Fair Value of Awards) ($)(2)	All Other Compensation ($)(3)	Total ($)

Laurence D. Fink Chairman and Chief Executive Officer	2021	$1,500,000	$11,250,000	$18,849,371	$987,964	$32,587,335
	2020	$1,500,000	$9,500,000	$15,999,930	$356,502	$27,356,432
	2019	$1,500,000	$7,750,000	$14,750,004	$308,250	$24,308,254

Robert S. Kapito President	2021	$1,250,000	$9,700,000	$15,125,180	$675,600	$26,750,780
	2020	$1,250,000	$8,250,000	$12,449,488	$165,715	$22,115,203
	2019	$1,250,000	$6,250,000	$11,499,899	$257,151	$19,257,050

Robert L. Goldstein Senior Managing Director and Chief Operating Officer	2021	$500,000	$3,875,000	$8,074,500	$139,541	$12,589,041
	2020	$500,000	$3,175,000	$6,399,759	$47,095	$10,121,854
	2019	$500,000	$2,950,000	$4,399,808	$46,125	$7,895,933

J. Richard Kushel Senior Managing Director and Head of the Portfolio Management Group	2021	$500,000	$4,015,000	$6,185,054	$97,945	$10,797,999
	2020	$500,000	$3,315,000	$4,562,643	$47,095	$8,424,738
	2019	$500,000	$2,612,500	$3,462,238	$46,125	$6,620,863

Gary S. Shedlin Senior Managing Director and Chief Financial Officer	2021	$500,000	$3,335,000	$5,200,413	$84,144	$9,119,557
	2020	$500,000	$2,800,000	$4,224,887	$58,669	$7,583,556
	2019	$500,000	$2,475,000	$3,474,958	$13,250	$6,463,208
(1)

Bonus. These amounts represent the cash portion of discretionary annual bonuses for the respective periods awarded pursuant to BlackRock’s annual incentive compensation program. The amount of incentive compensation awarded to each NEO in January 2022 (for fiscal year 2021) was based on subjective criteria, as more fully described on pages 69 to 81 of the “Compensation Discussion and Analysis.”

As described on page 60 of the “Compensation Discussion and Analysis,” in January 2022, Messrs. Fink, Kapito, Goldstein, Kushel and Shedlin were awarded RSUs as part of their discretionary annual bonuses for the 2021 fiscal year. In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, these awards had grant date values of $4,850,000, $4,650,000, $3,375,000, $3,585,000 and $2,565,000, respectively, based on the average of the high and low prices per share of BlackRock common stock on January 18, 2022, which was calculated to be $832.07. Additionally, Messrs. Fink, Kapito, Goldstein, Kushel and Shedlin received discretionary BPIP Awards consisting of performance-based RSU awards with grant date values of $18,400,000, $13,150,000, $5,750,000, $3,650,000 and $3,350,000, respectively. The base number of units granted pursuant to BPIP Awards was determined by dividing the individual’s award value by the average of the high and low prices per share of BlackRock common stock on January 18, 2022.

(2)

Stock Awards. Reflects the grant date fair value of awards made during each calendar year as determined pursuant to FASB ASC Topic 718. For complete valuation assumptions of the awards, see Note 18 to the consolidated financial statements in our Form 10-K filed on February 25, 2022. The amount included with respect to the BPIP Awards granted in January 2021 is based on the grant date fair value assuming target level of performance. If maximum level of performance had been assumed, the grant date fair value of the BPIP Awards would have been (i) $24,584,535 for Mr. Fink, (ii) $18,459,137 for Mr. Kapito, (iii) $9,486,928 for Mr. Goldstein, (iv) $6,022,943 for Mr. Kushel, and (v) $5,527,739 for Mr. Shedlin.

(3)

All Other Compensation. For Messrs. Fink, Kapito, Goldstein, Kushel and Shedlin, $19,250, $19,250, $19,250, $19,250 and $19,250, respectively, was attributable to contributions made by BlackRock under its tax-qualified defined contribution (401(k)) plan in 2021. For Messrs. Fink, Kapito, Goldstein, Kushel and Shedlin, $0, $33,695, $33,695, $33,695 and $0, respectively, was attributable to financial planning services for 2021.

For Messrs. Fink and Kapito, the value reported for 2021 also includes $295,000 and $121,560, respectively, which reflects the incremental cost associated with personal use of company-provided aircraft services which counted toward their respective personal use allowances approved by the MDCC, plus the incremental cost to BlackRock associated with additional pandemic-related empty positioning (deadhead) flights for the protection of the health and safety of the flight crew (as described below) of $128,714 and $36,095, respectively, which were not counted against their personal use allowances. Messrs. Fink and Kapito are required by the Board to utilize company-provided airplane services for all business and personal travel in the interest of protecting their personal security. For Messrs. Goldstein and Shedlin, the value reported for 2021 also includes $86,596 and $64,894, respectively, which reflects (i) the incremental cost attributable to the personal use of company-provided aircraft services for flights taken prior to their entry into time-sharing agreements with the Company, under which they reimburse the Company for the incremental cost of personal use of company-provided aircraft services,

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Compensation Discussion and Analysis  |  6. Executive Compensation Tables

and (ii) the incremental cost associated with pandemic-related deadhead flights of $34,253 and $36,551, respectively. These amounts relate to flights taken between December 1, 2020 and November 30, 2021, rather than flights taken during BlackRock’s fiscal year. Aircraft incremental cost is based on, as applicable, (i) variable operating cost per flight hour for the BlackRock corporate aircraft (including fuel and variable maintenance expenses) plus any trip-specific incremental costs (such as crew expenses, catering expenses and fees associated with landing, parking and flight planning) or (ii) actual charter cost, in each case, less reimbursement received from the NEO. During the COVID-19 pandemic, to protect the health and safety of the flight crew, BlackRock required corporate aircraft to return to base rather than stay at the passenger’s destination, which resulted in an increased number of deadhead flights associated with aircraft usage during the pandemic.

For Messrs. Fink, Kapito and Kushel, the value reported for 2021 also reflects filing fees of $545,000, $465,000 and $45,000, respectively, for previous years paid pursuant to the notification requirements of the HSR Act by external counsel and imputed as income to Messrs. Fink, Kapito and Kushel.

For more information regarding perquisites, see “Perquisites” on page 84. No nonqualified deferred compensation earnings were determined to be above-market. None of the NEOs participate in any BlackRock-sponsored defined benefit pension plans.

2021 Grants of Plan-Based Awards

The following table sets forth information concerning equity incentive plan-based compensation provided by BlackRock in 2021 to our NEOs.

			Estimated Future Payouts Under Equity Incentive Plan Awards

Name	Grant Date(1)	Date of MDCC Action	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares or Units (#)	Grant Date Fair Value of Stock Awards ($)(4)

Laurence D. Fink	1/15/2021	1/13/2021(2)				5,343	$3,949,652

	1/15/2021	1/13/2021(3)	—	20,156	33,257		$14,899,718

Robert S. Kapito	1/15/2021	1/13/2021(2)				5,327	$3,937,825

	1/15/2021	1/13/2021(3)	—	15,134	24,971		$11,187,355

Robert L. Goldstein	1/15/2021	1/13/2021(2)				3,145	$2,324,847

	1/15/2021	1/13/2021(3)	—	7,778	12,834		$5,749,653

J. Richard Kushel	1/15/2021	1/13/2021(2)				3,429	$2,534,785

	1/15/2021	1/13/2021(3)	—	4,938	8,148		$3,650,268

Gary S. Shedlin	1/15/2021	1/13/2021(2)				2,503	$1,850,268

	1/15/2021	1/13/2021(3)	—	4,532	7,478		$3,350,145

(1)	Grant Date. Grant date is the date on which approved award values were converted to a number of RSUs based on the average of the high and low prices of BlackRock common stock on that date.

(2)

These January 15, 2021 awards represent grants of RSUs awarded to Messrs. Fink, Kapito, Goldstein, Kushel and Shedlin as part of their 2020 bonus awards and represent the stock portion of such annual bonuses. These awards vest one-third on each of the first three anniversaries beginning on January 31, 2022. At the time of vesting, the NEOs are entitled to payment of accrued dividends with respect to the shares underlying the vested RSUs.

(3)

These January 15, 2021 awards represent BPIP Awards granted to Messrs. Fink, Kapito, Goldstein, Kushel and Shedlin in respect of services performed in 2020. To determine the base number of RSUs comprising each BPIP Award, the award value was divided by the grant price ($739.22). The grant price represents an average of the high and low price of BlackRock common stock on January 15, 2021 (the second trading day following the release of earnings for the fourth quarter of 2020). The BPIP Awards will be eligible to vest on January 31, 2024, subject to the Company’s attainment of the applicable financial targets during the three-year performance period commencing on January 1, 2021 and ending on December 31, 2023. The number of shares of common stock each NEO will receive upon settlement of the award will be equal to the base number of RSUs, multiplied by a percentage determined by application of the award determination matrix set forth in the NEO’s award agreement. The percentage multiplier is determined by the Company’s average annual Organic Revenue growth and Operating Margin, as adjusted, during the performance period. If performance is below the minimum thresholds set forth on the award determination matrix for both performance metrics, the award payout will be zero. If the Company attains the maximum (or greater) level of performance for both performance metrics, the award payout will be equal to 165% of the base number. Performance at target would result in the NEO receiving 100% of the base number.

(4)

Grant Date Fair Value of Stock Awards. Reflects the grant date fair value of awards as determined pursuant to FASB ASC Topic 718. For complete valuation assumptions of the awards, see Note 16 to the consolidated financial statements in our 2021 Form 10-K. The amount included with respect to the BPIP Awards is based on the grant date fair value assuming target level of performance.

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Compensation Discussion and Analysis  |  6. Executive Compensation Tables

2021 Outstanding Equity Awards at Fiscal Year-End

		Option Awards			Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)

Laurence D. Fink	1/17/2019	—	—	—	3,453(2)	$3,161,429
	1/17/2019	—	—	—	36,082(3)	$33,035,236
	1/16/2020	—	—	—	5,310(2)	$4,861,624
	1/16/2020	—	—	—	29,816(3)	$27,298,337
	1/15/2021	—	—	—	5,343(2)	$4,891,837
	1/15/2021	—	—	—	26,908(3)	$24,635,888

Robert S. Kapito	1/17/2019	—	—	—	2,844(2)	$2,603,853
	1/17/2019	—	—	—	27,491(3)	$25,169,660
	1/16/2020	—	—	—	4,374(2)	$4,004,659
	1/16/2020	—	—	—	22,711(3)	$20,793,283
	1/15/2021	—	—	—	5,327(2)	$4,877,188
	1/15/2021	—	—	—	20,204(3)	$18,497,974

Robert L. Goldstein	12/4/2017	108,190	513.5	12/4/2026(4)	—	—
	1/17/2019	—	—	—	1,625(2)	$1,487,785
	1/17/2019	—	—	—	8,247(3)	$7,550,623
	1/16/2020	—	—	—	2,499(2)	$2,287,984
	1/16/2020	—	—	—	11,165(3)	$10,222,227
	1/15/2021	—	—	—	3,145(2)	$2,879,436
	1/15/2021	—	—	—	10,384(3)	$9,507,175

J. Richard Kushel	12/4/2017	81,142	513.5	12/4/2026(4)	—	—
	1/17/2019	—	—	—	1,432(2)	$1,311,082
	1/17/2019	—	—	—	5,842(3)	$5,348,702
	1/16/2020	—	—	—	2,078(2)	$1,902,534
	1/16/2020	—	—	—	7,359(3)	$6,737,606
	1/15/2021	—	—	—	3,429(2)	$3,139,455
	1/15/2021	—	—	—	6,592(3)	$6,035,372

Gary S. Shedlin	12/4/2017	81,142	513.5	12/4/2026(4)	—	—
	1/17/2019	—	—	—	1,239(2)	$1,134,379
	1/17/2019	—	—	—	6,700(3)	$6,134,252
	1/16/2020	—	—	—	1,906(2)	$1,745,057
	1/16/2020	—	—	—	6,851(3)	$6,272,502
	1/15/2021	—	—	—	2,503(2)	$2,291,647
	1/15/2021	—	—	—	6,050(3)	$5,539,138

(1)

Market Value of Shares or Units of Stock That Have Not Vested. Amounts reflect the year-end value of RSUs and BPIP Awards, based on the closing price of $915.56 per share of BlackRock common stock on December 31, 2021. With respect to the BPIP Awards, the value shown is based on the number of shares that the NEO would receive upon settlement of the award assuming actual performance through December 31, 2021 and 100% of target for the remainder of the performance period.

(2)	One-third of these RSUs vest on each of the first three anniversaries after the year in which the grant date occurs (beginning on January 31 following the year of grant).

(3)

These BPIP Awards vest subject to the Company’s attainment of certain financial targets during the three-year performance period commencing with the year of grant. The number of units shown reflects the number of shares that the NEO would receive upon settlement of the award assuming actual performance relative to the performance targets through December 31, 2021 and target-level performance for the remainder of the performance period (which equals 141.0% of target for the BPIP Awards granted January 17, 2019, 135.4% of target for the BPIP Awards granted January 16, 2020 and 133.5% of target for the BPIP Awards granted January 15, 2021). See “Potential Payments Upon Termination of Employment or a Change in Control” on page 90 for additional details regarding these awards.

(4)

In the fourth quarter of 2017, BlackRock implemented a key strategic part of our long-term management succession plans by granting long-term incentive awards in the form of performance-based stock options to a select group of senior leaders, excluding the CEO and President, who we believe will play critical roles in BlackRock’s future. These awards represent performance-based option awards granted to Messrs. Goldstein, Kushel and Shedlin in connection with such succession planning. One-third of these performance-based stock options will vest on each of the fifth, sixth and seventh anniversaries of the date of grant (2022, 2023 and 2024, respectively), provided a stock price hurdle of at least 25% growth from the strike price of $513.50 (the closing stock price on the date of grant) is met and maintained for 20 consecutive trading days within five years of grant and positive Organic Revenue growth during the performance period is achieved. The stock price hurdle was achieved on December 2, 2020, and the MDCC certified in January 2022 that positive Organic Revenue growth was achieved during the performance period. The term of the stock options is nine years. Consistent with the intent of these grants, if a participant voluntarily terminates employment for any reason, including retirement, all unvested awards are forfeited. See “Potential Payments Upon Termination of Employment or a Change in Control” on page 90 for additional details regarding these awards.

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Compensation Discussion and Analysis  |  6. Executive Compensation Tables

2021 Option Exercises and Stock Vested

The following table sets forth the number of shares acquired and the value realized by our NEOs during the fiscal year ended December 31, 2021 on the exercise of options or the vesting and/or settlement of RSUs.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Laurence D. Fink	—	—	31,321	$21,964,164

Robert S. Kapito	—	—	24,499	$17,180,169

Robert L. Goldstein	—	—	8,039	$5,637,429

J. Richard Kushel	—	—	6,540	$4,586,240

Gary S. Shedlin	—	—	6,565	$4,603,772

(1)	Value realized reflects (i) the closing price per share of BlackRock common stock on the day prior to the vesting date, multiplied by (ii) the number of RSUs that vested.

2021 Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings (Losses) in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year- End ($)
Laurence D. Fink	—	—	$859,070	—	$4,226,696

Robert S. Kapito	—	—	$7,348	—	$257,366

Robert L. Goldstein	—	—	$992,482	$845,639	$6,046,132

J. Richard Kushel	$663,000(2)	—	$598,521	—	$5,488,097

Gary S. Shedlin	—	—	—	—	—

(1)	Represents earnings on balances in the VDCP (as described below), none of which were determined to be above-market.

(2)	The amount of Mr. Kushel’s contribution to the VDCP is included in the $3,315,000 shown for 2020 for Mr. Kushel in the Bonus column of the 2021 Summary Compensation Table.

Voluntary Deferred Compensation Plan

BlackRock maintains the VDCP, which allows participants to elect to defer between 1% and 100% of the cash element of their annual incentive compensation that is not mandatorily deferred under another arrangement. The participants must specify a deferral period of up to 10 years and distributions may be in a lump sum or up to 10 installments. The benchmark investments available for the NEOs are the same as those for all other participants. Deferred amounts and any benchmark returns are vested at the time of deferral or crediting, as applicable, under the VDCP.

Potential Payments Upon Termination or Change in Control

As described previously, the NEOs do not have individual employment, severance or change in control agreements with BlackRock.

Pursuant to the terms of the applicable equity award agreements, an NEO whose employment is terminated may be entitled to accelerated vesting and payment (or continued eligibility for vesting and payment) with respect to such NEO’s outstanding awards. In addition, upon a termination of employment by the Company without cause in conjunction with a reduction in force or position elimination, an NEO may be eligible to receive severance benefits under the Severance Plan. The applicable terms and estimated payment amounts with respect to the foregoing are set forth in the tables on pages 89 and 90, in each case assuming a termination of employment of the NEO on December 31, 2021.

88	BLACKROCK, INC. 2022 PROXY STATEMENT

Compensation Discussion and Analysis  |  6. Executive Compensation Tables

Treatment of Outstanding Equity Awards Upon Termination of Employment or a Change in Control

Type of Award	Voluntary Resignation	Termination For Cause	Involuntary Termination Without Cause(1)	Qualified Retirement / Disability	Death
RSUs Granted as Part of Annual Incentive Awards (“Year-End Awards”)	Unvested awards are forfeited.	Unvested awards are forfeited.	If termination occurs within the one-year period following a change in control of BlackRock, the awards will vest at the time of termination.

Awards will continue to vest in accordance with their schedule following termination. Any portion of the award that remains unvested on the one-year anniversary of termination will become fully vested on that date subject to non-engagement in any competitive activity prior to the vesting date.

Immediate vesting and settlement.

RSUs Granted as BPIP Awards	Unvested awards are forfeited.	Unvested awards are forfeited.

Awards will continue to be eligible to fully vest following the end of the performance period, subject to attainment of the applicable performance targets and non-engagement in any competitive activity prior to the vesting date. If termination occurs within the 12-month period following a change in control, awards granted will fully vest at target level.

Awards will continue to be eligible to fully vest following the end of the performance period, subject to attainment of the applicable performance targets and non-engagement in any competitive activity prior to the vesting date.

Awards will continue to be eligible to fully vest following the end of the performance period, subject to attainment of the applicable performance targets.

Performance-Based Option Awards	Unvested awards are forfeited; vested but unexercised awards remain exercisable for a 90- day period following separation subject to non- engagement in any competitive activity prior to exercise of the awards.	Unvested awards are forfeited; vested and unexercised awards are cancelled.

Awards will vest on a pro rata basis with respect to each tranche (based on length of service during the vesting period), plus a one-year service credit, and will remain exercisable through the full term, subject to achievement of the applicable performance conditions and non-engagement in any competitive activity prior to exercise of the awards. The applicable performance conditions have been achieved. If termination occurs within the 12-month period following a change in control, awards will fully vest and remain exercisable through the full term.

Qualified Retirement: Unvested awards are forfeited; vested but unexercised awards remain exercisable for a 90-day period following separation subject to non-engagement in any competitive activity prior to exercise of the awards.

Disability: Awards will continue to be eligible to fully vest on each vesting date, subject to achievement of the applicable performance conditions and non-engagement in any competitive activity prior to exercise of the awards. The applicable performance conditions have been achieved. Any vested options will remain exercisable through the full term.

Awards will continue

to be eligible to fully
vest on each vesting
date, subject to
achievement of the
applicable
performance
conditions. The
applicable
performance
conditions have
been achieved. Any
vested options will
remain exercisable
through the full
term.

(1)

Treatment described in the event of a termination without cause following a change in control applies if outstanding awards are assumed or substituted by the acquirer. If outstanding awards are not assumed or substituted, such awards would become vested at the time of the change in control (at target level for performance-based awards).

Voluntary Deferred Compensation Plan: Upon a change in control of BlackRock, Inc. or a termination (with respect to deferrals prior to the 2016 plan year) of an NEO’s employment for any reason, such NEO’s VDCP balance would be paid out. Upon a termination of an NEO’s employment for any reason with respect to deferrals for the 2016 and subsequent plan years, such NEO’s VDCP balance would be paid in accordance with their deferral election. All outstanding VDCP balances were fully vested as of December 31, 2021. Accordingly, no amounts have been included in the table on page 90 with respect to VDCP balances. For additional information, please refer to the “2021 Nonqualified Deferred Compensation” table on page 88.

Leadership Retention Carry Plan: No percentage points were granted under the Leadership Retention Carry Plan to any of our NEOs in 2021. In the event of a termination of employment due to voluntary resignation, termination for cause or involuntary termination without cause, all percentage points granted are forfeited. In the event of a termination of employment due to qualified retirement, death or disability, each recipient would begin receiving cash distributions in accordance with the schedule described below, with respect to his or her percentage points granted under the BlackRock Leadership Retention Carry Plan, subject to the execution of a

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release of claims and compliance with restrictive covenant obligations. An initial distribution would be made on the first payroll date following June 30th of the calendar year immediately following the year in which the qualifying termination occurs, with additional distributions occurring on the first payroll dates following the dates that are 48 and 108 months, respectively, following the initial distribution date. In each case, the distributions would be based on the actual carried interest distributions to BlackRock, Inc. from the participating BlackRock carry funds as of the applicable measurement date, provided that each of first two distributions will be limited to 80% of the distributions calculated as of the applicable measurement date. For purposes of each distribution, the measurement date will be December 31st preceding the year in which the distribution is made. For additional details regarding the Leadership Retention Carry Plan, see page 65 of BlackRock’s 2020 Proxy Statement.

Potential Payments Upon Termination of Employment or a Change in Control

The amounts in the table below reflect an assumed termination of employment on December 31, 2021 and are based on the closing price of BlackRock common stock on December 31, 2021, which was $915.56. Any amounts payable upon or due to an NEO’s termination by BlackRock other than for cause, due to the NEO’s disability or upon a qualified retirement (as such terms are defined in the applicable award agreements) are subject to the NEO’s (i) execution of a release of claims against BlackRock and (ii) continued compliance with covenants restricting the NEO’s solicitation of clients or employees of BlackRock for the one-year period following termination.

Name	Involuntary Termination Without Cause	Involuntary Termination Without Cause Following a Change in Control	Qualified Retirement / Disability / Death		Voluntary Resignation / Termination for Cause

Laurence D. Fink

Year-End Awards(1)	$12,914,889	$12,914,889	$12,914,889		—

BPIP Awards(2), (3), (4)	$84,969,461	$71,650,810	$84,969,461		—

Severance(9)	$ 1,557,692	$ 1,557,692	—		—

Total(11)	$99,442,042	$86,123,391	$97,884,350		—

Robert S. Kapito

Year-End Awards(1)	$11,485,700	$11,485,700	$11,485,700		—

BPIP Awards(2), (3), (4)	$64,460,917	$54,382,433	$64,460,917		—

Severance(9)	$ 1,298,077	$ 1,298,077	—		—

Total(11)	$77,244,694	$67,166,210	$75,946,617	(10)	—

Robert L. Goldstein

Year-End Awards(1)	$ 6,655,206	$ 6,655,206	$ 6,655,206		—

BPIP Awards(2), (3), (4)	$27,280,026	$22,221,557	$27,280,026		—

Option Awards(5), (6), (7), (8)	$36,938,860	$43,498,871	—		—

Severance(9)	$ 519,231	$ 519,231	—		—

Total(11)	$71,393,323	$72,894,865	$33,935,232		—

J. Richard Kushel

Year-End Awards(1)	$ 6,353,071	$ 6,353,071	$ 6,353,071		—

BPIP Awards(2), (3), (4)	$18,121,679	$14,845,805	$18,121,679		—

Option Awards(5), (6), (7), (8)	$27,703,973	$32,623,953	—		—

Severance(9)	$ 519,231	$ 519,231	—		—

Total(11)	$52,697,954	$54,342,060	$24,474,750		—

Gary S. Shedlin

Year-End Awards(1)	$ 5,171,083	$ 5,171,083	$ 5,171,083		—

BPIP Awards(2), (3), (4)	$17,945,892	$14,916,304	$17,945,892		—

Option Awards(5), (6), (7), (8)	$27,703,973	$32,623,953	—		—

Severance(9)	$ 173,077	$ 173,077	—		—

Total(11)	$50,994,025	$52,884,417	$23,116,975		—

(1)

This reflects an amount equal to (i) the number of unvested RSUs awarded as Year-End Awards outstanding as of December 31, 2021, multiplied by (ii) $915.56 (the closing price of BlackRock common stock on December 31, 2021). For additional detail on the Year-End Awards, please refer to the “2021 Outstanding Equity Awards at Fiscal Year-End” table on page 87 and the “Treatment of Outstanding Equity Awards Upon Termination of Employment or a Change in Control” table on page 89.

90	BLACKROCK, INC. 2022 PROXY STATEMENT

Compensation Discussion and Analysis  |  6. Executive Compensation Tables

(2)

BPIP Awards upon an involuntary termination without cause (other than following a change in control): For the January 2019 BPIP Awards, January 2020 BPIP Awards and January 2021 BPIP Awards, the value shown reflects an amount equal to (i) the number of shares that the NEO would receive upon settlement of the award, assuming actual performance relative to the performance targets through December 31, 2021, and target-level performance for the remainder of the applicable performance period, multiplied by (ii) $915.56. The actual number of shares that an NEO would receive following the end of the three-year performance period will be based on the Company’s actual performance over the duration of the performance period. For additional detail on the BPIP Awards, please refer to the “2021 Grants of Plan-Based Awards” table on page 86, the “2021 Outstanding Equity Awards at Fiscal Year-End” table on page 87 and the “Treatment of Outstanding Equity Awards Upon Termination of Employment or a Change in Control” table on page 89.

(3)

BPIP Awards upon an involuntary termination without cause within 12 months following a change in control: For January 2019 BPIP Awards, the value shown reflects an amount equal to (i) the number of shares that the NEO would receive upon settlement of the award, assuming actual performance through December 31, 2021, multiplied by (ii) $915.56. For both January 2020 BPIP Awards and January 2021 BPIP Awards, the table reflects an amount equal to (i) the number of shares that the NEO would receive assuming the achievement of target-level performance during the performance period multiplied by (ii) $915.56. Under the terms of the Stock Plan, any outstanding awards that are not assumed by the acquirer in the event of a change in control would become fully vested (at target level for performance-based awards).

(4)

BPIP Awards upon a termination due to death, disability or qualified retirement: For the January 2019 BPIP Awards, January 2020 BPIP Awards and January 2021 BPIP Awards, the value shown reflects an amount equal to (i) the number of shares that the NEO would receive upon settlement of the award, assuming actual performance relative to the performance targets through December 31, 2021, and target-level performance for the remainder of the applicable performance period, multiplied by (ii) $915.56. The actual number of shares that an NEO would receive following the end of the three-year performance period will be based on the Company’s actual performance over the duration of the performance period.

(5)

In the fourth quarter of 2017, we implemented a key strategic part of our long-term management succession plans by creating equity incentive grants of performance-based stock options for a select group of senior leaders, excluding the CEO and President, who we believe will play critical roles in BlackRock’s future. These awards were part of a strategic initiative and we do not consider them to be part of our regular annual compensation.

(6)

Option Awards upon an involuntary termination without cause: The amounts shown represent the value of a pro rata portion of unvested options as of December 31, 2021, at $915.56 (the closing price on that date). The applicable stock price hurdle was achieved on December 2, 2020, and the MDCC certified in January 2022 that positive Organic Revenue growth was achieved during the performance period. The pro rata portion (with respect to each tranche) which can be earned based on, and subject to, the achievement of the performance conditions is determined by multiplying the unvested options at termination of employment by a fraction, the numerator of which is the number of full months, rounded down, the executive was employed from the date of grant through the termination date plus 12 months, and the denominator of which is the number of full months elapsed from the grant date through the applicable vesting date. For additional detail on these awards, see the “2021 Outstanding Equity Awards at Fiscal Year-End” table on page 87.

(7)

Option Awards upon a termination without cause within 12 months following a change in control or due to death or disability: The amounts shown represent the value of unvested options as of December 31, 2021. The stock price hurdle was achieved on December 2, 2020, and the MDCC certified in January 2022 that positive Organic Revenue growth was achieved during the performance period.

(8)	Option Awards upon qualified retirement: All unvested options will be forfeited.

(9)

Reflects the amount that would have been payable to the NEO in a lump sum pursuant to the Severance Plan, assuming the NEO’s termination of employment by BlackRock other than for cause on December 31, 2021.

(10)

Leadership Retention Carry Plan Award upon a termination due to qualified retirement, disability or death: Total value for Mr. Kapito includes an award of percentage points under the BlackRock Leadership Retention Carry Plan to promote his long-term retention and drive future growth and performance. The value of the award, if any, depends on multiple factors that remain unknown, including timing of realization of the underlying investments in the participating illiquid alternative funds and the specific returns achieved with respect to the participating funds, and is not currently subject to reasonable estimation. Accordingly, no estimate is reflected in the table. However, had the participating funds been liquidated on December 31, 2021, with the participating funds’ assets and any carried interest amounts distributed in accordance with their respective distribution provisions, and had an actual qualifying termination of employment occurred on December 31, 2021, the value of the award would have been approximately $5.5 million. The value of the award following an actual qualifying termination of employment will differ from this amount depending on circumstances at the time.

(11)

Total values for Year-End Awards, BPIP Awards, Option Awards and Severance are rounded to the nearest whole number and, as a result of such rounding, the sum of such amounts may differ slightly from the amounts set forth in the line item titled “Total.”

CEO Pay Ratio for 2021

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO:

For 2021, our last completed fiscal year:

•	The median of the annual total compensation of all employees of our Company (other than our CEO) was $164,492; and

•	The annual total compensation of our CEO, as reported in the 2021 Summary Compensation Table included in this Proxy Statement, was $32,587,335.

Based on this information, the ratio of our CEO’s annual total compensation to the median of the annual total compensation of all employees was 198:1. This result is broadly consistent with our historical pay practices.

BLACKROCK, INC. 2022 PROXY STATEMENT	91

Compensation Discussion and Analysis  |  CEO Pay Ratio for 2021

2021 CEO Pay Ratio = 198:1

Methodology

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

1.

Identification of Median Employee. As permitted by Item 402(u) of Regulation S-K, we are using the same median employee as was used in 2020 as there was no material change in 2021 to our employee population, our compensation arrangements or our median employee’s circumstances that would have significantly impacted our pay ratio disclosure.

We identified our median employee for 2020 based on our employee population as of December 31, 2020. In order to identify the median employee from our employee population as of December 31, 2020, we reviewed the 2020 total compensation of our employees. Total compensation included base salary, overtime, 2020 annual incentive award, direct incentives, commission payments and long-term equity incentive grants as reflected in the 2020 annual compensation statements provided to each employee as part of the year-end compensation process.

We identified our median employee for 2020 using this compensation measure, which was consistently applied to all our employees included in the calculation. We did not make any cost-of-living adjustments in identifying the 2020 median employee.

2.

Calculation of Annual Total Compensation. Once we identified that our median employee selected in 2020 was reasonable for 2021 disclosure, we combined all the elements of such employee’s compensation for 2021 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $164,492. The difference between such employee’s total compensation and the reported amount for the ratio calculation is the contributions made by BlackRock under its tax qualified defined contribution (401(k)) plan for 2021 to such employee, which totaled $10,500.

For our CEO’s annual total compensation, we used the amount reported in the “Total” column of our “2021 Summary Compensation Table” included in this Proxy Statement on page 85.

Equity Compensation Plan Information

The following table summarizes information, as of December 31, 2021, relating to BlackRock equity compensation plans pursuant to which grants of options, RSUs or other rights to acquire shares of BlackRock common stock may be granted from time to time.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities available for issuance under equity compensation plans (excluding securities reflected in first column)

Approved

BlackRock, Inc. Second Amended and Restated 1999 Stock Award and Incentive Plan	4,669,745(1)	$513.50(2)	5,190,152

Amended and Restated BlackRock, Inc. Employee Stock Purchase Plan	—	N/A	410,481(3)

Total Approved by Shareholders	4,669,745		5,600,633

Not Approved

None	—	N/A	—

Total Not Approved by Shareholders	—	N/A	—

Total	4,669,745		5,600,633

(1)	Includes 2,851,822 shares subject to RSUs (including RSUs which are settled in cash) and BPIP Awards (assuming payout at target levels) and 1,817,923 stock options.

(2)	Represents the weighted-average exercise price of stock options only.

(3)

Includes 410,481 shares remaining available for issuance under the Employee Stock Purchase Plan, of which 6,975 were subject to purchase during the open offering period that included December 31, 2021.

92	BLACKROCK, INC. 2022 PROXY STATEMENT

Item 3:

Ratification of the Appointment

of the Independent Registered

Public Accounting Firm

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit BlackRock’s financial statements. The Audit Committee conducts a comprehensive annual evaluation of the independent registered public accounting firm’s qualifications, performance and independence, and takes into account the insight provided to the Audit Committee and the quality of information provided on accounting issues, auditing issues and regulatory developments. The Audit Committee also considers whether, in order to ensure continuing auditor independence, there should be periodic rotation of the independent registered public accounting firm, taking into consideration the advisability and potential costs and impact of selecting a different firm.

At its meeting on March 22, 2022, the Audit Committee appointed Deloitte to serve as BlackRock’s independent registered public accounting firm for the 2022 fiscal year. Deloitte or its predecessors have served as BlackRock’s independent registered public accounting firm since 2002.

The Audit Committee exercises sole authority to approve all audit engagement fees and terms associated with the retention of Deloitte. In addition to ensuring the regular rotation of the lead audit partner as required by law, the Audit Committee is involved in the selection of, and reviews and evaluates, the lead audit partner.

The Audit Committee evaluated Deloitte’s institutional knowledge and experience, quality of service, sufficiency of resources and quality of the team’s communications and interactions as well as the team’s objectivity and professionalism. As a result, the Audit Committee believes that the continued retention of Deloitte to serve as BlackRock’s independent registered public accounting firm is in the best interests of the Company and its shareholders. Accordingly, we are asking shareholders to ratify the appointment of Deloitte.

Although ratification is not required by our Bylaws or otherwise, the Board is submitting the appointment of Deloitte to our shareholders for ratification because we value our shareholders’ views on this appointment and as a matter of good corporate governance. In the event that shareholders fail to ratify the appointment, it will be considered a recommendation to the Board and the Audit Committee to consider the selection of a different firm. Even if the appointment is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Representatives of Deloitte are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

BLACKROCK, INC. 2022 PROXY STATEMENT	93

Item 3:  Ratification of the Appointment of the Independent Registered Public Accounting Firm  |  Fees Incurred by BlackRock for Deloitte

Fees Incurred by BlackRock for Deloitte

Aggregate fees incurred by BlackRock for the fiscal years ended December 31, 2021 and 2020, for BlackRock’s independent registered public accounting firm, Deloitte, the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates, are set forth below.

(in millions)	2021	2020
Audit Fees(1)	$19.7	$19.6
Audit-Related Fees(2)	$4.6	$4.7
Tax Fees(3)	$2.9	$1.0
All Other Fees(4)	$0.3	$0.6
Total	$27.5	$25.9

(1)

Audit Fees consisted of fees for the audits of the consolidated financial statements and reviews of the condensed consolidated financial statements filed with the SEC on Forms 10-K and 10-Q, respectively, as well as work generally only the independent registered public accounting firm can be reasonably expected to provide, such as statutory audits and review of documents filed with the SEC. Audit fees also included fees for the audit opinion rendered regarding the effectiveness of internal control over financial reporting and audits of certain sponsored funds.

(2)

Audit-Related Fees consisted principally of assurance and related services pursuant to Statement on Standards for Attestation Engagements (SSAE) No. 18 and International Standard on Assurance Engagements (ISAE) 3402, attestation services for Global Investment Performance Standards (GIPS®) verification, and other regulatory/compliance assurance engagements.

(3)

Tax Fees consisted of fees for all services performed by the independent registered public accounting firm’s tax personnel, except those services specifically related to the audit and review of the financial statements and consisted principally of tax compliance and other tax services.

(4)

All Other Fees consisted of fees paid to the independent registered public accounting firm other than audit, audit-related or tax services. All Other Fees included services related to regulatory reviews, technology subscriptions and translation services.

Excluded from the amounts reported above, Deloitte also provides audit, audit-related and tax services directly to certain of our affiliated investment companies, unit trusts and partnerships. Fees paid to Deloitte directly by these funds for services were $26.6 million and $25.4 million for the fiscal years ended December 31, 2021 and 2020, respectively. Such fees do not include fees paid to Deloitte by registered investment companies.

Audit Committee Pre-Approval Policy

In accordance with BlackRock’s Audit Committee Pre-Approval Policy (the “Pre-Approval Policy”), all services performed for BlackRock by Deloitte were pre-approved by the Audit Committee. The Audit Committee concluded that the provision of such services by Deloitte was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The responsibility for pre-approval of audit and permitted non-audit services includes pre-approval of the fees for such services. The Audit Committee reviews and pre-approves all audit, audit-related, tax and other services that are performed by BlackRock’s independent registered public accounting firm for BlackRock. In the intervals between the scheduled meetings of the Audit Committee, the Audit Committee delegates pre-approval authority under the Pre-Approval Policy to the Chair of the Audit Committee. The Chair or designee must report any pre-approval decisions under the Pre-Approval Policy to the Audit Committee at its next scheduled meeting.

Board Recommendation

The Board of Directors unanimously recommends that you vote “FOR” the ratification of Deloitte as BlackRock’s independent registered public accounting firm for the fiscal year 2022.

94	BLACKROCK, INC. 2022 PROXY STATEMENT

Audit Committee Report

The Audit Committee’s primary responsibilities are to assist the Board with oversight of the integrity of BlackRock’s financial statements and public filings, the independent auditor’s qualifications and independence, the performance of BlackRock’s internal audit function and independent auditor and BlackRock’s compliance with legal and regulatory requirements. For more information about our Audit Committee’s responsibilities, see “Board Committees – The Audit Committee” under “Item 1 – Election of Directors” and our Audit Committee Charter.

It is not the duty of the Audit Committee to prepare BlackRock’s financial statements, to plan or conduct audits or to determine that BlackRock’s financial statements are complete and accurate and are in accordance with GAAP in the United States. BlackRock’s management is responsible for preparing BlackRock’s financial statements and for maintaining internal control over financial reporting and disclosure controls and procedures. The independent registered public accounting firm is responsible for auditing BlackRock’s financial statements and internal control over financial reporting, expressing an opinion as to whether those audited financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of BlackRock in conformity with GAAP in the United States and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.

In performing our oversight role, we have reviewed and discussed BlackRock’s audited financial statements with management and with Deloitte, BlackRock’s independent registered public accounting firm for 2021.

We have further discussed with Deloitte the matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

We have received from Deloitte the written disclosures required by applicable PCAOB rules regarding Deloitte’s independence, discussed with Deloitte its independence and considered whether the non-audit services provided by Deloitte are compatible with maintaining its independence.

Based on the review and discussions referred to above, we recommended to the Board, and the Board approved, inclusion of the audited financial statements in BlackRock’s Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE

Pamela Daley, Chair

Murry S. Gerber

Margaret “Peggy” L. Johnson

Marco Antonio Slim Domit

Hans E. Vestberg

Susan L. Wagner

Mark Wilson

BLACKROCK, INC. 2022 PROXY STATEMENT	95

Item 4:

Shareholder Proposal –

Adopt Stewardship Policies Designed to Curtail Corporate Activities that Externalize Social and Environmental Costs

James McRitchie, 9295 Yorkship Court, Elk Grove, CA 95758, represented by The Shareholder Commons, P.O. Box 7545, Wilmington, Delaware 19803, has advised us that he intends to introduce the following resolution:

ITEM 4: Report on Asset Management Policies and Diversified Investors

RESOLVED, shareholders ask that, to the extent practicable, consistent with fiduciary duties, and otherwise legally and contractually permissible, the Company adopt stewardship practices designed to curtail corporate activities that externalize social and environmental costs that are likely to decrease the returns of portfolios that are diversified in accordance with portfolio theory, even if such curtailment could decrease returns at the externalizing company.

Supporting Statement

Our Company is the world’s largest asset manager, with close to $10 trillion in assets under management, primarily weighted toward indexed strategies. In line with portfolio theory, most of its clients are likely to be broadly diversified.1

Overall return of the financial markets (“beta”) is the primary determinant of diversified investors’ return. Beta itself relies on a healthy economy, which in turn relies on healthy social and environmental systems. But those systems are at risk from corporate practices that reduce the value of the economy by externalizing social and environmental costs. In short, a company’s externalities harm its diversified shareholders, even if they do not harm the company itself.2

Given its market position, BlackRock’s stewardship activities—engaging with portfolio companies and voting their shares—could significantly improve beta by discouraging corporate practices that externalize costs. This would increase the portfolio value of BlackRock’s clients, and also increase the value of the assets it manages, thereby improving the returns of both its clients and shareholders.

However, BlackRock’s social and environmental stewardship only focuses on improving individual company performance. BlackRock commits to engagement “that supports companies[’]… efforts to deliver… value to shareholders.”3 In contrast, the Company’s stewardship policy does not address practices of a company that harm the global economy unless those practices also harm that company’s financial performance.

(1)	See, e.g., Uniform Prudent Investor Act, § 3 (“trustee shall diversify the investments of the trust” absent special circumstances.)
(2)

https://www.unepfi.org/fileadmin/documents/universal_ownership_full.pdf; https://archive.fortune.com/magazines/fortune/fortune_archive/2001/12/10/314691/index.htm (total market capitalization to GDP “is probably the best single measure of where valuations stand at any given moment”) (quoting Warren Buffet).

(3)	https://www.blackrock.com/corporate/literature/fact-sheet/blk-responsible-investment-engprinciples-global- summary.pdf.

96	BLACKROCK, INC. 2022 PROXY STATEMENT

Item 4: Shareholder Proposal – Adopt Stewardship Policies Designed to Curtail Corporate Activities that Externalize Social and Environmental Costs

Indeed, BlackRock says expressly that it does “not tell management what to do.”4 This appears to be the case even if doing so were necessary to protect commonly shared social and environmental resources from exploitation. Similarly, BlackRock asks companies to have business plans “aligned” with a net-zero economy and to be “resilient” in a scenario where warming is limited to 1.5 degrees Celsius,5 but such standards focus on the ability of the company to operate successfully in a world that is addressing climate change. In contrast, there is no BlackRock policy requiring companies do their part to ensure those goals are met: that would be telling management “what to do.”

Stewardship policies designed to directly support the health of social and environmental systems would promote the interests of the BlackRock’s clients and shareholders.

Please vote for: Report on Asset Management Policies and Diversified Investors – Proposal 4

(4)	https://www.blackrock.com/corporate/literature/publication/blk-commentary-engagement-on-natural-capital.pdf.
(5)	Supra, n.2

BLACKROCK, INC. 2022 PROXY STATEMENT	97

Item 4: Shareholder Proposal – Adopt Stewardship Policies Designed to Curtail Corporate Activities that Externalize Social and Environmental Costs

The Board of Directors’ Statement in Opposition

The Board has considered the proposal and believes that, for the reasons described below, the proposal is not in the best interests of BlackRock and our shareholders.

As an asset manager, BlackRock is a fiduciary with a duty to act in the best interests of its clients. And as a fiduciary, we are required to place our clients’ interests before our own interests or the interests of others.

Investment stewardship is an important part of how BlackRock carries out its fiduciary duty as an asset manager. We use our voice as an investor to promote sound corporate governance and business practices to help maximize shareholder value for our clients, the vast majority of whom are investing for long-term goals. BlackRock Investment Stewardship (“BIS”) does this through engagement with companies’ management teams and/or board members on material business issues, including but not limited to ESG matters and, for those clients who have given us authority, through voting proxies in their best long-term economic interests. BIS also participates in public dialogue to help shape global and industry standards with the goal of supporting a policy framework consistent with our clients’ interests as long-term shareholders.

By asking the Company to adopt stewardship practices “designed to curtail corporate activities that externalize social and environmental costs . . . even if such curtailment could decrease returns at the externalizing company,” the proposal is asking BlackRock to take actions potentially at odds with some clients’ stated investment objectives and our fiduciary duties. Specifically, the proponent wants BlackRock to adopt stewardship policies with the goal of “directly support[ing] the health of social and environmental systems,” rather than focusing on individual companies. In our view, shifting BIS’ policies to examine macroeconomic systems in order to benefit “diversified shareholders” would be inconsistent with our responsibility to our clients, and our legal duties, and create legal risks for BlackRock and our shareholders. The proponent’s representatives are aware of this, and their website advocates for changes to the laws relating to fiduciary duties to enable asset managers to support the goals set forth in this proposal. Moreover, the proponent suggests that BlackRock should “tell management what to do.” This could limit the availability of various regulatory passivity exemptions that are in the best interests of our clients; it would also increase legal and administrative costs to BlackRock.

Our conviction at BlackRock is that companies perform better when they are deliberate about their role in society and act in the interests of their employees, customers, communities, and their shareholders. Put differently, we believe that companies that create value for their full range of stakeholders are better placed to deliver long-term value for their shareholders, and this principle of stakeholder capitalism is already reflected in our stewardship guidelines. Moreover, our existing stewardship policies and practices already address environmental and social risks, within the confines of our legal duties to our clients, and in a manner which we believe is better suited to achieve our clients’ goals.

BlackRock’s stewardship practices and voting policies are based on BIS’ deep experience engaging with companies and voting on matters at shareholder meetings and reflect the corporate governance standards that we believe support long-term value creation for our clients. However, the proposal ignores this and intends to supplant the judgment of BlackRock’s management by insisting that the requested stewardship policies would promote the interests of BlackRock’s clients and shareholders. In reality, the proposal would interfere with BIS’ case-by-case application of our stewardship policies, which considers individual company circumstances.

Additionally, while most of our clients have delegated proxy voting authority to BIS, we see a growing interest among investors in public company corporate governance. Earlier this year, we announced that we are working to expand the opportunity for institutional clients to participate in proxy voting decisions where legally and operationally viable. Accordingly, we are empowering clients who would like to vote their holdings in a manner consistent with the views of the proponent to exercise their choice and vote proxies themselves.

Therefore, the Board recommends that our shareholders vote AGAINST this proposal.

Board Recommendation

The Board of Directors unanimously recommends that you vote “AGAINST” this proposal.

98	BLACKROCK, INC. 2022 PROXY STATEMENT

Annual Meeting Information

Questions and Answers About the Annual Meeting and Voting

Who is entitled to vote?

Holders of record of BlackRock common stock at the close of business on March 28, 2022 are entitled to receive notice and to vote their shares of BlackRock common stock at the Annual Meeting. As of March 28, 2022, 151,725,638 shares of BlackRock’s common stock, par value $0.01 per share, were outstanding. Holders are entitled to one vote per share.

A list of shareholders entitled to vote at the Annual Meeting will be available by writing to the Corporate Secretary of BlackRock at: c/o Corporate Secretary, BlackRock, Inc., 40 East 52nd Street, New York, New York 10022. The list will also be accessible during the Annual Meeting by visiting www.virtualshareholdermeeting.com/BLK2022 and entering the control number provided on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.

How can I attend and vote at the Annual Meeting?

The Annual Meeting will be held virtually; you will not be able to attend the Annual Meeting in person.

You are entitled to virtually participate in the Annual Meeting if you were a shareholder as of the close of business on the record date, March 28, 2022, or hold a legal proxy provided by your bank, broker or nominee for the Annual Meeting.

Attending the Annual Meeting

To attend the Annual Meeting, visit www.virtualshareholdermeeting.

com/BLK2022. You will be asked to enter the control number found on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.

Voting During the Annual

Meeting

If you were a shareholder as of the record date, or you hold a legal proxy provided by your bank, broker or nominee for the Annual Meeting, you may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.

Technology Support for the Annual Meeting

We encourage you to access the Annual Meeting before it begins. You may login approximately fifteen minutes before the meeting start time. If you have difficulty accessing the Annual Meeting, please contact the technical support number that will be posted at www.

virtualshareholdermeeting.com/BLK2022. Technicians will be available to assist you.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting. For information on how to vote prior to the Annual Meeting, see “How can I vote my shares without attending the Annual Meeting and what are the voting deadlines?” on page 100.

Will I be able to participate in the virtual Annual Meeting in the same way that I would be able to participate in an in-person annual meeting?

We have taken steps to ensure that the format of the virtual Annual Meeting affords shareholders the same rights and opportunities to participate as they would at an in-person meeting. We have determined to enhance shareholder access, participation and communication by providing shareholders the ability to submit questions in advance of and during the meeting.

•

Submitting questions in advance of the Annual Meeting. You may submit a question in advance of the meeting at www.proxyvote.com after logging in with your control number found on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.

•

Submitting questions during the Annual Meeting. Questions may be submitted during the Annual Meeting by accessing the virtual meeting platform at www.virtualshareholdermeeting.com/BLK2022 with your control number and following the instructions to submit a question.

During the Q&A session of the Annual Meeting, we will address as many questions that comply with our rules of conduct and are submitted online by shareholders as time permits. Our rules of conduct will be made available on the virtual meeting platform and on our Investor Relations website. Questions that are substantially similar may be grouped and answered once to avoid repetition. To allow us to respond to as many questions as possible in the allotted time, we may limit each shareholder to one question. We will also post a transcript of the Annual Meeting to our Investor Relations website following the meeting.

BLACKROCK, INC. 2022 PROXY STATEMENT	99

Annual Meeting Information  |  Questions and Answers About the Annual Meeting and Voting

How can I vote my shares without attending the Annual Meeting and what are the voting deadlines?

You may submit a proxy by telephone, via the Internet or by mail.

Submitting a Proxy by Telephone: You can submit a proxy for your shares by telephone until 11:59 p.m. Eastern Time on May 24, 2022 by calling the toll-free telephone number on your proxy card, 1-800-690-6903. Telephone proxy submission is available 24 hours a day. Easy-to-follow voice prompts allow you to submit a proxy for your shares and confirm that your instructions have been properly recorded. Telephone proxy submission procedures are designed to authenticate shareholders by using individual control numbers.

Submitting a Proxy via the Internet: You can submit a proxy via the internet until 11:59 p.m. Eastern Time on May 24, 2022 by accessing the website listed on the Notice of Internet Availability of Proxy Materials or your proxy card, www.proxyvote.com, and by following the instructions on the website. Internet proxy submission is available 24 hours a day. As with the telephone proxy submission, you will be given the opportunity to confirm that your instructions have been properly recorded.

Submitting a Proxy by Mail: Mark your proxy card, date, sign and return it to Broadridge Financial Solutions in the postage-paid envelope provided (if you received your proxy materials by mail) or return it to BlackRock, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. Proxy cards returned by mail must be received no later than the close of business on May 24, 2022.

By casting your vote in any of the three ways listed above, you are authorizing the individuals named in the proxy to vote your shares in accordance with your instructions. All shares that have been properly voted, and not revoked, will be voted at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board.

If you were a shareholder as of the record date, or you hold a legal proxy provided by your bank, broker or nominee for the Annual Meeting, you can also vote via the Internet during the Annual Meeting by following the instructions at www.virtualshareholdermeeting.com/BLK2022.

How will voting on any other business be conducted?

If any other business is properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. As of the date of this Proxy Statement, we did not know of any other business to be raised at the Annual Meeting.

May I revoke my vote?

Proxies may be revoked at any time before they are exercised by:

•	Written notice to the Corporate Secretary of BlackRock;

•	Submitting a proxy on a later date by telephone or Internet (only your last telephone or Internet proxy will be counted) before 11:59 p.m. Eastern Time on May 24, 2022;
•	Timely delivery of a valid, later-dated proxy; or

•	Attending the Annual Meeting virtually and voting. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

For shares held beneficially in street name, you may change your vote by submitting new voting instructions to your bank, broker or nominee by following the instructions it has provided, or, if you have obtained a legal proxy from your bank, broker or nominee giving you the right to vote your shares, by virtually attending the Annual Meeting and voting.

What is a quorum?

A quorum is necessary to hold a valid meeting. The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the shareholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Virtual attendance at the Annual Meeting constitutes presence in person for purpose of a quorum at the meeting.

What is the effect of a broker non-vote or abstention?

Abstentions and broker “non-votes,” if any, are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. If a nominee has not received instructions from the beneficial owner, the nominee may vote these shares only on matters deemed “routine” by the NYSE. The election of directors, approval of NEO compensation, and the shareholder proposal are not deemed “routine” by

100	BLACKROCK, INC. 2022 PROXY STATEMENT

Annual Meeting Information  |  Important Additional Information

the NYSE and nominees have no discretionary voting power for these matters. The ratification of the appointment of an independent registered accounting firm is deemed a “routine” matter on which nominees have discretionary voting power.

What vote is required in order to approve each of the proposals?

Each share of our common stock outstanding on the record date will be entitled to one vote on each of the 17 director nominees and one vote on each other matter. Directors receiving a majority of votes cast (number of shares voted “for” a director must exceed the number of shares voted “against” that director) will be elected as a director. Abstentions and broker “non-votes” will be disregarded and have no effect on the outcome of the Item 1 vote to elect directors.

The affirmative vote of a majority of the votes of shares of common stock represented and entitled to vote at the Annual Meeting is required for Item 2, the approval of NEO compensation, Item 3, the ratification of Deloitte as BlackRock’s independent registered public accounting firm for the 2022 fiscal year, and Item 4, the approval of the shareholder proposal. Abstentions will be treated as a vote “against” and “broker non-votes,” if any, will have no effect on such matters.

Who will count the votes and how can I find the results of the Annual Meeting?

Broadridge Financial Solutions, our tabulating agent, will count the votes. We will publish the voting results in a Form 8-K filed within four business days of the Annual Meeting.

Important Additional Information

Cost of Proxy Solicitation

We will pay the expenses of soliciting proxies. Proxies may be solicited in person or by mail, telephone and electronic transmission on our behalf by directors, officers or employees of BlackRock or its subsidiaries, without additional compensation. We will reimburse brokerage houses and other custodians, nominees and fiduciaries that are requested to forward soliciting materials to the beneficial owners of the stock held of record by such persons.

Multiple Shareholders Sharing the Same Mailing Address or “Householding”

In order to reduce printing and postage costs, we try to deliver only one Notice of Internet Availability of Proxy Materials or, if applicable, one Annual Report and one Proxy Statement to multiple shareholders sharing a mailing address. This delivery method, called “householding,” will not be used if we receive contrary instructions from one or more of the shareholders sharing a mailing address. If your household has received only one copy, we will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials or, if applicable, the Annual Report and the Proxy Statement to any shareholder who sends a written request to the Corporate Secretary at the address provided in the Notice of 2022 Annual Meeting of Shareholders.

You may also notify us if you would like to receive separate copies of the Notice of Internet Availability of Proxy Materials or, if applicable, BlackRock’s Annual Report and Proxy Statement in the future by writing to the Corporate Secretary. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. If you are submitting a proxy by mail, each proxy card should be marked, signed, dated and returned in the enclosed self-addressed envelope.

If your household has received multiple copies of BlackRock’s Annual Report and Proxy Statement, you can request the delivery of single copies in the future by marking the designated box on the attached proxy card.

If you own shares of common stock through a bank, broker or other nominee and receive more than one Annual Report and Proxy Statement, contact the holder of record to eliminate duplicate mailings.

Confidentiality of Voting

BlackRock keeps all proxies, ballots and voting tabulations confidential as a matter of practice. BlackRock allows only Broadridge Financial Solutions to examine these documents. Occasionally, shareholders provide written comments on their proxy cards, which are then forwarded to BlackRock management by Broadridge Financial Solutions.

BLACKROCK, INC. 2022 PROXY STATEMENT	101

Annual Meeting Information  |  Deadlines for Submission of Proxy Proposals, Nomination of Directors and Other Business of Shareholders

Available Information

BlackRock makes available free of charge through its website at http://ir.blackrock.com, under the headings “Financials / SEC Filings,” its Annual Reports to Shareholders, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements and form of proxy and all amendments to these reports no later than the day on which such materials are first sent to security holders or made public.

BlackRock will provide a copy of the foregoing documents without charge to each shareholder upon written request.

Written requests for copies can be made by:

Mail: Corporate Secretary of BlackRock, 40 East 52nd Street, New York, New York 10022

Telephone: (212) 810-5300

Email: invrel@blackrock.com

Copies may also be accessed electronically by means of the SEC homepage on the Internet at www.sec.gov. The Annual Report on Form 10-K for the year ended December 31, 2021 is not part of the proxy solicitation materials.

How to Sign up for Electronic Delivery

It is simple and easy to receive future annual meeting materials electronically. To sign up for electronic delivery:

•	If your shares are registered in your name, please visit www.proxyvote.com and follow the instructions.

•	If your shares are held in the name of a broker, bank or other nominee, please contact them for instructions on how to sign up for electronic delivery.

Deadlines for Submission of Proxy Proposals, Nomination of Directors and Other Business of Shareholders

Proposals to be Considered for Inclusion in BlackRock’s Proxy Materials

Shareholders who wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2023 Annual Meeting of Shareholders must submit their proposals to BlackRock’s Corporate Secretary on or before December 15, 2022.

Director Nominations for Inclusion in BlackRock’s Proxy Materials (Proxy Access)

A shareholder (or a group of up to 20 shareholders) who has owned at least 3% of our shares continuously for at least three years and has complied with the other requirements in our Bylaws may nominate and include in BlackRock’s proxy materials director nominees constituting up to 25% of our Board. Notice of a proxy access nomination for consideration at our 2023 Annual Meeting of Shareholders must be received no later than December 15, 2022 and no earlier than November 15, 2022.

Other Proposals and Nominations

Apart from Exchange Act Rule 14a-8 and our proxy access bylaw that address the inclusion of shareholder proposals or shareholder nominees in our proxy materials, under our Bylaws, certain procedures must be followed for a shareholder to nominate persons for election as directors or to introduce an item of business at an annual meeting of shareholders.

We must receive the notice of your intention to introduce a nomination or proposed item of business at our 2023 Annual Meeting of Shareholders:

•	Not less than 120 days nor more than 150 days prior to the anniversary of the mailing date of BlackRock’s proxy materials for the immediately preceding annual meeting of shareholders; or

•

Not later than 10 days following the day on which notice of the date of the annual meeting was mailed to shareholders or public disclosure of the date of the annual meeting was made, whichever comes first, in the event that next year’s annual meeting is not held within 25 days before or after the anniversary date of the immediately preceding annual meeting.

102	BLACKROCK, INC. 2022 PROXY STATEMENT

Annual Meeting Information  |  Other Matters

Assuming that our 2023 Annual Meeting of Shareholders is held within 25 days of the anniversary of the Annual Meeting, we must receive notice of your intention to introduce a nomination or other item of business at the 2023 Annual Meeting of Shareholders by December 15, 2022 and no earlier than November 15, 2022.

Additional Requirements

Under our Bylaws, any notice of proposed business must include a description of and the reasons for bringing the business to the meeting, any material interest of the shareholder in the business and certain other information about the shareholder. Any notice of a nomination or a proxy access nomination for director nominees must provide information about the shareholder and the nominee, as well as the written consent of the proposed nominee to being named in the proxy statement and to serve as a director if elected.

BlackRock’s Bylaws specifying the advance notice requirements for proposing business or nominations, and for proposing proxy access nominations, are available at www.sec.gov.

Address to Submit Proposals and Nominations

Proxy proposals, proxy access nominations and nominations for director nominees and/or an item of business to be introduced at an annual meeting of shareholders must be submitted in writing to the Corporate Secretary, 40 East 52nd Street, New York, NY 10022.

Other Matters

The Board of Directors knows of no other business to be presented at the meeting. If, however, any other business should properly come before the meeting, or any adjournment thereof, it is intended that the proxy will be voted in accordance with the best judgment of the persons named in the proxy.

By Order of the Board of Directors,

R. Andrew Dickson, III

Corporate Secretary

BLACKROCK, INC. 2022 PROXY STATEMENT	103

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Annex A:

Non-GAAP Reconciliation

Non-GAAP Financial Measures

BlackRock reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”); however, management believes evaluating the Company’s ongoing operating results may be enhanced if investors have additional non-GAAP financial measures. Management reviews non-GAAP financial measures to assess ongoing operations and considers them to be helpful, for both management and investors, in evaluating BlackRock’s financial performance over time. Management also uses non-GAAP financial measures as a benchmark to compare its performance with other companies and to enhance the comparability of this information for the reporting periods presented. Non-GAAP measures may pose limitations because they do not include all of BlackRock’s revenue and expense. BlackRock’s management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Non-GAAP measures may not be comparable to other similarly titled measures of other companies.

Management uses both GAAP and non-GAAP financial measures in evaluating BlackRock’s financial performance. Adjustments to GAAP financial measures (“non-GAAP adjustments”) include certain items management deems nonrecurring or that occur infrequently, transactions that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow.

Beginning in the first quarter of 2022, BlackRock updated the definitions of operating income, as adjusted, operating margin, as adjusted, and net income attributable to BlackRock, Inc., as adjusted, to include adjustments related to amortization of intangible assets, other acquisition-related costs, including compensation costs for non-recurring retention-related deferred compensation awards, and contingent consideration fair value adjustments incurred in connection with certain acquisitions. The presentation of such updated measures, and their reconciliation to operating income, GAAP basis, operating margin, GAAP basis, and net income attributable to BlackRock, Inc., GAAP basis for the years ended December 31, 2020 and 2021 has been included in BlackRock’s earnings release for the three months ended March 31, 2022, which was furnished with BlackRock’s current report on Form 8-K on April 13, 2022 and is not reflected in the reconciliation below.

Computations for all periods are derived from the consolidated statements of income as follows:

(1) Operating income, as adjusted, and operating margin, as adjusted:

(in millions)	2021	2020	2019

Operating income, GAAP basis	$7,450	$ 5,695	$5,551
Non-GAAP expense adjustments:
Lease cost – Hudson Yards	28	—	—
Charitable Contribution(1)	—	589	—

Operating income, as adjusted	$7,478	6,284	5,551
Product launch costs and commissions	284	172	61

Operating income used for operating margin measurement	$7,762	$ 6,456	$5,612

Revenue, GAAP basis	$19,374	$16,205	$14,539
Non-GAAP adjustments:
Distribution fees	(1,521)	(1,131)	(1,069)
Investment advisory fees	(679)	(704)	(616)

Revenue used for operating margin measurement	$17,174	$14,370	$12,854

Operating margin, GAAP basis	38.5%	35.1%	38.2%

Operating margin, as adjusted	45.2%	44.9%	43.7%

(1)

On February 13, 2020, BlackRock announced the establishment of The BlackRock Foundation (the “Foundation”) and the contribution of its remaining 20% stake in PennyMac Financial Services, Inc. to the Foundation and the BlackRock Charitable Fund, which BlackRock established in 2013 (together, the “Charitable Contribution”). The Charitable Contribution resulted in an operating expense of $589 million, which was offset by a $122 million noncash, nonoperating pre-tax gain on the contributed shares and a tax benefit of $241 million in the consolidated statement of income for the year ended December 31, 2020. The Charitable Contribution provides long-term funding for BlackRock’s philanthropic investments and partnerships. The general and administration expense, nonoperating gain and associated tax benefit related to the Charitable Contribution have been excluded from as adjusted results.

BLACKROCK, INC. 2022 PROXY STATEMENT	A-1

Annex A: Non-GAAP Reconciliation  |  Non-GAAP Financial Measures

Management believes operating income, as adjusted, and operating margin, as adjusted, are effective indicators of BlackRock’s financial performance over time and, therefore, provide useful disclosure to investors. Management believes that operating margin, as adjusted, reflects the Company’s long-term ability to manage ongoing costs in relation to its revenues. The Company uses operating margin, as adjusted, to assess the Company’s financial performance and to determine the long-term and annual compensation of the Company’s senior-level employees. Furthermore, this metric is used to evaluate the Company’s relative performance against industry peers, as it eliminates margin variability arising from the accounting of revenues and expenses related to distributing different product structures in multiple distribution channels utilized by asset managers.

•

Operating income, as adjusted, includes non-GAAP expense adjustments. In 2021, the Company recorded expense related to the Lease cost – Hudson Yards. While the Company expects to begin to occupy the new office space in late 2022 (and begin cash lease payments in May 2023), the Company is required to record lease expense from August 2021 because it obtained access to the building to begin its tenant improvements. As a result, the Company is recognizing lease expense for both its current and future headquarters until its current headquarters lease expires in April 2023. Management believes removing the Lease cost – Hudson Yards when calculating operating income, as adjusted, is useful to assess its financial performance and enhances comparability among periods presented. In 2020, the Charitable Contribution expense of $589 million has been excluded from operating income, as adjusted, due to its nonrecurring nature.

•

Operating income used for measuring operating margin, as adjusted, is equal to operating income, as adjusted, excluding the impact of product launch costs (e.g., closed-end fund launch costs) and related commissions. Management believes the exclusion of such costs and related commissions is useful because these costs can fluctuate considerably, and revenue associated with the expenditure of these costs will not fully impact BlackRock’s results until future periods.

•

Revenue used for calculating operating margin, as adjusted, is reduced to exclude all of the Company’s distribution fees, which are recorded as a separate line item on the consolidated statements of income, as well as a portion of investment advisory fees received that is used to pay distribution and servicing costs. For certain products, based on distinct arrangements, distribution fees are collected by the Company and then passed through to third-party client intermediaries. For other products, investment advisory fees are collected by the Company and a portion is passed through to third-party client intermediaries. However, in both structures, the third-party client intermediary similarly owns the relationship with the retail client and is responsible for distributing the product and servicing the client. The amount of distribution and investment advisory fees fluctuates each period primarily based on a predetermined percentage of the value of AUM during the period. These fees also vary based on the type of investment product sold and the geographic location where it is sold. In addition, the Company may waive fees on certain products that could result in the reduction of payments to the third-party intermediaries.

(2) Net income attributable to BlackRock, Inc., as adjusted:

(in millions, except per share data)	2021	2020	2019

Net income attributable to BlackRock, Inc., GAAP basis	$5,901	$4,932	$4,476
Non-GAAP adjustments:
Lease cost - Hudson Yards, net of tax	22	—	—
Charitable Contribution, net of tax	—	226	—
Income tax matters	126	79	8

Net income attributable to BlackRock, Inc., as adjusted	$6,049	$5,237	$4,484

Diluted weighted-average common shares outstanding	154.4	154.8	157.5
Diluted earnings per common share, GAAP basis	$38.22	$31.85	$28.43
Diluted earnings per common share, as adjusted	$39.18	$33.82	$28.48

Management believes net income attributable to BlackRock, Inc., as adjusted, and diluted earnings per common share, as adjusted, are useful measures of BlackRock’s profitability and financial performance. Net income attributable to BlackRock, Inc., as adjusted, equals net income attributable to BlackRock, Inc. on a GAAP basis, adjusted for significant nonrecurring items, charges that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow.

See note (1) above regarding operating income, as adjusted, and operating margin, as adjusted, for information on the Lease cost – Hudson Yards and the Charitable Contribution.

In 2020, a discrete tax benefit of $241 million was recognized in connection with the Charitable Contribution. The discrete tax benefit has been excluded from as adjusted results due to the nonrecurring nature of the Charitable Contribution. The amounts for 2021 and 2020 income tax matters included $126 million and $79 million, respectively, of net noncash expense related to the impact of legislation enacted in the United Kingdom increasing its corporate tax rate and state and local income tax changes. These amounts have been excluded from the as adjusted results as these items will not have a cash flow impact and to ensure comparability among periods presented.

Per share amounts reflect net income attributable to BlackRock, Inc., as adjusted divided by diluted weighted-average common shares outstanding.

A-2	BLACKROCK, INC. 2022 PROXY STATEMENT

Our Principles

We are a fiduciary to our clients.

We are One BlackRock.

We are passionate about performance.

We take emotional ownership.

We are committed to a better future.

These principles represent our core values, our aspirations, and our cultural language – lived and embraced by every employee at our firm.

Design by addison.com

BLACKROCK, INC. 55 EAST 52ND STREET NEW YORK, NEW YORK 10055
VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/BLK2022
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided (if you received your proxy materials by mail) or return it to BlackRock, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

If you vote your proxy by Internet or telephone, you do NOT need to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D75188-P65128                     KEEP THIS PORTION FOR YOUR RECORDS

– – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – –

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BLACKROCK, INC.
A. The Board of Directors recommends a vote FOR all nominees listed in Item 1 and FOR Items 2 and 3.

1.	Election of Directors

	Nominees:	For	Against	Abstain

	1a. Bader M. Alsaad	☐	☐	☐

	1b. Pamela Daley	☐	☐	☐

	1c. Laurence D. Fink	☐	☐	☐

	1d. Beth Ford	☐	☐	☐

	1e. William E. Ford	☐	☐	☐

	1f. Fabrizio Freda	☐	☐	☐

	1g. Murry S. Gerber	☐	☐	☐

	1h. Margaret “Peggy” L. Johnson	☐	☐	☐

	1i. Robert S. Kapito	☐	☐	☐

	1j. Cheryl D. Mills	☐	☐	☐

	1k. Gordon M. Nixon	☐	☐	☐

	1l. Kristin C. Peck	☐	☐	☐

	1m. Charles H. Robbins	☐	☐	☐

	1n. Marco Antonio Slim Domit	☐	☐	☐

	1o. Hans E. Vestberg	☐	☐	☐

	1p. Susan L. Wagner	☐	☐	☐

	1q. Mark Wilson	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

		For	Against	Abstain

2.	Approval, in a non-binding advisory vote, of the compensation for named executive officers.	☐	☐	☐

3.	Ratification of the appointment of Deloitte LLP as BlackRock’s independent registered public accounting firm for the fiscal year 2022.	☐	☐	☐

B.	Shareholder Proposal - The Board of Directors recommends a vote AGAINST Item 4.	For	Against	Abstain

4.	Shareholder Proposal – Adopt stewardship policies designed to curtail corporate activities that externalize social and environmental costs.	☐	☐	☐

NOTE: We may also act upon such other business as may properly come before the meeting or any adjournment thereof.

All shares will be voted as instructed above. In the absence of instructions, all shares will be voted with respect to registered shareholders that return a signed proxy card, FOR all nominees listed in Item 1, FOR Items 2 and 3 and AGAINST Item 4 and with respect to participants in the BlackRock, Inc. Retirement Savings Plan, in the manner required or permitted by the governing plan documents.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

BLACKROCK, INC.

2022 ANNUAL MEETING OF SHAREHOLDERS

May 25, 2022

8:00 AM, EDT

www.virtualshareholdermeeting.com/BLK2022

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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D75189-P65128

PROXY

FOR ANNUAL MEETING OF SHAREHOLDERS

BLACKROCK, INC.

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Gary S. Shedlin and R. Andrew Dickson, III, and each of them, as proxies, each with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side of this form, all shares of common stock of BlackRock, Inc. held of record by the undersigned as of March 28, 2022, at the 2022 Annual Meeting of Shareholders to be held on May 25, 2022, beginning at 8:00 AM, EDT, at www.virtualshareholdermeeting.com/BLK2022, and in their discretion, upon any business that may properly come before the meeting or any adjournment of the meeting, in accordance with their best judgment.

If no other indication is made on the reverse side of this form, the proxies shall vote FOR all nominees listed in Item 1, FOR Items 2 and 3 and AGAINST Item 4.

This proxy may be revoked at any time prior to the time voting is declared closed by giving the Corporate Secretary of BlackRock, Inc. written notice of revocation or a subsequently dated proxy, or by casting a ballot at the meeting.

If the undersigned is a participant in the BlackRock, Inc. Retirement Savings Plan (the “RSP”), then the undersigned hereby directs Bank of America, N.A., FSB, as Trustee of the RSP to vote all the shares of BlackRock common stock credited to the undersigned’s account as indicated on the reverse side at the meeting and at any adjournment(s) thereof.

Continued and to be signed on reverse side